UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

    MetroPCS Communications, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 19, 2010

Dear Stockholder,

I am pleased to invite you to attend the 2010 Annual Meeting of Stockholders of MetroPCS Communications, Inc., a Delaware corporation (the “Company”), to be held on Tuesday, June 1, 2010, at 10:00 a.m. CDT, in the Bank of America Theater at the Eisemann Center located at 2351 Performance Drive, Richardson, Texas, 75082.

At this year’s Annual Meeting, you will be asked to:

•	Elect three Class III members to our Board of Directors;

•	Approve the MetroPCS Communications, Inc. 2010 Equity Incentive Compensation Plan, a new equity compensation plan for directors, officers, employees and consultants of the Company; and

•	Ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2010.

Attached you will find a notice of Annual Meeting and proxy statement that contain further information about the Annual Meeting, including the actions to be voted on at the Annual Meeting, the different methods that you may use to vote, and how to obtain an admission card if you plan to attend the Annual Meeting in person.

Your vote is important to the Company. Whether or not you plan to attend the Annual Meeting, please read the enclosed proxy statement and then complete, sign, and date the enclosed proxy, and, as promptly as possible, return it in accordance with the instructions. I encourage you to sign and return your proxy card, or use the telephone or Internet voting prior to the Annual Meeting, so that your shares will be represented and voted at the Annual Meeting even if you cannot attend in person. Additionally, our Annual Report to Stockholders for 2009 that contains information about our Company and its financial performance is being sent to you along with the proxy statement. We encourage you to read the Annual Report as it describes our business, strategy, and our financial performance for fiscal year 2009.

Thank you for your continued interest in and support of the Company.

Sincerely yours,

Roger D. Linquist

President, Chief Executive Officer, and Chairman of the Board of Directors

Important Notice Regarding the Availability of Proxy Materials

For the Annual Meeting of Stockholders to be Held on June 1, 2010

This proxy statement, along with MetroPCS Communications, Inc.’s Annual Report to Stockholders for 2009 and other proxy materials, are available on the Company’s website at www.metropcs.com under the Investor Relations tab.

Notice of 2010 Annual Meeting of Stockholders

Date:	June 1, 2010
Time:	10:00 a.m. CDT
Place:	Eisemann Center, Bank of America Theater 2351 Performance Drive Richardson, Texas 75082

At the MetroPCS Communications, Inc. 2010 Annual Meeting of Stockholders, or Annual Meeting, you will be asked to:

1.	Elect three Class III Directors to the Company’s Board of Directors;

2.	Approve the MetroPCS Communications, Inc. 2010 Equity Incentive Compensation Plan, a new equity compensation plan for directors, officers, employees and consultants of the Company;

3.	Ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the 2010 fiscal year; and

4.	Consider any other business that is properly before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The Board of Directors has established the close of business on April 19, 2010 as the record date for the determination of holders of MetroPCS Communications, Inc’s common stock, par value $0.0001 per share, or Common Stock, entitled to notice of, and to vote at, the Annual Meeting, and any continuation, adjournment or postponement thereof.

You may vote on the items to be considered at the Annual Meeting in person, by mailing a proxy card, by following the alternate voting procedures described in the proxy card, or by returning the voter information form provided by your bank or broker. Please carefully review the instructions for the various voting options available to you that are provided on the proxy card. If you have questions, please review our questions and answers about the Annual Meeting and the voting options for additional information, including how to revoke your proxy and how to vote your shares in person.

Only stockholders with an admission ticket and valid, government-issued, picture identification will be admitted to the Annual Meeting. If you plan to attend the Annual Meeting in person, you will need an admission ticket. If your shares are registered in your name, an admission ticket is attached to your proxy card. If your shares are not registered in your name, you should ask the broker, bank or other institution that holds your shares to provide you with a legal proxy authorizing you to vote the shares of the Company’s Common Stock as of April 19, 2010. You also can obtain an admission ticket to the Annual Meeting by presenting this legal proxy or confirming documentation of your account from your broker, bank or other institution at the Annual Meeting. All stockholders, even those with an admission ticket, will be required to show valid, government issued, picture identification which must match the admission ticket before being admitted to the Annual Meeting.

You also are invited to attend the Annual Meeting in person, but, whether or not you attend in person, you are urged to mark, date and sign the enclosed proxy card and return it to the Company or use an alternate voting option described in the proxy card to ensure your shares are voted.

By Order of the Board of Directors

Roger D. Linquist President, Chief Executive Officer and Chairman of the Board of Directors

Dallas, Texas

April 19, 2010

YOUR VOTE IS IMPORTANT

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.

HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON,

PLEASE PROMPTLY MARK, DATE AND RETURN YOUR PROXY OR FOLLOW ANY OTHER

ALTERNATIVE VOTING PROCEDURE DESCRIBED ON THE PROXY CARD SO THAT A QUORUM

MAY BE ASSURED, THE BUSINESS BEFORE THE ANNUAL MEETING CAN BE CONDUCTED, AND

YOUR SHARES MAY BE VOTED.

PROXY STATEMENT

Beginning on April 19, 2010, the Board of Directors, or the Board, is mailing this Proxy Statement and Proxy Card to MetroPCS Communications, Inc., or the Company, stockholders of record as of the close of business on April 19, 2010 to solicit proxies in connection with the election of Class III directors to the Company’s Board, to approve the MetroPCS Communications, Inc. 2010 Equity Incentive Compensation Plan, a new equity compensation plan for directors, officers, employees and consultants of the Company, to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2010 fiscal year, and to vote on any other business properly brought before the 2010 Annual Meeting of Stockholders, or the Annual Meeting, and at any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held on June 1, 2010 in the Bank of America Theater at the Eisemann Center located at 2351 Performance Drive, Richardson, Texas, 75082 commencing at 10:00 a.m. Central Daylight Time, or CDT. We refer to MetroPCS Communications, Inc., a Delaware Corporation, and its wholly-owned subsidiaries herein as the “Company,” “our Company,” “MetroPCS,” “we,” “our,” “ours,” or “us.”

The stockholders of record of the Company’s common stock, par value $0.0001, or Common Stock, at the close of business on April 19, 2010, or the Record Date, are entitled to notice of, to attend, and to vote at, the Annual Meeting, or at any adjournments or postponements of the Annual Meeting. Each holder of record on the Record Date is entitled to one vote for each share of Common Stock held by such owner. As of March 31, 2010, there were 352,933,380 shares of our Common Stock outstanding. We need a majority of the shares of our Common Stock outstanding on the Record Date present, in person or by proxy, to constitute a quorum and transact business at the Annual Meeting.

The Board encourages you to read the Proxy Statement and to vote on the matters to be considered at the Annual Meeting. The Company’s Annual Report to Stockholders for 2009, which contains the consolidated audited financial statements for the fiscal year ended December 31, 2009, accompanies this Proxy Statement. You may also obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 that was filed with the Securities and Exchange Commission, or the SEC, on March 1, 2010, without charge, by writing to MetroPCS Communications, Inc., 2250 Lakeside Boulevard, Richardson, Texas 75082, Attention: Investor Relations or telephoning our Investor Relations department at (214) 570-4641. This Proxy Statement, the Company’s Annual Report to Stockholders for 2009, and Annual Report on Form 10-K also are available on the Company’s website under the Investor Relations tab at http://www.metropcs.com.

Questions and Answers about the Annual Meeting and Voting

Why did I receive these materials?

As a stockholder of the Company at the close of business on the Record Date of April 19, 2010, you are entitled to vote at the Company’s Annual Meeting to be held on June 1, 2010 at 10:00 a.m., CDT. This Proxy Statement provides notice of the Annual Meeting, describes the three Proposals to be voted on by the stockholders at the Annual Meeting, and includes information required to be disclosed to all of our stockholders.

What is the purpose of this meeting?

The purpose of this Annual Meeting of the Company’s stockholders is to vote upon:

•	The election of our Class III directors whose terms expire as of the Annual Meeting date;

•	The approval of the MetroPCS Communications, Inc. 2010 Equity Incentive Compensation Plan, or 2010 Equity Plan, for our employees, officers, directors and consultants;

•	The ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2010; and

•	Any other business that may be properly brought before the Annual Meeting.

Who may vote at the Annual Meeting?

If you are a holder of record of the Company’s Common Stock as of the Record Date - that is you hold shares of our Common Stock that are registered in the Company’s records in your own name – you may vote your shares on the matters to be acted upon at the Annual Meeting. You will receive only one Proxy Card for all the shares of Common Stock you hold in certificate and book-entry form.

If you hold shares of Common Stock in a “street name” – that is through an account with a bank, broker or similar institution, where the institution is the “registered holder” on the Company’s stock register – as of the Record Date, you may direct the registered holder how to vote your shares at the Annual Meeting by following the instructions for this purpose that you will receive from such registered holder. When a bank, broker or other similar institution (the registered holder) holds shares for someone else, it informs the Company of how many clients it has who are beneficial owners of the Company’s Common Stock and the Company then provides the registered holder, or its agent, with that number of proxy materials as requested. Each registered holder or its agent must then forward the proxy materials to you to obtain your direction on how to vote your shares.

When you receive proxy materials from the registered holder, they will instruct you to return your executed Proxy Card to them. The bank, broker or similar institution will then total the votes it receives and submit a Proxy Card reflecting the aggregate votes of all the beneficial owners for which it serves as the registered holder. If you do not return your Proxy Card to the registered holder, as a result of a recent rule change, the registered holder is not permitted to vote your shares with respect to the election of directors. See “What is required for quorum at the Annual Meeting?” for further explanation.

How do proxies work?

While we encourage you to attend the Annual Meeting and vote in person with the admission card included in the proxy materials, we also have included a Proxy Card, which provides the holders of our Common Stock with a means to vote on the three Proposals to be considered at the Annual Meeting without having to attend the stockholder meeting in person.

Our Board of Directors is asking for your proxy to be voted at the Annual Meeting. This means you may vote by designating the person selected by us as your proxy to vote the Company Common Stock you hold at the Annual Meeting in the way you instruct, and with regard to any other business that may properly come before the Annual Meeting, as those designated persons think best. We have designated two of our executive officers as proxies for the Annual Meeting: J. Braxton Carter, our Executive Vice President and Chief Financial Officer, and Thomas C. Keys, our Chief Operating Officer.

How do I vote?

You may vote in the following ways:

By Internet. Go to www.voteproxy.com 24 hours a day, 7 days a week, and follow the on-screen instructions. You will need to have your Proxy Card available and use the Company number and account number shown on your Proxy Card to cast your vote. This method of voting will be available until 11:59 p.m. Eastern Daylight Time, or EDT, on May 31, 2010, or the date immediately before any date, that the Annual Meeting may be postponed or adjourned. Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their voting instructions have been properly recorded.

By Mail. You may vote by written Proxy Card, either through direct submission to the Company of your executed Proxy Card if you are the holder of record of such shares on the Company’s stock register, or through execution of your Proxy Card promptly returned to your broker/registered holder for submission to the Company. In either circumstance, you should sign your Proxy Card exactly in the name as it appears on the card and date your Proxy Card and indicate your voting preference on each Proposal. You should mail your Proxy Card in plenty of time to allow delivery prior to the Annual Meeting. Proxy Cards received by the Company after June 1, 2010 at 10:00 a.m. CDT may not be considered unless the Annual Meeting is postponed or adjourned and then only if received before the postponed or adjourned Annual Meeting is held.

By Phone. You also may vote by touchtone phone from the U.S. and Canada, using the toll-free number on the Proxy Card, using the procedures and instructions described on the Proxy Card. The deadline for voting at the Annual Meeting by touchtone phone is 11:59 p.m. EDT, on May 31, 2010. Note that the telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their voting instructions have been properly recorded. Telephone voting will be considered at the Annual Meeting if completed prior to 11:59 p.m. EDT on May 31, 2010, or the date immediately before any date that the Annual Meeting may be postponed or adjourned.

In Person. You also may vote in person at the Annual Meeting. See “What is required for quorum at the Annual Meeting?” below.

How are the votes recorded? And, what is the effect if I do not vote?

If the Company receives a valid Proxy Card from you by mail (e.g., signed by the holder of record or registered holder and dated) or receives your vote by phone or Internet, your shares will be voted as indicated in your voting preference selection. If you return your signed and dated Proxy Card without indicating your voting preference or you otherwise do not indicate your voting preference via phone or Internet, your shares will be voted in accordance with the recommendations of the Board.

If you indicate that you wish to abstain or withhold authority from voting on a Proposal, your shares will not be voted on that Proposal. Your vote, however, will count towards the quorum necessary to hold the Annual Meeting. This will have no effect on the election of directors because, under plurality voting rules, the three director Nominees receiving the highest number of “for” votes will be elected. However, abstaining or withholding your vote with respect to the approval of the 2010 Equity Plan and the ratification of the appointment of our independent auditors will have the same effect as votes against the approval of the 2010 Equity Plan and ratification of the appointment of our independent auditors.

If you hold your shares in a street name (through a registered holder) and do not provide voting instructions to the registered holder at least ten days prior to the Annual Meeting, the registered holder will not be permitted to vote your shares in the election of directors or the approval of the 2010 Equity Plan. A recent change in the New York Stock Exchange (NYSE) rules no longer permits brokers and banks to vote your shares on a discretionary basis for the election of directors absent your specific instruction. See “How many votes are required to approve each Proposal?” below.

If you are a registered holder of our Common Stock and do not send in your Proxy Card, or otherwise elect to vote via phone or Internet, your vote will not be counted toward the Proposals or for the purpose of establishing the quorum at the Annual Meeting.

Can I change my vote or revoke my proxy?

Yes, you may change or revoke your Proxy Card at any time prior to the vote on the matters at the Annual Meeting or, if the Annual Meeting is postponed or adjourned, the date of such postponed or adjourned meeting. If you are a holder of record of our Common Stock you may revoke your Proxy Card by (1) delivering to the Company’s Corporate Secretary at our principal executive offices located at 2250 Lakeside Boulevard, Richardson, Texas 75082 a written revocation that must be received by the Company prior to the date and time of the Annual Meeting, (2) submitting another valid Proxy Card with a later date by mail, (3) voting by phone or Internet, or (4) attending the Annual Meeting in person and giving the Company’s Inspector of Elections notice of your intent to vote your shares in person. If your shares are held in a street name, you must contact your broker/registered holder in order to revoke your Proxy Card. If you intend to revoke your Proxy Card, you must ensure that such revocation is received by the Company’s Corporate Secretary prior to the date and time of the Annual Meeting, or by the time in which the Annual Meeting may be postponed or adjourned. Any revocation received as of or after that date will not be effective. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

What is required for a quorum at the Annual Meeting?

In order to transact business at the Annual Meeting, a majority of the outstanding shares of the Company’s Common Stock that are entitled to vote on the Record Date, or a quorum, must be represented in person or by proxy at the Annual Meeting. If a quorum is not present at the Annual Meeting, the meeting will be adjourned and postponed to a later date.

A stockholder’s instruction to “withhold authority,” “abstentions,” and “broker non-votes” will be counted as present and entitled to vote for purposes of determining quorum. “Withhold authority” is a stockholder’s instruction to withhold his authority to cast a vote “for” the election of one or more director nominees. An “abstention” represents an affirmative choice to decline to vote on a proposal other than the election of directors. Under Delaware law, abstentions are counted as shares present and entitled to vote at an annual meeting. Therefore, abstentions will have the same effect as votes against the approval of the 2010 Equity Plan and ratification of the independent auditors. A “broker non-vote” occurs when a bank, broker or other registered holder holding shares for a beneficial owner does not vote on a proposal because the registered holder has not received voting instructions on the proposal from the beneficial owner, and the subject matter of the proposal is one upon which such registered holder is not permitted under NYSE rules to vote uninstructed shares in their discretion. See “Discretionary voting” in “How many votes are required to approve each Proposal?” below.

How many votes are required to approve each Proposal?

Stockholders of record as of the Record Date will be entitled to one vote per share of Common Stock held by such stockholder on all matters to be voted upon.

Proposal	Vote Required	Abstentions Counted as a “No” Vote	Discretionary Vote Allowed?
1. Election of Directors	Plurality	No	No
2. Approval of 2010 Equity Plan	Majority	Yes	No
3. Ratification of Independent Auditors	Majority	Yes	Yes

A “plurality” means that the three nominees for directors receiving the highest number of “for” votes from our stockholders entitled to vote will be elected. Under our Bylaws, directors are elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote.

A “majority” means, in most cases, that a matter or proposal receives a number of “for” votes that is a majority of the votes cast by the holders of our shares of Common Stock. However, NYSE rules require that equity compensation plans and material amendments to such plans, be approved by a majority of the votes cast on the proposal, provided that the total votes cast on the proposal constitutes a majority of the shares entitled to vote on the proposal.

“Discretionary voting” occurs when a bank, broker or other registered holder does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal that the NYSE rules permit such bank, broker or other registered holder to vote. As noted above, when banks, brokers and other registered holders are not permitted under the NYSE rules to vote for the beneficial owners without specific instructions, they are referred to as “broker non-votes.”

What do I need in order to attend the Annual Meeting?

If you are a holder of record of our Common Stock, an admission ticket is attached to your Proxy Card. However, if you hold shares of the Company’s Common Stock in a street name, you should ask the broker, bank or other institution (registered holder) that holds your shares to provide you with a legal proxy or a copy of your account statement or a letter from your firm confirming that you beneficially own or hold the Company’s Common Stock as of the close of business on April 19, 2010. You can obtain an admission ticket by presenting this confirming documentation from your broker, bank or other institution at the Annual Meeting.

All attendees of the Annual Meeting will be required to show valid, government-issued, picture identification which matches their admission ticket and/or account documentation to gain admission to the Annual Meeting.

For safety and security purposes, we do not permit anyone to bring cameras, video or audio recording equipment, large bags, briefcases or packages into the meeting room or to otherwise record or photograph the Annual Meeting. We also ask that all attendees not bring cell phones into the Annual Meeting or otherwise turn off all cell phones, pagers, and other electronic devices during the Annual Meeting. We reserve the right to inspect any bags, purses or briefcases brought into the Annual Meeting.

Are the votes confidential?

Yes, all votes remain confidential except as necessary (1) to tabulate the votes and allow an independent inspector to certify the results of the vote, (2) to meet applicable legal requirements, (3) to assert or defend claims for or against the Company, (4) in the case of contested proxy solicitation, and (5) if a stockholder makes a written comment or requests disclosure on the Proxy Card that such vote is to be communicated to management of the Company.

Who will tabulate and count the votes?

Votes will be counted and certified by the Inspector of Elections, who is an employee of American Stock Transfer & Trust Company, or AST, the Company’s independent Transfer Agent. Your Proxy Card will be returned directly to Broadridge Investor Communication Solutions who will report voting results to AST.

What is the cost of the proxy solicitation?

The Company bears all of the cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of all proxy materials. The Company also reimburses brokers, fiduciaries, custodians and other institutions for their costs in forwarding the proxy materials to the beneficial owners or holders of our Common Stock. The Company and its directors, officers, and regular employees also may solicit proxies by mail, personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services. In addition, we have retained The Altman Group to aid in the solicitation of proxies by mail, personally, by telephone, e-mail or other appropriate means. For these services, we will pay The Altman Group $6,000, plus reasonable out-of-pocket expenses.

Where can I find the voting results for each Proposal?

Voting results will be available on the Company’s website at www.metropcs.com under the Investor Relations tab shortly after the conclusion of the Annual Meeting. We intend to file a Current Report on Form 8-K within four (4) days after the Annual Meeting, announcing the official results of voting. If the official results are not available at that time, we intend to provide preliminary voting results in the Form 8-K and will provide the final voting results in an amendment to the Form 8-K as soon as they become available.

Can I access the proxy materials and the Company’s Annual Report on the Internet?

Yes, the Notice of Annual Meeting, Proxy Statement, the Annual Report to Stockholders for 2009, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available free of charge on the Company’s website at www.metropcs.com under the Investor Relations tab.

What is householding and how does it affect me?

The SEC rules permit us to send a single set of the Notice of Internet Availability of Proxy Materials, proxy materials, and annual reports to any household at which two or more stockholders reside unless we have received contrary instructions from the affected stockholders prior to the mailing date. This procedure, referred to as householding, reduces the volume of duplicate mailings and information you receive and helps us reduce our cost and expenses.

In order to take advantage of this cost saving opportunity, we have delivered only one set of proxy materials and our Annual Report to stockholders who share an address, unless we have received contrary instructions from the affected stockholders prior to the mailing date. If you would like to request additional copies or otherwise request reduced copies be sent, please see “Duplicate Mailings” in “Other Information and Business” at the back of these materials.

Election of Class III Directors

(Proposal 1)

Board of Directors

MetroPCS’ Third Amended and Restated Certification of Incorporation, or Certificate of Incorporation, provides that the number of directors that shall constitute the entire Board shall be fixed in a manner provided by our Third Amended and Restated Bylaws, as amended, or our Bylaws. Under our Bylaws, the Board sets the number of directors constituting the full Board by resolution of the Board. Currently, our Board consists of seven members. Our directors are divided into three classes with staggered three-year terms. We currently have three Class III directors, two Class II directors and two Class I directors.

Our Class III directors are standing for election at this Annual Meeting. Messrs. C. Kevin Landry, Arthur C. Patterson, and James N. Perry, Jr., or collectively, the Nominees, are the Class III directors whose terms expire at the Annual Meeting and are standing for re-election at the Annual Meeting. The Nominees have been nominated by our Board to serve as our Class III directors for a three-year term at the recommendation of our Nominating and Corporate Governance Committee.

The Nominees have consented to stand for re-election and, if elected, each Nominee will hold office until the later of the 2013 Annual Meeting of Stockholders or until the successor of each is elected and qualified, unless the Nominee earlier resigns, retires, passes away or otherwise no longer serves as a director.

Required Vote

Under our Bylaws, directors are elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote. Shares represented by executed proxies received by the Company will be voted, unless otherwise marked withheld or excepted, FOR C. Kevin Landry, FOR Arthur C. Patterson and FOR James N. Perry, Jr. In the event that Messrs. Landry, Patterson or Perry should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may nominate. Messrs. Landry, Patterson and Perry have agreed to serve if elected and we have no reason to believe that any of such Nominees will be unable or unwilling to serve if elected. The Nominees are the subject of certain related party transactions with MetroPCS, see “Transactions with Related Persons and Approvals” on page 60 in this Proxy Statement.

The following biographies provide certain information on each Nominee’s occupation and business experience, age and other directorships held in public companies as of March 1, 2010.

C. Kevin Landry, a director of our Company since August 2005, a Class III director, the Chairman of the Compensation Committee of our Board, and currently serves as the Chairman of the board of directors of TA Associates, Inc., which through its funds, is an investor in our Company. TA Associates, founded in 1968, is one of the oldest and largest private equity firms in the world and focuses on investing in private companies and helping management teams build their businesses. Mr. Landry served on the board of directors of Ameritrade Holding Corporation from 2002 to 2005 and additionally served on the boards of directors of Alex Brown Incorporated, Biogen, Continental Cablevision, Instinet Group, Keystone Group, SBA Communications, Standex International Corporation and the National Venture Capital Association.

The Board of Directors recommends that you vote

FOR

the election of

C. KEVIN LANDRY

Arthur C. Patterson, a director of our Company since its inception, a Class III director, the Chairman of the Finance and Planning Committee of our Board, and is a founding Partner of Accel Partners, a venture capital firm, located in Palo Alto, California and established in 1983. Affiliates of Accel Partners are investors in our Company. Mr. Patterson also serves as a director of Actuate Corporation and several privately held companies, and served as a director of iPass Inc. until June 2009.

The Board of Directors recommends that you vote

FOR

the election of

ARTHUR C. PATTERSON

James N. Perry, Jr., a director of our Company since November 2005, a Class III director, the Chairman of the Nominating and Corporate Governance Committee of our Board, and is a Managing Director of Madison Dearborn Partners, LLC, a Chicago-based private equity investing firm, where he specializes in investing in companies in the communications industry. An affiliate of Madison Dearborn Partners, LLC is an investor in our Company. Prior to co-founding Madison Dearborn Partners, LLC in 1992, Mr. Perry was with First Chicago Venture Capital for eight years. Mr. Perry also presently serves on the boards of directors of Asurion Corporation, Cbeyond Communications, Inc., Sorenson Communications Holdings, LLC, The Topps Company, Inc., Univision Communications, Inc., NextG Networks, Inc., the Chicago Public Radio board and the School Board of the Archdiocese of Chicago. Mr. Perry previously served on the board of directors of Nextel Partners from July 2003 to June 2006.

The Board of Directors recommends that you vote

FOR

the election of

JAMES N. PERRY, JR.

Executive Management

The following table sets forth information concerning the executive officers and directors of the Company, including their ages, as of March 31, 2010. The executive officers of MetroPCS Communications, Inc. also serve as the executive officers of all of our wholly-owned subsidiaries. Roger D. Linquist and J. Braxton Carter also serve as directors of MetroPCS, Inc., a direct wholly-owned subsidiary of the Company, and MetroPCS Wireless, Inc., an indirect wholly-owned subsidiary of the Company. Messrs. Linquist, Carter and Thomas C. Keys also serve as directors of MetroPCS Finance, Inc. and MetroPCS Michigan, Inc., indirect wholly-owned subsidiaries of the Company. As of August 28, 2009, Messrs. Linquist, Carter and Keys also serve on the management committee of each of our wholly-owned limited liability company subsidiaries, for which Mr. Linquist previously had served as the sole manager. Our directors are divided into three classes with staggered three-year terms: Class I directors’ terms expire in 2011; Class II directors’ terms expire in 2012; and Class III directors’ terms expire in 2010 and are standing for re-election at this Annual Meeting.

Name	Age	Position
Roger D. Linquist	71	President, Chief Executive Officer and Chairman of the Board of Directors
J. Braxton Carter	51	Executive Vice President and Chief Financial Officer
Dennis T. Currier	41	Vice President, Human Resources
Thomas C. Keys	51	Chief Operating Officer
Christine B. Kornegay	46	Senior Vice President, Controller and Chief Accounting Officer
Malcolm M. Lorang	76	Senior Vice President and Chief Technology Officer
Mark A. Stachiw	48	Executive Vice President, General Counsel and Secretary
Richard A. Anderson	51	Director
W. Michael Barnes	67	Director
Jack F. Callahan, Jr.	51	Director
C. Kevin Landry	65	Director
Arthur C. Patterson	66	Director
James N. Perry, Jr.	49	Director

Roger D. Linquist co-founded our Company and has served as our Chief Executive Officer and Chairman of the Board of Directors since our inception, our President from inception through June 2007 and from December 2007 to the present, and our Secretary from inception until October 2004. Mr. Linquist is a Class I director. Mr. Linquist also serves as a director of all of the Company’s wholly-owned corporate subsidiaries and as a member of the management committee of each of our wholly-owned limited liability company subsidiaries. Prior to forming our Company, in 1989, Mr. Linquist founded PageMart, Inc. (which became a wholly-owned subsidiary of PageMart Wireless, Inc. upon merger and which changed its name to Weblink Wireless, Inc. and is now known as USA Mobility), a U.S. paging company, and served as PageMart’s Chief Executive Officer from 1989 to 1993, and as Chairman from 1989 through March 1994, when he resigned to form our Company. Mr. Linquist also served as a director of PageMart Wireless, Inc. from June 1989 to September 1997, and was a founding director of the Cellular Telecommunications and Internet Association.

J. Braxton Carter became our Executive Vice President and Chief Financial Officer in February 2008. From March 2005 to February 2008, Mr. Carter served as our Senior Vice President and Chief Financial Officer. In December 2008, Mr. Carter became a director of MetroPCS Finance, Inc. In December 2005, Mr. Carter became a director of MetroPCS, Inc., MetroPCS Wireless, Inc. and certain of its wholly-owned subsidiaries. Mr. Carter previously served as a director of MetroPCS Wireless, Inc. and its wholly-owned subsidiaries from July 2001 to December 2004. Mr. Carter also serves as a member of the management committee of our wholly-owned limited liability company subsidiaries. Previously, Mr. Carter served as our Vice President, Corporate Operations from February 2001 to March, 2005. Prior to joining our Company, Mr. Carter was Chief Financial Officer and Chief Operating Officer of PrimeCo PCS, the successor entity of PrimeCo Personal Communications formed in March 2000. He held various senior management positions with PrimeCo Personal Communications, including Chief Financial Officer and Controller, from 1996 until March 2000. Mr. Carter also has extensive senior management experience in the retail industry, spent ten years in public accounting and is also a certified public accountant.

Dennis T. Currier became our Vice President of Human Resources in April 2009. Prior to joining our Company, Mr. Currier served as Vice President of Corporate Human Resources for Tenet Healthcare Corporation from December 2007 to April 2009. Prior to joining Tenet, Mr. Currier was Global Director of Total Rewards at Celanese Corporation from December 2006 to December 2007. Before joining Celanese, Mr. Currier held several leadership positions in Human Resources and Operations with Capital One Financial Corp.

Thomas C. Keys became our Chief Operating Officer in June 2007. From June 2007 to December 2007, Mr. Keys also was our President. Previously, Mr. Keys served as our Senior Vice President, Market Operations, West, from January 2007 until June 2007, and as our Vice President and General Manager, Dallas, from April 2005 until January 2007. In December 2008, Mr. Keys was elected as a director of MetroPCS Finance, Inc., a wholly-owned subsidiary of the Company. Mr. Keys also serves as a member of the management committee of our wholly-owned limited liability company subsidiaries. Prior to joining our Company, Mr. Keys served as the President and Chief Operating Officer for VCP International Inc., a Dallas-based wholesale distributor of wireless products, from July 2002 to April 2005. Prior to joining VCP International Inc., Mr. Keys served as the Senior Vice President, Business Sales for WebLink Wireless, Inc. (formerly PageMart Wireless, Inc., the surviving entity upon merger with PageMart, Inc. that is now known as USA Mobility) from March 1999 to June 2002, which included leading and managing the national sales and distribution efforts, and in other senior management positions with WebLink Wireless, Inc. from January 1993 to March 1999.

Christine B. Kornegay became our Senior Vice President, Controller and Chief Accounting Officer in March 2009. Previously, Ms. Kornegay served as our Vice President, Controller and Chief Accounting Officer from January 2005 until March 2009. Prior to joining our Company, Ms. Kornegay served as Vice President of Finance and Controller for Allegiance Telecom, Inc. from January 2001 to June 2004, including when it initiated bankruptcy proceedings in May 2003. Prior to joining Allegiance Telecom, Inc. in January 2001, Ms. Kornegay held various accounting and finance roles with AT&T Wireless Services from June 1994 through January 2001. Ms. Kornegay has over 15 years experience in the telecommunications industry and is also a certified public accountant.

Malcolm M. Lorang co-founded our Company and became our Senior Vice President and Chief Technical Officer in January 2006. Previously, Mr. Lorang served as our Vice President and Chief Technical Officer from our inception to January 2006. Prior to joining our Company, Mr. Lorang served as Vice President of Engineering for PageMart Wireless, Inc. (formerly PageMart, Inc. which became a wholly-owned subsidiary of PageMart Wireless, Inc. upon merger and changed its name to Weblink Wireless, Inc., which is now known as USA Mobility) from 1989 to 1994.

Mark A. Stachiw became our Executive Vice President, General Counsel and Secretary in February 2008. From January 2006 until February 2008, Mr. Stachiw served as our Senior Vice President, General Counsel and Secretary. Previously, Mr. Stachiw served as our Vice President, General Counsel and Secretary from October 2004 until January 2006. Mr. Stachiw also previously served as director of MetroPCS Wireless, Inc. and its wholly-owned subsidiaries from December 2004 until December 2005. Prior to joining our Company, Mr. Stachiw served as Senior Vice President and General Counsel, Allegiance Telecom Company Worldwide for Allegiance Telecom, Inc. from September 2003 to June 2004, and as Vice President and General Counsel, Allegiance Telecom Company Worldwide from March 2002 to September 2003, including when it initiated bankruptcy proceedings in May 2003.

Richard A. Anderson has served as a director of our Company since April 2009 and is a Class I director. Mr. Anderson served as President of Customer Markets of BellSouth Corporation from January 1999 to January 2005; Vice Chairman, Planning and Administration from January 2005 to January 2006; and Vice Chairman and President, of Business Markets from January 2006 to January 2007. Mr. Anderson retired from AT&T Corporation as Group President-Global Business Services in June 2007 to pursue opportunities in public service. He was chairman of the Metro Atlanta Chamber of Commerce for 2007 and then joined Governor Sonny Perdue’s administration as Executive Director of the Georgia Regional Transportation Authority in March, 2008. Mr. Anderson serves on the boards of several community organizations, was appointed to serve as a director of Computer Services, Inc. on February 1, 2010, was a director of Cingular Wireless from 2002 to 2007 and a director of Adtran, Inc. from 2004 to 2006.

W. Michael Barnes has served as a director of our Company since May 2004, is a Class II director, and is the Chairman of the Audit Committee of the Board. Mr. Barnes held several positions at Rockwell International Corporation (now Rockwell Automation, Inc.) between 1968 and 2001, including Senior Vice President, Finance & Planning and Chief Financial Officer from 1991 through 2001. Mr. Barnes has served as a director of Advanced Micro Devices, Inc. since 2003.

Jack F. Callahan, Jr. has served as a director of our Company since November 2008 and is a Class II director. Mr. Callahan is the Executive Vice President and Chief Financial Officer of Dean Foods Company, a NYSE-listed company. Mr. Callahan joined Dean Foods in May 2006. Before joining Dean Foods, he held a number of positions with PepsiCo and Frito Lay, including Senior Vice President of Corporate Strategy and Development for PepsiCo, Chief Financial Officer for Frito Lay International, and Senior Vice President of Strategy and Planning at Frito Lay North America. Before joining PepsiCo, he held various positions at The General Electric Company and McKinsey & Company.

C. Kevin Landry has served as a director of our Company since August 2005, is a Class III director, is the Chairman of the Compensation Committee of our Board, and is standing for re-election at the Annual Meeting. Mr. Landry currently serves as the Chairman of the Board of Directors of TA Associates, Inc., which through its funds, is an investor in our Company. TA Associates, founded in 1968, is one of the oldest and largest private equity firms in the world and focuses on investing in private companies and helping management teams build their businesses. Mr. Landry served on the board of directors of Ameritrade Holding Corporation from 2002 to 2005 and additionally served on the boards of directors of Alex Brown Incorporated, Biogen, Continental Cablevision, Instinet Group, Keystone Group, SBA Communications, Standex International Corporation and the National Venture Capital Association.

Arthur C. Patterson has served as a director of our Company since its inception, is a Class III director, is the Chairman of the Finance and Planning Committee of our Board, and is standing for re-election at the Annual Meeting. Mr. Patterson is a founding Partner of Accel Partners, a venture capital firm, located in Palo Alto, California and established in 1983. Affiliates of Accel Partners are investors in our Company. Mr. Patterson also serves as a director of Actuate Corporation and several privately held companies, and served as a director of iPass Inc. until June 2009.

James N. Perry, Jr. has served as a director of our Company since November 2005, is a Class III director, is the Chairman of the Nominating and Corporate Governance Committee of our Board, and is standing for re-election at the Annual Meeting. Mr. Perry is a Managing Director of Madison Dearborn Partners, LLC, a Chicago-based private equity-investing firm, where he specializes in investing in companies in the communications industry. Prior to co-founding Madison Dearborn Partners, LLC in 1992, Mr. Perry was with First Chicago Venture Capital for eight years. An affiliate of Madison Dearborn Partners, LLC is an investor in our Company. Mr. Perry also presently serves on the boards of directors of Asurion Corporation, Cbeyond Communications, Inc., Sorenson Communications Holdings, LLC, The Topps Company, Inc., Univision Communications, Inc., NextG Networks, Inc., the Chicago Public Radio board and the School Board of the Archdiocese of Chicago. Mr. Perry previously served on the board of directors of Nextel Partners from July 2003 to June 2006.

Corporate Governance

The Board is elected by the stockholders to exercise its business judgment to oversee, advise and monitor the overall success of the Company’s business and its financial strength. To assist the Board in carrying out its duties and responsibilities, the Board has created and delegated certain authority to several committees.

Corporate Governance and Code of Ethics

Our Board has adopted Corporate Governance Guidelines, which set forth the framework within which the Board, together with its committees, directs the affairs of the Company. The Corporate Governance Guidelines provide for, among other things, the role and function of the Board, director qualifications, director independence and compensation. The Corporate Governance Guidelines also provide that any director who reaches 75 years of age must tender his resignation to the Board; however, the Board may request in certain circumstances that a director remain on the Board. None of our directors will reach 75 years of age this year, including the directors nominated as Class III directors. The Board has also adopted a Code of Ethics, which establishes the standards of ethical conduct applicable to all of our directors, officers, employees, consultants and contractors. The Code of Ethics addresses, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, company funds and assets, confidentiality and corporate opportunity requirements, insider trading, and the process for reporting violations of the Code of Ethics, employee misconduct, conflicts of interest or other violations. Our Corporate Governance Guidelines and the Code of Ethics are publicly available under the Investor Relations tab on our website at www.metropcs.com. Any waiver of our Code of Ethics with respect to our Chief Executive Officer, Chief Financial Officer, controller or persons performing similar functions, may be authorized only by our Audit Committee and will be disclosed as required by applicable law.

Board’s Role in Risk Management

Management of the Company, including the executive officers of the Company, are responsible primarily for managing the risks associated with the operation and business of the Company. The Board manages its risk oversight function primarily through the Audit Committee of the Board. The Company annually undertakes an enterprise-wide risk assessment through the internal audit department that includes interviewing or seeking information from the senior leadership of the business, internal audit, and all directors of the Company. The senior leadership of the Company addresses the various risks described in the annual risk assessment and institutes actions necessary to address such risks. The internal audit department of the Company reports to the Audit Committee, has regular meetings with the Audit Committee without the participation of management of the Company, and provides the annual risk assessment to the Audit Committee which reviews and provides both feedback to the Company and also shares the risk assessment with the Board. In addition, the Compensation Committee of the Board annually assesses the risks associated with the compensation structure of the Company. A report of all committee meetings, including those of the Audit Committee and Compensation Committee, are presented to the Board on a regular basis.

Board Leadership

Chairman and Chief Executive Officer. The Company has a combined Chairman of the Board and President and Chief Executive Officer leadership structure with Roger D. Linquist, the Company’s founder, serving in that role. The Board also has elected a Presiding Director, Arthur C. Patterson. The Company believes that a combined Chairman/CEO leadership is appropriate because

•	The Chairman/CEO is the founder of the Company;

•	The Chairman/CEO has considerable experience in the combined role having served in that role at the Company and at prior companies for over 20 years;

•	The combined CEO/Chairman role allows the Board to hold a single individual responsible for the strategy and performance of the Company;

•	The Company believes its controls and the checks and balances provided by the Board prevent unethical actions and other misdeeds which a separated Chairman/CEO position is intended to prevent;

•	The combined Chairman/CEO role allows the Company to reduce compensation costs which is necessary in the Company’s highly competitive industry;

•	The Company needs a close link between the leadership of the Board and the day-to-day leadership of Company stemming from the Company’s need to remain the low cost provider in the wireless industry;

•	The combined leadership structure streamlines the decision-making process and allows the Company to be nimble in response to competition from larger, more well-financed telecommunications competitors;

•	The combined role reduces conflict between the Board and management;

•	The combined role unifies the Company’s strategy;

•

The Company’s Presiding Director is an independent director and a founding Board member, is involved in shaping the Board’s agenda, has the authority to call special executive meetings of the Board, presides over all executive sessions of the Board, and acts as a conduit for communications and guidance from the Board to the Chairman/CEO;

•	The Presiding Director serves on the Compensation Committee acting as a check on compensation recommendations for management and the CEO;

•

The Presiding Director serves on the Finance & Planning, Compensation, and Nominating and Corporate Governance Committees, giving him extensive breadth of information and exposure to the strategy of the Company and its corporate governance;

•

All compensation for all officers is reviewed and approved by the entire Board after being recommended by the Compensation Committee, limiting potential abuses which might result from a combined Chairman/CEO role;

•

The Board is composed almost entirely of independent directors and includes a significant number of members affiliated with large investors in the Company who act as a check and balance on the Chairman/CEO;

•	There are few personal or other ties between the Chairman/CEO and the other Board members, so Board members can and do modify or veto recommendations of management; and

•	The independent members of the Board meet regularly in executive session without the Chairman/CEO present.

The Presiding Director also assists the Chairman of the Board in setting the Board’s agenda by consulting with the rest of the Directors of the Board to determine the agenda for Board meetings and consulting with the Chairman. The Presiding Director also presides over the executive sessions of the Board and is responsible for sharing any feedback from such executive sessions with the Chairman of the Board. The Presiding Director also consults with the Chairman in evaluating strategic issues facing the Company. These responsibilities allow the Presiding Director to have meaningful input into the agenda of the Board and in leading the Company.

Presiding Director. The independent directors of the Company meet regularly in private executive sessions of the Board and certain committees, without management present. Mr. Arthur C. Patterson has been elected by the Board as the Presiding Director for all executive sessions of the Board and is responsible for presiding over each executive session of the Board, selecting the principal subject matters to be discussed at each executive session, and acting as the liaison between the independent directors and the Chairman and Chief Executive Officer of the Company and its management. If Mr. Patterson is unavailable or unable to attend an executive session of the Board, those directors present at the executive session elect a person to act as Presiding Director for that executive session.

The Board reviews the performance of our Chief Executive Officer and approves the compensation of our Chief Executive Officer in executive session. The Audit Committee meets regularly in executive session with the independent auditors and internal audit personnel. The Compensation Committee additionally meets in executive session to discuss the compensation of the executive officers, including the Chief Executive Officer. The chairman of each committee presides at these executive sessions of the committees.

Communications with Chairman, Presiding Director and Directors. The Board has approved procedures to facilitate communications among the directors, employees, stockholders and other interested third parties. Any person wishing to contact the Chairman of the Board, the Board as a whole, the Presiding Director, or any individual director may do so in writing addressed to the Company as follows:

MetroPCS Communications, Inc.

The Board of Directors c/o Corporate Secretary

2250 Lakeside Boulevard

Richardson, Texas 75082

Board Composition

The number of directors constituting the full Board shall be fixed by resolution of the Board under our Bylaws and the Board may fill any vacancies that occur on the Board. There are presently no vacancies on the Board. Our Board of Directors currently consists of seven members. The directors currently are divided into three classes serving staggered three-year terms. Class I and Class II directors will serve until our annual meeting of stockholders in 2011 and 2012, respectively. Class III directors will serve until our upcoming Annual Meeting to be held June 1, 2010. Messrs. Linquist and Anderson are Class I directors, Messrs. Barnes and Callahan are Class II directors, and Messrs. Landry, Patterson and Perry are Class III directors. The Class III directors are standing for re-election at the Annual Meeting.

Upon expiration of the term of a class of directors, all directors in that class will be eligible to be re-elected for a new three-year term at the annual meeting of stockholders in the year in which their terms expire. This classification of directors could have the effect of increasing the length of time necessary to change the composition of a majority of our Board. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of our Board.

The Board has nominated the three Nominees listed in this Proxy Statement to stand for election as Class III directors. Each of the Nominees is an incumbent director, a chairman of a committee of our Board, and is recommended for re-election by the Nominating and Corporate Governance Committee as described below.

Nomination Process, Director Candidate Selection and Qualifications

The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board for nomination to the Board. The Nominating and Corporate Governance Committee may consider director candidates from numerous sources, including stockholders, directors and officers. The Board is responsible for nominating directors for election by the stockholders and filling any vacancies on the Board that may occur.

Qualifications and Diversity. The Board does not have a formal policy with respect to diversity on the Board and does not narrowly define diversity to gender and race. We look at the breadth of experience, background and viewpoints of each candidate. In its assessment of each candidate, the Nominating and Corporate Governance Committee considers, among other things, the prior industry experience of a potential nominee, the operational, strategic, financial, regulatory and business background of the nominee, the nominee’s experience in the telecommunications industry or other industries, the strategic contacts and involvement in business and civic affairs of each nominee, whether the nominee has experience as a director of a public company, the number of boards that the nominee has served or currently serves on, whether such person would be independent, the ethnic background and gender of a nominee, and the integrity, honesty and reputation of each candidate.

Nomination Process. If a candidate is recommended by the Nominating and Corporate Governance Committee, he or she may then be interviewed by other current members of the Board. If appropriate, a candidate may also be interviewed by other members of the Company’s executive management. The full Board will approve all final nominations after considering the recommendations of the Nominating and Corporate Governance Committee.

With regard to the incumbent directors whose terms are set to expire, the Nominating and Corporate Governance Committee reviewed each director’s expertise, qualifications, attributes and skills, his overall service during the director’s term, including the number of meetings attended, his level of participation, the quality of his performance and whether he meets the independence standards set forth under applicable laws, regulations and the NYSE listing standards. Each nominee for re-election as a director must consent to stand for re-election and all incumbent directors nominated for election have agreed to stand for re-election.

Stockholder Nomination Procedures. As noted, the Nominating and Corporate Governance Committee will also consider director candidates recommended by the Company’s stockholders as provided in the Company’s Bylaws. The stockholder’s notice must contain the following for each nominee by the stockholder: the written consent of each proposed nominee to serve as director if so elected, the name, age, citizenship, residence and addresses of the proposed nominee and the stockholder, the principal occupation of each nominee, the qualifications of such proposed nominee to serve as a director, the class and number of shares of the Company’s Common Stock beneficially held by the stockholder, a description of any arrangement between the proposed nominee and the person making the nomination regarding future employment or any future transaction to which the Company may be a party, and all information required by the Company’s director questionnaire then in use by the Company.

Director Qualifications. Each Board Member of the Company, including the Nominees for election this year, brings a wide variety of expertise, qualifications, attributes and skills to the Board. The expertise, qualifications, attributes and skills include corporate governance and board service, executive management, finance and accounting, private equity, operations, strategy, technology, investor relations, telecommunications industry experience, and public service, and are applicable to our directors as follows:

Set forth below are the specific expertise, qualifications, attributes and skills that each member of our Board, including the current Nominees standing for re-election at the Annual Meeting, bring to our Board which have led the Board to conclude that such member should serve on our Board.

Richard A. Anderson was initially elected to the Board in April 2009 and he brings considerable expertise, qualifications, attributes and skills in the telecommunications industry and in executive management, operational, technology, corporate governance, and public service areas to the Company. Mr. Anderson developed his executive management, operational, and technology experience in the telecommunications industry through his distinguished career with BellSouth where he served as Vice Chairman – Planning and Administration of BellSouth Corporation, with responsibility for corporate planning, development, compliance, public relations, human resources and diversity initiatives, President–Customer Markets, President–Interconnection Services, President–BellSouth Business Systems, Vice President–Marketing, and Group President–BellSouth Business. Following the merger of BellSouth with AT&T, Mr. Anderson served as Group President – Global Business Services where he had profit and loss responsibility for a $32 billion business. While with BellSouth, Mr. Anderson also developed expertise in corporate governance through service on the Cingular Wireless Board of Directors and on the Board of Directors for Adtran, Inc., a publicly listed NASDAQ company. Mr. Anderson also currently serves on the board of Computer Services, Inc. Mr. Anderson also has considerable public service experience serving as the executive director of the Georgia Regional Transportation Authority and on the boards of the Metro Atlanta Chamber of Commerce, Children’s Healthcare of Atlanta, Clark Atlanta University and MARTA.

W. Michael Barnes was initially elected to the Board in May 2004 to serve, among other things, as the Chairman of the Company’s Audit Committee and the audit committee financial expert, as such term is defined in SEC rules, and he brings considerable expertise, qualifications, attributes and skills in the accounting, finance, executive management, technology, corporate governance, and public service areas to the Company. Mr. Barnes gained his accounting and finance, executive management and technology experience from his 33 years with Rockwell International Corporation, a diversified $14 billion industrial manufacturing company with major businesses in aerospace, defense electronics, semiconductor systems, factory automation products, automotive components and graphics systems, and Telecommunications Products and Systems which included serving as Vice President and General Manager, ten years serving as Senior Vice President and Chief Financial Officer and his holding a number of management positions with Rockwell International Corporation over his career. Mr. Barnes has gained his corporate governance and board service expertise from serving on the boards of two publicly listed NYSE companies, A.O. Smith Corporation and Advanced Micro Devices (AMD). Mr. Barnes currently serves as a director and is Chairman of the Audit and Finance Committee and a member of the Nominating and Corporate Governance Committee for AMD. Mr. Barnes’ public service experience comes from serving on Texas A&M University’s chancellor’s Century Council, the university’s Engineering Advisory Board, as a member of the Orange County Business Council, his appointment to the governorship of Town Hall of Los Angeles, serving on the Board of the Independent Colleges of Southern California, and being elected as chairman of Conference Board’s Counsel of Financial Executives.

Jack F. Callahan, Jr. was initially elected to the Board in November 2008 to serve, among other things, on the Company’s Audit Committee, and he brings considerable expertise, qualifications, attributes and skills in accounting, finance, strategy, investor relations, and executive management to the Company. Mr. Callahan gained his accounting and finance expertise both from his current position as the Executive Vice President and Chief Financial Officer of Dean Foods Company, an NYSE listed public company with sales of approximately $12 billion, and previously as the Chief Financial Officer of Frito Lay International. Mr. Callahan qualifies as an audit committee accounting expert under SEC guidelines. Mr. Callahan has experience in strategy and executive management through his employment as the Senior Vice President of Corporate Strategy and Development at PepsiCo, Inc., and Vice President of Strategy and Planning at Frito Lay North America. Mr. Callahan has investor relations experience both through his current position at Dean Foods, but also through his prior employment as Senior Vice President of Investor Relations for PepsiCo, an NYSE listed public company.

C. Kevin Landry was initially elected to our Board in August 2005 in connection with the closing of an investment by funds with which he is affiliated, in the Company, which provision terminated upon consummation of our initial public offering. Mr. Landry brings considerable expertise, qualifications, attributes and skills in the private equity, finance, technology, and corporate governance areas. Mr. Landry is the Chairman of TA Associates, or TA, whose affiliates are among our largest investors, and which has a $16 billion capital base and four decades of experience in offering its portfolio companies financial support, strategic guidance, and a significant network of contacts. Mr. Landry has assisted TA portfolio companies in navigating the complicated paths of public offerings, debt financings, and mergers and acquisitions, and, since 1995, TA has helped them raise more than $15 billion. Some of TA’s investments in wireless telecommunications include Bachtel Cellular Liquidity, Idea Cellular, Ltd., and Weather Investment S.p.A. Mr. Landry’s experience in corporate governance comes from serving as a director of a number of publicly traded companies, including Ameritrade Holdings Corporation, Alex Brown Incorporated, Instinet Group, Keystone Group, SBA Communications, Standex International Corporation, and Continental Cablevision. Mr. Landry previously served, among other things, on the Audit Committees of Ameritrade Holdings Corporation and Standex International Corporation and on the Compensation Committee of SBA Communications.

Roger D. Linquist founded the Company and brings considerable expertise, qualifications, attributes and skills in the corporate governance, executive management, operations, strategy, and telecommunications business to the Company. Mr. Linquist’s corporate governance arises from his current position as Chairman of the Company for 16 years and previously as the Chairman of PageMart Wireless, Inc. (which changed its name to Weblink Wireless, Inc. and is now known as USA Mobility) for five years. Mr. Linquist also has significant executive management, finance, operations, and strategy experience in the communications and manufacturing businesses gained as a founder and chief executive officer of the Company and PageMart Wireless, Inc., and from his years as an executive with Pacific Telesis Group, President of PacTel Personal Communications, President and Chief Executive Officer of Communications Industries and as a manager at Texas Instruments, each a publicly traded company. Mr. Linquist has worked in the wireless telecommunications business for over 25 years. Mr. Linquist also honed his strategic skills while serving as a consultant with McKinsey & Company.

Arthur C. Patterson was one of the initial investors in the Company, has been on its Board since the Company’s founding in 1994, and was initially elected in connection with the closing of the investment by funds with which he is affiliated, in the Company. Mr. Patterson brings considerable expertise, qualifications, attributes and skills in the private equity, finance, technology, corporate governance, telecommunications industry and public service areas to the Company. Mr. Patterson brings his considerable expertise in private equity to the Company that he acquired as the co-founder of Accel Partners, which invests in a number of private companies in the technology and telecommunications industries, and previously he started in venture capital at Citicorp Venture Capital and was on the equity committee of Citicorp’s Investment Management Group. Mr. Patterson’s finance, technology and telecommunications industry experience comes from his investments and service on the boards of companies his firm has taken public such as Actuate, PageMart Wireless, Portal Software, UUnet/MCI-Worldcom, and Veritas. Mr. Patterson has considerable corporate governance experience as a director of a number of start-up technology companies. Mr. Patterson also has considerable public service experience from his work in the International office of the U.S. Treasury Department – International Monetary, Trade and Development Policy.

James N. Perry, Jr. was initially elected to our Board in November 2005 in connection with the closing of an investment by funds with which he is affiliated, in the Company. Mr. Perry brings considerable expertise, qualifications, attributes and skills in the private equity, finance, technology, wireless telecommunications, corporate governance, and public service areas to the Company. Mr. Perry has managed investments in the telecommunications industry for Madison Dearborn Partners or its predecessor, First Chicago Venture Capital, for 25 years. His experience in corporate governance and finance comes from his past service on the board of Nextel Partners, where he served as a member of the finance committee and the special committee, Omnipoint Corporation, Madison River Telephone Company, LLC, Focal Communications Corp., and Allegiance Telecom, Inc. He currently serves on the boards of Cbeyond Communications, Inc., NextG Networks, Inc., Asurion, The Topps Company, Inc., Sorenson Communications Holdings, LLC, and Univision Communications, Inc. Mr. Perry also provides public service through his service on the Chicago Public Radio board and the School Board of the Archdiocese of Chicago.

Director Independence

The Board evaluates the independence of each director in accordance with applicable laws and regulations and the listing standards of the NYSE as set forth in the Company’s Corporate Governance Guidelines and as required under applicable law. The Board considers all relevant facts and circumstances in making an independence determination, including among other things, an affirmative determination that the director has no material relationship with the Company directly or as an officer or as a stockholder or partner of an entity that has a material relationship with the Company.

Under the Company’s Corporate Governance Guidelines, the following circumstances will not be considered material in the determination of independence:

•

A director who serves as an Interim or acting Chairman and/or Interim or acting Chief Executive Officer of the Company will not be deemed a former employee for the purpose of determining independence and as such, the director will retain his independent status when his service as Interim or acting Chairman or Interim or acting Chief Executive Officer ends;

•

An otherwise material relationship that is based on having an immediate family member of the director serving as an officer of the Company or an officer of a Company affiliate will be deemed immaterial upon the death or incapacitation of that immediate family member;

•

An otherwise material relationship that is based on the director’s or the director’s immediate family member’s connection to a significant customer, supplier or provider of the Company or its affiliates, will be deemed immaterial if the Board, in its business judgment, determines that the commercial transactions between the Company or one of its affiliates and the significant customer, supplier or provider were conducted at arm’s length in the ordinary course of business and that such a relationship is immaterial in light of all circumstances; or

•	An otherwise material relationship that is based on the director’s immediate family member when the family member is no longer considered an immediate family member.

The Board has determined that all the directors of the Company other than Roger D. Linquist are independent and deemed “outside directors” under section 162(m) of the Internal Revenue Code, or Code. The Board also has affirmatively determined that each member of the Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee, and the Finance and Planning Committee is independent. Messrs. Landry, Patterson and Perry, who are standing for re-election at the Annual Meeting as Class III directors, each are independent directors of the Company.

Board and Board Committees

Directors are expected to attend all meetings of our Board and each committee on which they serve. In 2009, our Board met 12 times. During 2009, each director attended at least 94% of the total number of Board meetings and committee meetings on which each director served. In 2009, the incumbent directors standing for election attended over 96% of all of the Board Meetings and 94% of all committee meetings to which such Nominee is a member and/or chairman. Directors also may attend any committee meeting even if they are not serving on that committee. Directors are invited, but not required, to attend the Annual Meeting. Mr. Barnes and Mr. Linquist attended our Annual Meeting of Stockholders in 2009.

The standing committees of our Board consist of an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and a Finance and Planning Committee.

The current members of each committee of the Board are listed below:

Audit Committee	Compensation Committee	Finance and Planning Committee	Nominating and Corporate Governance Committee

W. Michael Barnes, Chairman Richard A. Anderson (since 8/26/09) Jack F. Callahan, Jr. James N. Perry, Jr. (through 8/25/09)	C. Kevin Landry, Chairman W. Michael Barnes (since 9/09/09) Arthur C. Patterson James N. Perry, Jr. (through 9/08/09)	Arthur C. Patterson, Chairman C. Kevin Landry James N. Perry, Jr.	James N. Perry, Jr., Chairman C. Kevin Landry Arthur C. Patterson

Audit Committee. The members of our Audit Committee are currently Messrs. W. Michael Barnes, as Chairman, Richard A. Anderson as of August 26, 2009, and Jack F. Callahan, Jr. Mr. James N. Perry, Jr. served on the Audit Committee through August 25, 2009. Each of the members of the Audit Committee has been affirmatively determined by our Board to be independent in accordance with applicable laws and regulations and the listing standards of the NYSE. Each member of the Audit Committee meets the standards for financial knowledge for listed companies. No member of the committee is, or has been, associated with the Company’s auditors or accountants, or has performed “field work,” and no member of the committee is, or has been, a full-time or part-time employee of the Company. Our Board has determined that W. Michael Barnes is an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K, because Mr. Barnes previously served as the Chief Financial Officer of Rockwell International Corporation. The applicable securities laws and regulations provide that an Audit Committee member who is designated as an Audit Committee financial expert will not be deemed to be an “expert” for any purpose as a result of being identified as an “audit committee financial expert” pursuant to Item 407 of Regulation S-K.

The responsibilities of the Audit Committee include, among other responsibilities:

•

overseeing, reviewing and evaluating our financial statements, the audits of our financial statements, our accounting and financial reporting processes, the integrity of our financial statements, our disclosure controls and procedures and our internal audit functions;

•	appointing, compensating, retaining and overseeing our independent auditors;

•	pre-approving permissible non-audit services to be performed by our independent auditors, if any, and the fees to be paid in connection therewith;

•	providing oversight of the Company’s management of risks associated with the Company and its operations;

•

reviewing and recommending to the Board whether to approve material related party transactions involving or related to or with a director and reviewing and approving all other non-material related party transactions;

•	overseeing our compliance with legal and regulatory requirements and compliance with ethical standards adopted by us;

•	establishing and maintaining whistleblower procedures;

•	evaluating periodically our Code of Business Conduct and Ethics;

•	evaluating periodically the charter for the Audit Committee and recommending changes to the Board; and

•	conducting an annual self-evaluation.

The Audit Committee is authorized by its charter to employ consultants and outside counsel necessary to carry out its duties without consulting with or obtaining the approval of the Board or any officer of the Company. The Audit Committee relies on the information provided by management and the independent auditors. The Audit Committee does not have the duty to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate.

The Audit Committee met 12 times in fiscal year 2009. A copy of the Audit Committee Charter adopted by the Board can be found on our website at www.metropcs.com under the Investor Relations tab.

Audit Committee Report

In the performance of its oversight responsibilities, the Audit Committee (1) reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2009; (2) discussed with the Company’s independent auditors the matters required by the Statement on Auditing Standards No. 61, Communications with Audit Committees (codified as AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as currently in effect; (3) received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; and (4) discussed with the Company’s independent auditors the auditors’ independence and considered whether the provision of services to the Company by the independent auditor is consistent with maintaining their independence.

Management is responsible for the Company’s financial reporting process, including establishing and maintaining adequate internal financial controls and the preparation of the Company’s financial statements. The Company’s independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The Company’s independent auditor is also responsible for performing an independent audit of the effectiveness of the Company’s internal controls over financial reporting and issuing a report thereon. We rely, without independent verification, on the information provided to us and on the representations made by management and the Company’s independent auditor. Based on the review and discussion, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2009 be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. We also selected Deloitte & Touche LLP as the Company’s independent auditor for fiscal year 2010 and are presenting the selection to the stockholders of the Company for ratification at the Annual Meeting of Stockholders.

The Audit Committee:

W. Michael Barnes, Ph.d., Chairman

Richard A. Anderson

Jack F. Callahan, Jr.

Nominating and Corporate Governance Committee. The members of our Nominating and Corporate Governance Committee are Messrs. James N. Perry, Jr. as Chairman, C. Kevin Landry, and Arthur C. Patterson, each of whom has been affirmatively determined by our Board to be independent in accordance with applicable rules and laws and the listing standards of the NYSE. The responsibilities of the Nominating and Corporate Governance Committee include, among other responsibilities:

•	assisting in the process of identifying, recruiting, evaluating and nominating candidates for membership on our Board and the committees thereof;

•	developing processes regarding the consideration of director candidates recommended by stockholders and stockholder communications with our Board;

•

reviewing certain material related party transactions involving or related to a director and recommending to the Board whether approval of such transaction would cause a director not to be independent;

•	conducting an annual self-evaluation and assisting our Board and our other committees of the Board in the conduct of their annual self-evaluations; and

•	developing and recommending corporate governance principles.

The Nominating and Corporate Governance Committee is authorized by its charter to employ consultants and outside counsel, but did not do so in 2009. It may also form and delegate authority to subcommittees of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee met six times in fiscal year 2009. A copy of the Nominating and Corporate Governance Committee Charter adopted by the Board can be found on our website at www.metropcs.com under the Investor Relations tab.

Compensation Committee. The members of our Compensation Committee are Messrs. C. Kevin Landry, as Chairman, W. Michael Barnes as of September 9, 2009, and Arthur C. Patterson. Mr. James N. Perry, Jr. served on the Compensation Committee through September 8, 2009. Each of the members of the Compensation Committee has been affirmatively determined by our Board to be independent in accordance with applicable rules and laws and the listing standards of the NYSE and to be “outside directors” under section 162(m) of the Code. The responsibilities of the Compensation Committee include, among other responsibilities:

•	developing and reviewing general policy relating to compensation and benefits;

•	reviewing and evaluating the compensation discussion and analysis prepared by management;

•

evaluating the performance of the Company’s Chief Executive Officer and reviewing and making recommendations to our Board concerning the compensation and benefits of our Chief Executive Officer, our directors and our other corporate officers, including the executive officers;

•

administering our long-term incentive plans, including awarding options to acquire Common Stock of the Company, or options, and restricted stock for non-officers subject to guidelines approved by the Board and recommending the award of options and restricted stock to the Company’s officers and directors;

•	act as plan administrator for the Amended and Restated MetroPCS Communications, Inc. 2004 Equity Compensation Plan, or 2004 Plan;

•	preparing an executive compensation report for publication in our annual proxy statement; and

•	conducting an annual self-evaluation.

The Compensation Committee is authorized by its charter to employ outside counsel and compensation consultants and other consultants. It may also form and delegate authority to subcommittees of the Compensation Committee. In 2009, the Compensation Committee employed Marsh Mercer Kroll, or Mercer, who is an employee benefits and compensation consulting firm, to assist the Committee in evaluating executive compensation and benefits. At the request of the Compensation Committee, a consultant from Mercer attended the Compensation Committee meetings where executive officer compensation was discussed and provided information, research and analysis pertaining to executive compensation and benefits as requested by the Compensation Committee. Mercer also updated the Compensation Committee on market trends and made recommendations for establishing the market values of compensation for the executives of our Company. Mercer was the compensation consultant used by the Compensation Committee to evaluate and recommend the compensation and benefits provided to the Chief Executive Officer and the named executive officers for fiscal year 2009. Mercer did not perform any services for the Company during 2009 other than providing services to the Compensation Committee.

The Compensation Committee sets compensation levels based on the skills, experience and achievements of each executive officer, taking into account the market rates recommended by its compensation consultants and the compensation recommendations by the Chief Executive Officer, except with respect to his own position. The Compensation Committee believes that input from both management and its consultants provide useful information and points of view to assist the Compensation Committee in determining the appropriate compensation.

The Compensation Committee met 14 times in fiscal year 2009. A copy of the Compensation Committee Charter adopted by the Board can be found on our website at www.metropcs.com under the Investor Relations tab.

Compensation Committee Interlocks and Insider Participation. During the fiscal year ended December 31, 2009, the Compensation Committee was composed of C. Kevin Landry, as Chairman, W. Michael Barnes, and Arthur C. Patterson. Until September 2009, the Compensation Committee consisted of Messrs. Landry, as Chairman, Patterson and James N. Perry, Jr., at which time Mr. Perry resigned from the Compensation Committee. During 2009, there were no compensation committee interlocking relationships or interlocking directorships.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Company management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement and in the Company’s Annual Report on Form 10-K and such other filings with the Securities and Exchange Commission as may be appropriate.

Submitted by the Compensation Committee of the Board of Directors:

C. Kevin Landry, as Chairman

W. Michael Barnes

Arthur C. Patterson

The material contained in this Compensation Committee Report is not soliciting material, is not to be deemed filed with the SEC, and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Act, or the Securities Exchange Act of 1934, as amended, or Exchange Act, whether made on, before, or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Finance and Planning Committee. The members of our Finance and Planning Committee are Messrs. Arthur C. Patterson, as Chairman, C. Kevin Landry and James N. Perry, Jr. The responsibilities of the Finance and Planning Committee include, among other responsibilities:

•	monitoring our present and future capital requirements and business opportunities;

•	overseeing, reviewing and evaluating our capital structure and our strategic planning and financial execution processes;

•	making recommendations to our Board regarding acquisitions, dispositions and our short and long-term operating plans; and

•	advising senior management on the organizational structure, including making recommendations to our Board regarding appointments of persons to be officers of the Company.

The Finance and Planning Committee met 15 times in fiscal year 2009. A copy of the Finance and Planning Committee Charter adopted by the Board can be found on our website at www.metropcs.com under the Investor Relations tab.

Compensation of Directors

Non-employee independent members of our Board are eligible to participate in a non-employee director remuneration plan under which such directors receive compensation for serving on our Board. The objectives for our director compensation are to remain competitive with the compensation paid to directors of comparable publicly held and traded companies while adhering to corporate governance best practices with respect to such compensation, and to reinforce our practice of encouraging stock ownership.

The Company’s non-employee director remuneration plan was amended in March 2010 and now provides:

•

an annual retainer of $40,000, plus $10,000 if such member serves as Chairman of the Finance and Planning, Compensation or the Nominating and Corporate Governance Committee of the Board, and $30,000 if such member serves as the Chairman of the Audit Committee of the Board, which amounts shall be paid in cash;

•	an initial grant of 33,600 options to purchase our Common Stock upon becoming a member of the Board;

•

an annual grant of 16,800 options to purchase our Common Stock, with an exercise price equal to the Common Stock’s closing price on the NYSE on the date of grant, which vests over three years in a series of 36 successive, equal, monthly installments beginning after the date of grant;

•

an annual grant of 6,000 shares of restricted stock that vests over three years with such restricted stock award vesting upon completion of each quarter of service, in a series of twelve (12) successive, equal, quarterly installments beginning three months after the grant date; and

•	$2,000 for each in-person Board meeting and committee meeting attended and $1,000 for each telephonic meeting of the Board and committee meeting attended.

The Company’s non-employee director remuneration plan for 2009 provided:

•

an annual retainer of $40,000, plus $10,000 if such member serves as Chairman of the Finance and Planning, Compensation or the Nominating and Corporate Governance Committee of the Board, and $30,000 if such member serves as the Chairman of the Audit Committee of the Board, which amounts shall be paid in cash;

•	an initial grant of 33,600 options to purchase our Common Stock upon becoming a member of the Board;

•

an annual grant of 16,800 options to purchase our Common Stock, with an exercise price equal to the Common Stock’s closing price on the NYSE on the date of grant, which vests over three years in a series of 36 successive, equal, monthly installments beginning after the date of grant; and

•	$2,000 for each in-person Board meeting and committee meeting attended and $1,000 for each telephonic meeting of the Board and committee meeting attended.

The following table sets forth certain information with respect to our non-employee director compensation during the fiscal year ended December 31, 2009.

Director Compensation Table

Name	Fees Earned or Paid in Cash	Option Awards(1)(2)	Total
Richard A. Anderson	$45,000	$260,571	$305,571
W. Michael Barnes	$106,000	$109,578	$215,578
Jack F. Callahan, Jr.	$72,000	$109,578	$181,578
C. Kevin Landry	$108,500	$109,578	$218,078
Arthur C. Patterson	$101,000	$109,578	$210,578
James N. Perry, Jr.	$105,000	$109,578	$214,578

(1)	The value of the option awards is determined using the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718 (Topic 718, “Compensation – Stock Compensation”).
(2)	The following summarizes the grant date fair value of each award granted during 2009, computed in accordance with ASC 718:

Name	Grant Date	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value ($)
Richard A. Anderson	5/12/2009	33,600	$17.13	$260,571
W. Michael Barnes	3/4/2009	16,800	$14.43	$109,578
Jack F. Callahan, Jr.	3/4/2009	16,800	$14.43	$109,578
C. Kevin Landry	3/4/2009	16,800	$14.43	$109,578
Arthur C. Patterson	3/4/2009	16,800	$14.43	$109,578
James N. Perry, Jr.	3/4/2009	16,800	$14.43	$109,578

The directors are the subject of certain related party transactions with the Company, see “Transactions with Related Persons and Approval” beginning on page 60 of this Proxy Statement.

Compensation Discussion and Analysis

Our compensation program reflects our corporate philosophy regarding pay for executive officers, is designed to support our business objective of attracting and retaining experienced executives, is intended to align the interest of our executives with our stockholder interests, and is intended to position our executive’s pay competitively with other publicly-traded companies of relative comparable size in our industry sector. We provide what we believe is a competitive total compensation package to our executive officers through a combination of base salary, annual cash performance awards, long-term equity incentive awards, and broad-based benefits programs. We believe our total compensation package has been and is effective in attracting and retaining executives with the ability and the experience necessary to lead us and deliver strong performance to our stockholders.

We place significant emphasis on pay for performance. To do so we have created annual cash performance-based compensation awards, which are paid when certain Company and individual performance criteria are achieved and are not required to be paid if the set criteria is not achieved. In addition, we have created long-term equity incentive awards, which create value when our Common Stock price appreciates. This Compensation Discussion and Analysis explains the objectives and philosophy of our executive compensation program, certain policies and practices with respect to the Chief Executive Officer, Chief Financial Officer, and the other three most highly-compensated executive officers of the Company, which are collectively referred to as our named executive officers, and also provides discussion and analysis regarding the Company’s compensation to our named executive officers.

Overview of 2009 Compensation

We believe that the total compensation paid to our named executive officers for the fiscal year ended December 31, 2009 achieves the overall objectives of our executive compensation program. In accordance with our established overall objectives, executive compensation is weighted heavily toward pay for performance and is competitive with market pay levels. In alignment with our established executive compensation philosophy, we continue to move toward paying our named executive officers total compensation above median pay levels for similar companies in our industry when the executive officer’s performance exceeds target or expectations. To do so, the Company targets paying the named executive officers a base salary in a range centered on the median of the market, annual cash performance target awards at median of the market, which for outstanding performance can result in payments above median, and long-term equity incentives at median, which for outstanding performance could result in payments above median. The Company believes that by using this approach, the named executive officers are incented and rewarded for their performance and are not rewarded when they fail or the Company fails to perform in accordance with our business objectives and performance criteria. Further, it has been the Company’s philosophy to design the specific performance target criteria for the annual cash performance awards to provide checks and balances to ensure that significant over-performance does not result in unprofitable growth, such that unprofitable growth on one performance measure generally may result in underperformance on another measure. The Company believes that both the Company and the individual performance criteria have accomplished these goals for 2009.

The Company takes into account a number of factors in determining the form of its long-term equity incentive awards, including historical performance of the capital markets for telecommunications companies, the comparative competitive compensation in the marketplace, the Company’s ability to attract and retain executives, the retentive effects of the existing long-term equity incentive grants to the executive officers, the general economic climate, and the stage of the Company’s development. Prior to 2009, the Company’s compensation philosophy for its long-term equity incentive program was to provide long-term equity incentive awards solely in the form of stock options even though our equity compensation plans allowed for other forms of awards, such as restricted stock. Beginning in 2009, in light of the economic environment, the maturity of our business, the best practices of comparable public companies, the current capital markets for telecommunications companies, and the retentive benefits of existing awards, among other things, the Company shifted its practice and began awarding a combination of stock options and restricted stock.

In 2009, we implemented a policy as part of the annual review and approval of the compensation program and long-term equity incentive compensation awards to review and assess whether our compensation practices, total compensation, annual cash performance awards, and any long-term equity incentive awards may encourage the executive officers to take unnecessary or excessive risks such that the risks would be reasonably likely to have a material adverse effect on the Company. The Company’s management undertakes an initial review and assessment and provides that assessment to the Compensation Committee for its review, analysis and conclusions, which are presented to the full Board for its review and determination of whether the Company’s compensation practices and total compensation program encourages unnecessary or excessive risk that would reasonably be likely to have a material adverse effect on the Company. The Compensation Committee designs the total compensation program and its elements for executive officers to ensure its compensation policies and practices are aligned, to the extent possible, with corporate best practice, the interests of the Company’s stockholders and to increasing the value of the Company.

As a result of our corporate philosophy ensuring that our compensation program is aligned with stockholders’ interest, a significant portion of our executives’ total compensation is in the form of long-term equity incentive awards. The compensation decisions resulted in the following 2009 compensation mix for the CEO and the other named executive officers:

For 2009, our Chief Executive Officer received total compensation of approximately $9.0 million, which included a base salary of $0.8 million, long-term equity incentive compensation with a value of approximately $7.3 million, including stock option awards valued as of the grant date using a Black Scholes valuation model and restricted stock awards valued using the grant date fair value, and an annual cash performance award of approximately $0.9 million. This is a decrease of $1.5 million, or 14%, from total compensation of approximately $10.5 million for 2008, which included a base salary of $0.7 million, long-term equity incentive compensation with a value of approximately $8.5 million, including stock option awards valued as of the grant date using a Black Scholes valuation model, and an annual cash performance award of approximately $1.3 million. This reduction reflects a significant decrease in the annual cash performance award of 35% and in the value of long-term equity incentive award of 15%. However, based on our market analysis, the base salary and total cash compensation paid to our Chief Executive Officer for 2009 was at market median pay levels for other telecommunications companies of comparable size, although, the long-term equity incentive award for our Chief Executive Officer for 2009 was below the market median pay level for Chief Executive officers of other comparable companies. This was primarily because the Compensation Committee decided to reduce the overall percentage of the long-term equity incentive award to the Chief Executive Officer as a percentage of the total long-term equity incentive awards made to the other named executive officers as a group. For 2009, our other named executive officers, as a group, received total compensation of approximately $11.0 million, which included base pay of $1.7 million, long-term equity incentive compensation with a value of approximately $8.3 million and annual cash performance compensation of approximately $1.0 million. This reflects an increase of approximately $1.1 million, or 11%, from total compensation of approximately $9.9 million for 2008, which included base salaries of $1.4 million, long-term equity incentive compensation with a value of approximately $7.1 million, and annual cash performance awards of approximately $1.4 million. This reflects a significant decrease in the annual cash performance award of 29% and an increase in the value of long-term equity incentive award of 17%. The total compensation and elements thereof paid to each of our other named executive officers during 2009 is set forth below in the Summary Compensation Table and the table entitled “Grants of Plan-Based Awards.” See “Summary of Compensation – Summary Compensation Table and Grants of Plan-Based Awards.”

The Objectives of Our Executive Compensation Program

Our Compensation Committee is responsible for establishing and administering our policies governing the compensation for our executive officers, including our named executive officers. Our Compensation Committee is composed entirely of non-employee independent directors. See “Corporate Governance — Board Committees — Compensation Committee.”

Our executive compensation programs are designed to achieve the following objectives:

•	Attract, retain and motivate talented and experienced executives in the highly competitive and dynamic wireless telecommunications industry;

•	Recognize, compensate and reward executives whose knowledge, skills and performance are critical to our success;

•

Align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and reward such executive officers when specific, measurable milestones are achieved;

•

Provide a competitive compensation package which is weighted heavily towards pay for performance, and in which total compensation is primarily determined by the achievement of specific, measurable company/team goals and individual goals, and the creation of stockholder value;

•	Ensure fairness among the executive officers by recognizing the contribution each executive officer makes to our success;

•	Encourage appropriate risk taking while discouraging behavior that may result in unnecessary or excessive risk;

•	Foster a shared commitment among executive officers by coordinating their company/team and individual performance goals in a meaningful and collaborative manner; and

•	Appropriately compensate our executives to manage our business to meet or exceed our long-range objectives and business goals.

Our Compensation Principles and Practices

Our Compensation Committee has established a peer group of public companies to evaluate the competitiveness of the Company’s compensation for its executive officers and to be used as a guide in setting compensation for newly hired executive officers. As a check against, and to supplement the peer group data, the Company also reviews each executive officer position with respect to the compensation databases of telecommunications companies and for comparable positions in comparably sized organizations, as well as the relationship and importance of each officer to the Company. We believe a competitive total compensation package is necessary to attract and retain an executive management team with the appropriate abilities and experience required to lead us.

The Compensation Committee uses the market data as a guide in establishing the total compensation for each executive officer. We benchmark our executive compensation program, which consists of base salary, annual cash performance awards and long-term equity incentive awards, as well as our performance results, in relation to other companies in our industry of similar size in terms of revenue and market capitalization. The Company, the Company’s consultant and the Compensation Committee’s consultant review the compensation of both our peer group and a select database of additional representative companies to establish the market compensation for our executive officers. Marsh Mercer Kroll, or Mercer, provided consultation services for the Compensation Committee in 2009, with Watson Wyatt assisting the Company in establishing the named executive officer’s compensation for 2009, including the long-term equity incentive compensation.

We used the following market data as a guide in establishing our total compensation program for 2009:

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Data in proxy statement filings from public wireless telecommunications companies, representing our 2009 peer group, which we believe are comparable to us based on revenue with a median of $2.2 billion for 2008 and market capitalization, including:

•	Centennial Communications Corporation;

•	Leap Wireless International Inc.;

•	Liberty Global;

•	Windstream Corporation;

•	Charter Communications;

•	NII Holdings;

•	United States Cellular Corporation;

•	CenturyLink, formerly CenturyTel;

•	Frontier Communications;

•	Time Warner Telecom;

•	NTELOS Holdings Corporation; and

•	Clearwire.

•

Published survey data includes surveys focused on the telecom industry, including Mercer Benchmark Survey, Mercer Telecom Industry Survey, Towers Perrin Executive Compensation Survey, Watson Wyatt Top Management Compensation Survey and was used primarily for other executive officer positions with insufficient peer proxy data. A sample list of telecommunication companies in such surveys include:

AT&T	Motorola
Alcatel Lucent	QUALCOMM
Cellular South	Qwest Communications International, Inc.
CenturyLink, formerly CenturyTel	Sprint Nextel Corporation
Comcast Cable	T-Mobile
Cox Communications	Time Warner Inc.
Embarq	United States Cellular Corporation
Frontier Communications, Inc.	Verizon
iPCS	Verizon Wireless
Leap Wireless Intl, Inc.	Virgin Mobile USA
Level 3 Communications

For 2009, in order to properly analyze the industry data, the compensation data gathered by the Company and the compensation consultants was analyzed for each executive. Market comparisons for the named executive officers focused on peer group comparisons and were supplemented with published survey data only in the case of insufficient peer group comparison data.

For 2009, we supplemented the peer group used for 2008 with Liberty Global, Charter Communications, NII Holdings, Century Link, Frontier Communications, Time Warner Telecom and Clearwire, and dropped Qwest Communications International, Inc. and Virgin Mobile USA. We changed the peer group to increase the number of peers, and to eliminate companies which were no longer comparable. As a result, the peer group for 2010 has remained the same as the peer group for 2009.

We believe using a public peer group along with the select databases of other companies to evaluate the competitiveness of the Company’s total compensation for executive officers provides the best approach to making sure that our compensation is competitive in the wireless telecommunications industry and is a best practice for setting incentive compensation. We believe that the public peer group of companies provides an appropriate reference point because they consist of similar organizations against which we compete for executive talent and from which we are most likely to draw new executives. We annually review the companies in our peer group and add or remove companies as necessary to ensure that our peer group comparisons are meaningful.

We believe our executive compensation program is appropriate when considering our business strategy, our compensation philosophy, the competitive market pay data, the competitiveness of the wireless industry and the significant growth that we have achieved year over year. Further, many of our executive officers have a number of years of experience in both the telecommunications industry and in senior management, which requires us to ensure that our compensation program is competitive with other companies that may try to recruit our executive officers.

For each executive officer, we consider the following factors when establishing the executive’s base salary and overall total compensation:

•	Our business need for the executive officer’s skills, as well as the business need for the executive by our peer group of companies;

•	The value of the overall experience and professional expertise that the executive officer affords to the broader goals and long-term objectives of our business;

•	The contributions that the executive officer has made relative to our success;

•	The relationship and contributions of our executive officers working together as a team to execute our overall business strategy;

•

The relationship of our executive officers’ pay to the median base pay for their position with a view toward having executives reach the median for their base pay within several years of being in the position commensurate with individual performance;

•	The length of service of the executive in the position and with the Company;

•	The transferability of the executive officer’s experience and managerial skills to other potential employers, particularly in the telecommunications industry; and

•	The readiness of the executive officer to assume a more significant role with our Company or another potential employer.

We believe these factors are appropriate because they allow the Company to balance the experience of the executive with other factors in order to attract and retain the executives needed to be successful.

The Company uses a performance rating system to determine the executive officer’s performance against established target performance goals and criteria, which is used to determine an executive’s total compensation for the year. Our compensation program places significant emphasis on pay for performance against these annually established performance goals. Based on the executive’s individual performance for the year against these annual performance goals, his supervisor or the Board determines an appropriate salary within a salary range designated for such executive’s position based on a number of factors outlined in “Base Salary” below, which salary range is targeted at the median of market. An executive’s individual performance rating also is used to determine the amount paid in connection with the individual component of his annual cash performance award. If an executive officer exceeds his goals, he could be compensated up to twice the target payment amount, and for performance which meets goals, he could be paid an amount in a range centered on the target payment amount. Along with various other factors noted in “Long-term Equity Incentive Compensation” below, an executive’s individual performance rating also is used to determine the amount of an executive’s annual long-term equity incentive award. Such annual long-term equity incentive award is targeted at median of market for performance that meets goals and up to an award at the 90th percentile level for exceptional performance. Although in all established programs setting forth corporate philosophy, objectives and guidelines, the actual resulting compensation realized by an executive from year to year remains subject to varying factors that could result in a shift, either up or down, in the resulting compensation to such employees, including the named executive officers. In addition to other relevant factors that the Compensation Committee reviews in its assessment and approval of compensation each year, such as seeking to balance executive compensation among all the executive management team based on the resulting compensation for the year, some of these factors, such as current market fluctuations, economic conditions, industry trends, increased competition and future regulatory rulings or changes in regulation, are outside the control of the Company and our executives. We believe that our pay philosophy provides the necessary balance and focus for the Company and its executives and incents and rewards the executives if the Company grows and succeeds, while at the same time providing a balanced competitive compensation package.

Based in part on this process and the recommendations from our Chief Executive Officer and other considerations discussed below, the Compensation Committee reviews and recommends to the board the annual total compensation package of our executive officers. The Compensation Committee evaluates our Chief Executive Officer’s performance in light of the compensation goals and objectives established for the Chief Executive Officer. Based on its evaluation, the Compensation Committee recommends to our Board the base salary, annual cash performance and long-term equity incentive awards for each executive officer and the amount of the individual performance component for the prior years annual cash performance award based on its assessment of their performance with input from the Compensation Committee’s consultants.

The Compensation Committee also reviews the annual performance of any officers related to the Chief Executive Officer and considers the recommendations of the related person’s direct supervisor with respect to base salary, targets for and payments under our annual cash performance awards, and grants of long-term equity incentive awards. The Compensation Committee reviews and approves these recommendations with modifications as deemed appropriate by the Compensation Committee.

We believe that our compensation program is achieving its intended goals based on the following:

•    The Company has not lost an officer to another company in 2009, which shows the Company’s compensation program is retaining executive officers;

•    There are no vacant executive officer positions in the Company which demonstrates that the Company’s compensation program is allowing the Company to attract executives when necessary, and, in fact, the Company was able to attract a new vice president of human resources in 2009; and

•    The Company’s annual cash performance award was substantially lower in 2009 than in prior years as a result of the Company’s performance.

Elements of Our Executive Compensation Program

The elements of our executive compensation programs are summarized in the table below, followed by a more detailed discussion of each element of our executive compensation program.

Element	Characteristics	Purpose
Base salary	Fixed annual cash compensation; all executives are eligible for periodic increases in base salary based on performance; targeted at the median market pay level of companies of comparable size in the telecommunications industry.	Attract and retain executives by keeping our annual compensation competitive with the market for the skills and experience necessary to meet the requirements of the executive’s role with us.

Annual cash performance awards	Performance-based annual cash compensation earned based on company/team and individual performance criteria against target performance levels based on the Company’s annual business plan; targeted at median market pay levels with the potential for paying above the market median to a maximum of 200% of target for outstanding performance achievement.	Motivate and reward for the achievement and over-performance of our critical financial and strategic goals as well as individual performance goals. Amounts earned for achievement of target Company performance levels based on our annual budget approved by the Board is designed to provide a market-competitive pay package at market median pay levels and at above market median for outstanding performance achievement; potential for lesser or greater amounts are intended to motivate participants to achieve or exceed our financial and other performance goals with no reward earned if performance goals are not met. Provides for acceleration upon a change in control in order to retain executives during any change in control event.

Long-term equity incentive awards (stock options and restricted stock)	Performance-based equity awards generally one-half of such award in stock options which have value to the extent that the price of our Common Stock increases over time and one-half in restricted stock granted at the full value; and targeted pay levels at the 50th percentile with the potential for above market grant up to the 90th percentile of market for individuals who exceed targeted performance levels. Additional amounts may be awarded when existing long-term equity incentive awards are no longer having the desired retention value.	Align interest of management with stockholders; motivate and reward management to increase the stockholder value of the Company over the long- term; attract and retain employees through the grant of full value restricted stock. Vesting of stock options and restricted stock based on continued employment facilitate retention; amount realized from exercise of stock options rewards increased stockholder value of the Company; provides for acceleration upon a change in control in order to retain executives during any change in control event.

Retirement savings opportunity	Tax-deferred plan in which all employees can choose to defer compensation for retirement. Beginning January 1, 2009, we provided a 25% match on the first 4% of eligible compensation. We do not allow employees to invest these savings in our Common Stock.	Provide employees the opportunity and the incentive to save for their retirement. Account balances are affected by contributions and investment decisions made by the employee.

Health & welfare benefits	Fixed component. The same/comparable health & welfare benefits (medical, dental, vision, disability insurance and life insurance) are available to all full-time employees.	Provides benefits to meet the health and welfare needs of employees and their families.

Base Salary

Our executive officers, including the named executive officers, are assigned to pay grades determined by comparing position-specific duties and responsibilities with the median market pay data and the Company’s internal structure. Each pay grade has a salary range with corresponding annual cash performance award and long-term equity incentive award opportunities, which is based on market pay and other factors. When establishing the base salary of any executive officer, we also consider business requirements for certain skills, individual experience and contributions, the roles and responsibilities of the executive, the pay of other executive officers, and other factors. We believe this is a reasonable and flexible approach to achieving the objectives of the executive compensation program of appropriately determining the pay of our executives based on their skills, experience, and performance.

Based on valid competitive market data and internal comparators among the officer positions, management recommends a salary range, including a minimum and maximum, for each executive officer position to the Compensation Committee. The range is established using the median market data point. For example, our Chief Executive Officer’s base salary range was from a minimum $600,000 to a maximum of $900,000 for 2009. We believe it is important that we target paying our executives at least the minimum of the range for the position and accelerate the base salary to the median of the range based on the executive’s performance rating, skills and experience in his role and decelerate after his base salary reaches the median (midpoint) of the range. The annual performance reviews of our executive officers are considered by the Compensation Committee when making decisions on setting base salary. In determining appropriate compensation levels for our executive officers, including our named executive officers, we annually review, among other things, changes (if any) in market pay levels, the contributions made or to be made by the executive officer, the performance of the executive officer, the increases or decreases in responsibilities and roles of the executive officer, the business needs for the executive officer, the marketability of managerial skills, the relevance of the executive officer’s experience to other potential employers, the executive’s salary in relationship to the minimum of his salary range and the pay of other executive officers, and the readiness of the executive officer to assume a more significant role with another organization. We also consider the executive officer’s current base salary in relation to median pay levels so that for the same individual performance, an executive officer with the same performance generally will receive larger increases when below median and smaller increases when at or above the median.

Our Compensation Committee meets outside the presence of all of our executive officers, including the named executive officers, to consider appropriate compensation for our Chief Executive Officer. For all other named executive officers, the Compensation Committee meets outside the presence of all executive officers except our Chief Executive Officer, Vice President of Human Resources and Executive Vice President, General Counsel and Secretary, each of whom recuses himself when the Compensation Committee discusses his compensation.

The base salaries paid to our named executive officers are set forth below in the Summary Compensation Table. See “Summary of Compensation.” For the fiscal year ended December 31, 2009, cumulative base salary paid in cash compensation to our named executive officers was approximately $2.5 million, with our Chief Executive Officer receiving approximately $0.8 million of that amount. We believe that the base salary paid to our executive officers during 2009 achieves our executive compensation objectives, compares favorably to market pay levels and is within our target of providing a base salary at the market median.

With respect to new executive officers, we take into account his prior base salary and annual cash incentive compensation, as well as the contribution expected to be made by the new executive officer, the business needs and the role of the executive officer with us and the salary range of the position.

Annual Cash Performance Awards

Our executive compensation program emphasizes pay for performance. We believe that a substantial portion of each executive officer’s compensation should be in performance-based pay. Annual cash performance awards granted under our Amended and Restated MetroPCS Communications, Inc. 2004 Equity Incentive Compensation Plan, or the 2004 Plan, are earned based on performance criteria that are aligned with our business strategy and financial plan and are recommended by the Compensation Committee and approved by the Board at the beginning of each fiscal year. At the Annual Meeting we are seeking the approval of a new equity compensation plan, our 2010 Equity Incentive Compensation Plan, or 2010 Equity Plan. See “Proposal 2” for more detailed information regarding the 2010 Equity Plan. We believe the annual cash performance awards granted under our 2004 Plan to our executive officers help focus their efforts on the Company’s objectives and goals and reward executive officers for annual operating results that help create value for our stockholders. We believe these annual cash performance awards have achieved their goals, as the payments under the 2009 annual cash performance awards for our executive officers were substantially less than those paid in 2008 based on the Company’s performance against the Company/team performance criteria.

Performance is measured based on the achievement of specific, measurable Company/team criteria and goals established by our Board relative to our Board approved annual business plan. and individual performance goals set by an executive’s supervisor or the Board for our Chief Executive Officer. The company/team performance goals and individual performance goals are established at the beginning of each year so that target attainment is not assured. The executive’s supervisor, or the Board for our Chief Executive Officer, selects the actual increase or determines the individual performance component of the annual cash performance award within the guidelines established by the Company’s review process and performance rating system. The attainment of payment for performance at the target level or above will require strong company performance and significant effort on the part of our executive officers. In order to emphasize the importance of our annual incentive compensation plan, we provide the opportunity for individual executive officers who exceed targeted performance levels to receive total cash compensation above the median of market pay levels.

Specifically, target incentive opportunities as a percentage of base compensation for the annual cash performance award are set to achieve payments at the market median, assuming our target business objectives are achieved. If the target level for the performance goals is exceeded, executives have an opportunity to earn maximum cash payment up to twice (or 200%) of the target amount. If the target values for the performance criteria are not achieved, executives may earn less or no award payments under the annual cash performance award program. The target values for the performance criteria used in our annual cash performance awards are determined through our annual planning process, which generally begins in October before the beginning of our fiscal year. A business plan which contains annual financial and strategic objectives is developed each year by management, reviewed and recommended by our Finance and Planning Committee, presented to our Board with such changes that are deemed appropriate by the Finance and Planning Committee, and is ultimately reviewed and approved by our Board with such changes that are deemed appropriate by the Board. The business plan objectives include our budgeted results for the annual cash performance award measures and include all of our performance criteria. The structure of the annual cash performance award program is reviewed by the Compensation Committee during the first quarter of the plan year to ensure that incentive opportunities are properly aligned with the overall business plan and strategy of the Company and are presented to the Board for its approval.

Annual cash performance awards are determined at year-end based on our performance against the previously Board approved annual cash performance award performance criteria. The Compensation Committee also exercises discretion in adjusting awards based on its consideration of each executive officer’s individual performance against his established individual performance goals and, for each executive officer other than the Chief Executive Officer, based on the annual performance review of such executive as communicated to the Compensation Committee by the Chief Executive Officer, and our overall performance during the year. The payments under the annual cash performance award for all executive officers, including the named executive officers, must be reviewed and recommended by our Compensation Committee for approval and ultimately must be approved by our Board before being paid.

Clawback. We have a policy for the adjustment or recovery of annual cash performance awards if performance measures upon which they are based are materially restated or otherwise adjusted in a manner that will reduce the size of an award or payment. This policy includes the return by any executive officer of any compensation based upon performance measures that require material restatement which are caused by such executive’s intentional misconduct or misrepresentation.

An executive officer’s annual cash performance award payout is calculated based on the following formula:

	Company/Team payout portion	+	Individual payout portion

Annual Cash Performance Award Payout =	Base Salary x set performance award target % x Company’s performance goals x 70%		Base Salary x set performance award target % x executive’s achievement of individual performance goals x 30%

Example:

¡	Executive’s base salary was $100,000 and he was in his position for the entire year

¡	Performance target award % for his level of employ is set at 40%

¡	Company performance goal results is 130%

¡	Individual executive’s performance rating of excellent results in a corresponding 150% individual payout

Company/Team Performance Payout Portion = $100,000 x 40% = $40,000 x 130% = $52,000 x 70% = $36,400

Individual Payout Portion = $100,000 x 40% = $40,000 x 150% = $60,000 x 30% = $18,000

Total Payout =            $36,400 + $18,000 = $54,400

Annual Cash Performance Award Criteria

The following table describes the weighting of the individual measures as well as the financial measures used to determine payments to the named executive officers for the fiscal year ending December 31, 2009 shown as a percentage of the total payment opportunity:

2009 Performance Award Criteria and Basis	All NEOs
Company/team performance criteria	70%
• Gross Margin
• Adjusted EBITDA per average monthly subscriber
• Net Subscriber Additions
• Capital Expenditures per ending subscriber
• Discretionary Component
Individual performance	30%

These percentages have remained the same from fiscal year 2008.

The company/team component of the performance criteria above for the annual cash performance award for the executive officers is determined based on the Company’s consolidated results against the performance goals recommended by the Compensation Committee from the Company’s business plan and approved by the Board. For purposes of the annual cash performance award under the 2004 Plan, the following terms are defined or determined as follows:

•	Gross margin is defined as the Company’s gross revenues less Enhanced 911 revenues, Federal Universal Service Fund revenues and the total cost of equipment;

•	Adjusted EBITDA per average monthly subscriber is determined by dividing the Company’s Adjusted EBITDA by the sum of the average monthly number of customers during the year;

•	Net subscriber additions are determined by subtracting the number of customers on our system at the beginning of the year from the number of customers on our system at the end of the year;

•

Capital expenditures per ending subscriber is determined by dividing the total balance of property and equipment and microwave relocation costs at the end of the year by the total number of customers at the end of the year; and

•	Individual performance goals, such as achievement of strategic objectives and individual goals are set by an individual’s supervisor and demonstration of compliance with our core values.

The performance criteria is designed to create incentives for the executive officers of our Company to grow the Company’s subscribers and revenue while at the same time ensuring that the Company maintains strict cost control and that the Company’s growth is profitable. The measures are also designed to give executive management of the Company the flexibility to respond to changes in market conditions. The measures also are designed to provide checks and balances so that any over-achievement on one performance measure may reduce the level of achievement on another performance measure. The gross margin measure is designed to reflect our strategy of developing new markets, growing top line revenue, and expanding our market share in existing markets. To ensure we efficiently develop and expand our markets, the Adjusted EBITDA per average monthly subscriber measure motivates our executives to manage our costs and to take into account the appropriate level of expenses expected with our growth in number of subscribers. The net subscriber addition measure is designed to incent our executives to continue to grow the total number of subscribers of the Company. The capital expenditures per ending subscriber measure is designed to ensure that the appropriate level of investment is being made in our networks consistent with our growth.

As noted above, the company/team performance criteria also have a discretionary component which is recommended by the Compensation Committee and approved by the Board at the end of the fiscal year. This component provides the Board with flexibility to consider factors other than financial performance. The discretionary component provides recognition for contributions made to the overall growth or health of the business or other strategic initiatives and is intended to capture how the Company has performed in areas that are not quantified in the major metrics. Historically, the discretionary performance portion of the annual cash performance award has been set at the overall performance of the Company against the other financial/operational measures. For 2009, the discretionary portion took into account the Company’s performance against its targets in the recent economic environment.

Annual Cash Performance Award Opportunities Under the 2004 Plan

We have developed goals for our performance measures that would result in varying levels of annual cash performance award payments. If these goals are exceeded by a certain percentage, our executive officers have the opportunity to receive a maximum award equal to two times their target award, and if the goals are not achieved, our executive officers receive no payment. The target and maximum award opportunities under the 2009 annual cash performance awards were set based on competitive market pay levels and are shown as a percentage of annual base salary at corresponding levels of performance against our goals as shown in the following table:

2009 Annual Cash Performance Award Payment Level Based on Goal Achievement
Officer	At 100% (Target)	Maximum Payment
President and Chief Executive Officer	140% of base salary	280% of base salary
Chief Operating Officer	85% of base salary	170% of base salary
EVP and CFO	75% of base salary	150% of base salary
EVP, General Counsel and Secretary	75% of base salary	150% of base salary
SVP, Chief Technology Officer	65% of base salary	130% of base salary

We believe that attainment of payments under our annual cash performance award plan requires strong company performance. For example, for 2009, in order to achieve a minimum payment under the 2009 annual cash performance award, the Company would have been required to substantially grow units in service, gross margin, and Adjusted EBITDA, and to manage capital expenditures. Our executive officers have historically achieved better than the targeted annual cash performance award. In 2009, we did not meet our targeted levels of performance for many of these Company/team performance criteria, which resulted in the Company/team performance criteria paying at less than 100% of target. We believe that payments under the annual cash performance awards for prior years also demonstrate that payments require strong company performance.

Performance Year	Company/team Performance Criteria Payout percentage
2007	155.8%
2008	100.8%
2009	58.7%

 The actual payments under our annual cash performance awards made to our named executive officers for the fiscal year ended December 31, 2009 are set forth below in the Summary Compensation Table. See “Summary of Compensation.” The total payouts of the annual cash performance awards as a percentage of the total cash compensation for 2009 for each named executive officer were approximately:

Officer	Percentage (%) of Total Cash Compensation
Chief Executive Officer and President	52%
Chief Operating Officer	40%
Executive Vice President and Chief Financial Officer	37%
Executive Vice President, General Counsel and Secretary	37%
Senior Vice President, Chief Technology Officer	33%

 We believe that the payments under our annual cash performance awards made to our named executive officers for the fiscal year ended December 31, 2009 achieved our executive compensation objectives.

Long-term Equity Incentive Compensation

 Our long-term equity incentive program for 2009 provides for an award consisting of one-half of the value of the award in stock options to acquire our Common Stock, which requires growth in our Common Stock price in order for our executive officers to realize any value, and one-half of the value of the award in restricted stock, which will appreciate or decrease in value based on our stock price. This is a change from historical practice where we previously awarded long-term equity incentive awards solely in the form of stock options. For 2009, our Compensation Committee and management reviewed the long-term equity incentive compensation and determined that a combination of stock options and restricted stock was more appropriate to provide long-term equity incentive compensation to our executive officers. Other types of long-term equity incentive compensation may be considered in the future as our business strategy evolves.

 We believe our long-term equity incentive awards align the interests of our executive officers to the interests of the stockholders. Stock options align our executive’s interests with stockholders through appreciation of our Common Stock price, while the restricted stock provides a balance and retention incentive as well as aligns the employee, as a stockholder in the Company, with other stockholders. We select the amount of the award based on the long-term component of the competitive market data established through the peer group and select other company data. Equity incentive awards make up the long-term component of an executive’s total compensation. Annual long-term equity incentive awards are targeted at the median level of market pay practices and market pay levels for the executive officer with those individuals who exceed targeted performance levels having the opportunity to receive grants above the market median up to the 90th percentile level. In 2009, our executive officers stock option values and restricted stock values declined dramatically as a result of a decline in our stock price. We believe our long-term incentive program aligned our executive’s interests with those of stockholders because the executives long-term award values declined as our stock price declined.

 The executive’s performance determines whether the executive will receive a long-term equity incentive award at the 50th , 75th or 90th percentile. This analysis is also used to determine any new hire or promotion-related grants that may be made during the year. Based on individual performance and contributions to our overall performance, the 2009 annual long-term equity incentive awards granted to the named executive officers ranged between the 50th and 90th percentile of market pay level for each named executive officer. See the table entitled “Grants of Plan-Based Awards” for the long-term equity incentive awards granted to the named executive officers for 2009. However, for 2010, based on the substantial decline in our Company’s Common Stock price, the Compensation Committee decided to award the same number of options and shares of restricted stock as in 2009, based on what the award would have been in 2008 given the officer’s performance in 2009 rather than use the 50 th, 75th, or 90th percentile of the peer companies for 2009. This has resulted in a substantially lower value being attributed to the options and shares of restricted stock being awarded in 2010 to our named executive officers. We believe this advances our goal of aligning our executive’s interests with our stockholders.

 The Compensation Committee also takes into consideration, among other things, the percentage of equity being awarded to the top four named executive officers in comparison to the entire long-term equity incentive award for all employees, the percentage of the equity awarded the top four named executive officers being awarded to the Chief Executive Officer, the amount of equity being awarded the Chief Executive Officer in relationship to the next highest named executive officer, the total dilution as a result of the long-term equity incentive award, and the retention value of existing long-term equity incentive awards.

 Like our other pay components, long-term equity incentive awards are determined based on an analysis of competitive market levels. Each year the Compensation Committee works with its compensation consultants to evaluate the competitiveness of the long-term equity incentive structure to ensure that the program remains competitive in the market. Recommendations are reviewed by our Compensation Committee designated consultants, the Compensation Committee, and presented to our Board for approval. In addition, the Compensation Committee evaluates the retention value of existing long-term equity incentive awards and the awards realized by executive officers in prior long-term equity incentive awards. The long-term equity incentive amount is divided by the value of the stock equity award based on a Black Scholes Valuation Model at the time of grant for stock options and the grant date fair value for restricted stock compared with prior year stock equity awards.

 Upon hire, our executive officers receive an initial long-term equity incentive award grant. In 2009, our executive officers also are eligible to receive full or partial annual long-term equity incentive awards based upon the anniversary date of his initial long-term equity grant beginning on the second anniversary of the date of his initial long-term equity incentive award grant. Given the volatility of the market over time and with a view to improving the retentive nature of our long-term equity compensation awards, beginning in 2010, officers and employees hired in 2010 and thereafter will be eligible to receive full or partial annual long-term equity incentive awards on the first anniversary of the date of his initial equity award. Individual determinations are made with respect to the number of stock options and restricted stock contained in each long-term equity incentive award granted to executive officers. In making these determinations, we consider, among other things, our performance relative to the financial and strategic objectives set forth in the annual business plan, the previous year’s individual performance of each executive officer, the market pay levels for the executive officer, the incentive currently provided by the existing stock options and restricted stock already held by such executive officer, the amount already realized by an executive officer for prior long-term equity incentive awards, and the number of stock options and restricted stock granted to other executive officers.

 Historically, our long-term equity incentive compensation was exclusively in the form of options to acquire our Common Stock. In 2009, our Compensation Committee and management reviewed the long-term equity incentive compensation and determined that a combination of stock options and restricted stock was more appropriate to provide long-term equity incentive compensation to our executive officers. Other types of long-term equity incentive compensation may be considered in the future as our business strategy evolves.

 Long-term equity incentive awards were previously made pursuant to the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc., as amended, or the 1995 Plan, and since late 2005 and thereafter, our 2004 Plan. The 1995 Plan terminated in November 2005 and no further awards can be made under the 1995 Plan, but all options granted before November 2005 remain valid in accordance with their terms. Under the 2004 Plan, repricing of awards is only allowable with stockholder approval. During 2009, we did not reprice any awards. At the 2010 Annual Meeting, we are seeking the approval of our 2010 Equity Plan. See “Proposal 2.”

 Long-term equity incentive awards in the form of stock options provide our executive officers with the right to purchase shares of our Common Stock at a fixed exercise price for a period of up to ten years under the 2004 Plan and between ten and fifteen years under the 1995 Plan. Long-term equity incentive awards in the form of options are earned on the basis of continued service to us and generally vest over a period of one to four years, and for multi-year awards, generally beginning with one-fourth vesting one year after the date of grant, and the balance pro-rata vesting monthly thereafter. See “Employment Agreements, Severance Benefits and Change in Control Provisions” for a discussion of the change in control provisions related to stock options. Stock option awards under the 1995 Plan may be exercised any time after grant subject to repurchase by us if any stock is unvested at the time an employee ceases service with us. The exercise price of each long-term equity incentive award in the form of stock options granted in 2009 was based on the closing price of our Common Stock on the NYSE on the date of the grant.

 Long-term equity incentive awards in the form of restricted stock are granted based on the Company’s closing stock price on the date of grant. The restricted stock vests over four years with one quarter vesting on the anniversary date of the award of restricted stock and the balance pro-rata vesting monthly or quarterly thereafter. The long-term equity incentive awards vesting schedule is based solely upon continued service by the employee. We believe this is appropriate since our long-term equity incentive awards vest over a substantial period of time with no vesting occurring in the first year after grant. We believe this approximately links stockholders interests and executive interests without the need for performance-based vesting. See “Employment Agreements, Severance Benefits and Change in Control Provisions” for a discussion of the change in control provisions related to restricted stock.

 Typically, the Board has granted annual long-term equity incentive awards at its regularly scheduled meeting in March. The timing of the grants is consistent each year and is not coordinated with the public release of nonpublic material information. After our initial public offering in April 2007, the Compensation Committee and the Board adopted a general practice of making long-term equity incentive awards only during the period after at least two business days following the release of earnings and on or before the fifteenth day of the last month of a quarter. The Compensation Committee and the Board have not delegated to management the authority to make long-term equity incentive awards under the 2004 Plan. In 2009, the Compensation Committee met 7 times to make awards to non-officers and make recommendations to the Board for officers.

 While the vast majority of equity incentive awards to our executive officers have been made pursuant to our annual long-term equity incentive award program or in connection with their hiring or promotion, the Compensation Committee retains discretion to make long-term equity incentive awards to executive officers at other times, including in connection with the hiring of a new executive officer, the promotion of an executive officer, to reward executive officers for exceptional performance, for retention purposes or for other circumstances recommended by management or the Compensation Committee.

 For accounting purposes, we apply the guidance in ASC 718 (Topic 718, “Compensation – Stock Compensation”), or ASC 718, to record compensation expense for our grants of long-term equity incentive awards. ASC 718 is used to develop the assumptions necessary and the model appropriate to value the awards as well as the timing of the expense recognition over the requisite service period, generally the vesting period, of the award.

 Executive officers recognize taxable income from long-term equity incentive awards in the form of stock options when a vested option is exercised. We generally receive a corresponding tax deduction for compensation expense in the year of exercise subject to any limitation under section 162(m) of the Code. For a more detailed discussion of section 162(m) limitations, see “Tax Deductibility of Executive Compensation.” The amount included in the executive officer’s wages and the amount we may deduct is equal to the Common Stock price when the stock options from a long-term equity incentive award are exercised less the exercise price multiplied by the number of stock options exercised. We do not pay or reimburse any executive officer for any taxes due upon exercise of a stock option or for the taxes due on vesting of restricted stock.

Comprehensive Benefits Package

 We provide a competitive benefits package to all full-time employees, including the executive officers, that includes health and welfare benefits, such as medical, dental, vision care, disability insurance, life insurance benefits, and a 401(k) savings plan.

    Perquisites

 We have no structured executive perquisite benefits (e.g., club memberships or company vehicles) for any executive officer, including the named executive officers, and we currently do not provide any deferred compensation programs or supplemental pensions to any executive officer, including the named executive officers.

 However, during fiscal year 2009, our CEO was required to submit a filing under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, or the HSR Act, based on his potential receipt of Company restricted Common Stock as a form of compensation over his years of service to the Company. The Company paid $70,810 to cover the HSR Act filing fees, which includes a gross-up payment to cover taxes related to the imputed income associated with this payment. The Compensation Committee reviewed the legal requirements under the HSR Act, the triggering events for the filing requirement and the practices of other public companies with respect to HSR Act filings. Based on this review, the Compensation Committee approved the payment by the Company of the HSR Act filing fees otherwise payable by the Chief Executive Officer and additional amounts sufficient to cover any associated tax liabilities of the Chief Executive Officer. The Compensation Committee determined that these payments were appropriate because of the unavailability of an HSR Act exemption for receipt of stock by executive officers and because the filing obligation arose as a direct result of the CEO’s position as an officer of the Company. Further, the Compensation Committee noted that the requirement was triggered by the cumulative holdings of our CEO that were received over a long period of time during which he has made substantial contributions to the Company and its growth. The Committee also approved making the HSR filing fee payment (and any related gross-up) if the Company’s Common Stock price rises to such an extent requiring an HSR filing at the next higher HSR filing threshold.

Retirement Savings Opportunity

 All full-time employees with at least three months of service may participate in our 401(k) Retirement Savings Plan, or 401(k) Plan. Each employee may make before-tax contributions up to the current Internal Revenue Service limit of $16,500 for 2009. We provide this plan to help our employees save some amount of their cash compensation for retirement in a tax efficient manner. Beginning as of January 1, 2009, we began providing a 25% match each year of the first 4% of eligible compensation contributed by our employees, including our named executive officers, to a 401(k) account. The plan has a four year vesting schedule based on years of service with the Company, with 25% vesting each year. For fiscal year ended December 31, 2009, we made an aggregate $1,072,747 discretionary matching contribution to the 401(k) Plan for all employees, including the named executive officers. We do not provide an option for our employees to invest in our Common Stock in the 401(k) Plan and we do not have an employee stock purchase program. Historically, the Company has had to return a portion of contributions made by certain highly paid employees, including certain executive officers, to our 401(k) Plan because we did not pass the non-discrimination test, or more specifically, the Average Deferral Percentage test, required by the Internal Revenue Service.

Health and Welfare Benefits

 All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Relocation Benefits

 Newly hired or promoted officers may be provided with relocation benefits if the work location of the officer is more than 50 miles from their current residence or, if currently employed by the Company, their current work location. The officer is not required to return any relocation benefit received if he leaves the Company. For non-executive officers, if the employee leaves during the first year of employment, the employee is obligated to repay the relocation benefits. In 2009, we did not pay any relocation benefits to the named executive officers.

Employment Agreements, Severance Benefits and Change in Control Provisions

 In 2009, we did not have any employment agreements in effect with any of our named executive officers. We grant and have granted long-term equity incentive awards consisting of stock options that remain outstanding under two plans, the 1995 Plan and the 2004 Plan. Additionally, under our 2004 Plan, we have granted long-term equity incentive awards consisting of restricted stock and annual cash performance awards for 2009. The 1995 Plan and the 2004 Plan contain certain change in control provisions. We have change in control provisions in our 1995 Plan and 2004 Plan to ensure that if our Company experiences a change of control our executives and other key employees who have received awards under either plan will remain with the Company through any change in control event.

The 1995 Plan – Change of Control Provision

Under our 1995 Plan, in the event of a “corporate transaction,” as defined in the 1995 Plan, the following occurs with respect to stock options granted under the 1995 Plan:

•

Each outstanding option automatically accelerates so that each option becomes fully exercisable for all of the shares of the related class of Common Stock at the time subject to such option immediately prior to the corporation transaction;

•	All outstanding repurchase rights automatically terminate and the shares of Common Stock subject to those terminated rights immediately vest in full;

•

Immediately following a corporate transaction, all outstanding options terminate and cease to be outstanding, except to the extent assumed by the successor corporation and thereafter adjusted in accordance with the 1995 Plan; and

•

In the event of an “involuntary termination” of an optionee’s “service” with us within 18 months following a corporate transaction, any fully-vested options issued to such holder remain exercisable until the earlier of (i) the expiration of the option term, or (ii) the expiration of one year from the effective date of the involuntary termination.

Corporate transactions for purposes of the 1995 Plan include either of the following stockholder approved actions involving us:

•

A merger or consolidation transferring greater than 50% of the voting power of our outstanding securities to a person or persons different from the persons holding those securities immediately prior to such transaction; or

•	The disposition of all or substantially all of our assets in a complete liquidation or dissolution.

The 2004 Plan – Change of Control Provision

Under our 2004 Plan, unless otherwise provided in an award, certain events in the definition of a “change of control,” as defined in the 2004 Plan, results in the following:

•	All “options” and “stock appreciation rights” then outstanding become immediately vested and fully exercisable;

•

All restrictions and conditions of all “restricted stock” and “phantom stock” then outstanding are deemed satisfied, and the “restriction period” or other limitations on payment in full with respect thereto are deemed to have expired, as of the date of the change in control; and

•

All outstanding “performance awards” and any “other stock or performance-based awards,” which would include our annual cash performance awards, become fully vested, deemed earned in full and are to be promptly paid to the participants as of the date of the change in control.

 The events which would cause the foregoing to occur under the 2004 Plan are as follows::

•

A merger, organization, business combination or consolidation of us or one of our subsidiaries transferring greater than 50% of the voting power of our outstanding securities to a person or persons different from the persons holding those securities immediately prior to such transaction;

•	The disposition of all or substantially all of our assets, other than to the current holders of 50% or more of the voting power of our voting securities;

•	The approval by the stockholders of a plan for the complete liquidation or dissolution; or

 Additionally, under the 2004 Plan, if approved by our Board prior to or within 30 days after such a change in control, the Board has the right for a 45-day period immediately following the change in control to require all, but not less than all, “participants” to transfer and deliver to us all “awards” previously granted to the participants in exchange for an amount equal to the “cash value” of the “awards.” For a more detailed discussion of the 2004 Plan, see “Discussion of Summary Compensation and Plan-Based Awards Tables — 2004 Equity Incentive Compensation Plan.”

Stock Ownership Guidelines

 Stock ownership guidelines have not been implemented by the Compensation Committee for our executive officers or directors. Currently we do not require stock ownership for our executive officers or directors. A significant portion of the compensation of each executive officer and director is based on long-term equity incentive awards in the form of stock options and restricted stock which vest over a certain period of time, which we believe aligns the interests of our executive officers and directors with those of our stockholders. However, as part of our annual review of our compensation program, we may re-evaluate our position with respect to stock ownership guidelines in the future.

Securities Trading Policy

 Our securities trading policy states that executive officers, including the named executive officers, and directors may not purchase or sell puts or calls to sell or buy our stock, engage in short sales with respect to our stock, or buy our securities on margin. In addition, our executive officers and directors are covered by the Policy on the Prevention of Insider Trading and Misuse of Confidential Information of MetroPCS Communications, Inc. and its Subsidiaries, or Insider Trading Policy, and the Code of Ethics, or Code of Ethics, both of which prohibit trading in our securities while in possession of material inside information or outside designated trading windows and prohibit the disclosure of material inside information to others that may buy or sell our securities. Our Insider Trading Policy permits employees, including officers, and directors to establish 10b5-1 trading plans. Certain of our officers and directors have established 10b5-1 trading plans and each of our named executive officers has established a 10b5-1 trading plan.

Tax Deductibility of Executive Compensation

 Limitations on deductibility of executive compensation may occur under section 162(m) of the Code, which generally limits the tax deductibility of compensation paid by a public company to its principal executive officer and the three most highly compensated executive officers, other than the principal executive officer and the principal financial officer, to $1 million in the year the compensation becomes deductible to the Company. There is an exception to the limit on deductibility for performance-based compensation if such compensation meets certain requirements. Additionally, those companies that become publicly held have a certain period of time in which to fully comply with the requirements of section 162(m) of the Code, referred as a reliance period. During this reliance period, payments are not subject to the $1 million limit. For such newly public companies, the reliance period continues until the earlier to occur of (i) the expiration of the plan; (ii) the material modification of the plan within the meaning proscribed by the rule; (iii) the issuance of all employer stock and other compensation that has been allocated under the plan; or (iv) the first stockholder meeting at which directors are to be elected after the close of the third calendar year following the calendar year in which the initial public offering occurs, or for the Company, at our 2011 Annual Meeting of Stockholders.

 Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. We believe that achieving our compensation objectives set forth above is more important than the benefit of tax deductibility and we reserve the right to maintain flexibility in how we compensate our executive officers that may result in limiting the deductibility of amounts of compensation from time to time.

SUMMARY OF COMPENSATION

The following table sets forth certain information with respect to compensation for the years ended December 31, 2009, 2008 and 2007 earned by or paid to our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers, which are referred to as the named executive officers:

Summary Compensation Table

Name & Principal Position	Year	Salary	Stock Awards (6)	Option Awards (6)	Non-Equity Incentive Plan Compensation (7)	All Other Compensation		Total
Roger D. Linquist President and CEO(1)	2009	$804,192	$3,535,350	$3,717,825	$861,500	$71,925	(8)	$8,990,792
	2008	$710,577		$8,522,897	$1,325,200			$10,558,674
	2007	$586,154		$12,006,016	$969,400			$13,561,570

J. Braxton Carter EVP/CFO(2)	2009	$472,308	$1,082,250	$1,174,050	$271,100	$2,319	(9)	$3,002,027
	2008	$414,712		$1,711,425	$397,000			$2,523,137
	2007	$343,654		$3,040,688	$443,800			$3,828,142

Thomas C. Keys COO(3)	2009	$511,539	$1,803,750	$1,924,138	$334,000	$2,450	(9)	$4,575,877
	2008	$441,346		$3,868,642	$476,500			$4,786,488
	2007	$302,123		$7,478,728	$386,700			$8,167,551

Mark A. Stachiw EVP/General Counsel and Secretary(4)	2009	$380,962	$721,500	$750,088	$221,000	$2,450	(9)	$2,076,000
	2008	$312,500		$1,266,455	$298,900			$1,877,855
	2007	$252,116		$2,162,964	$280,200			$2,695,280

Malcolm M. Lorang SVP/Chief Technology Officer(5)	2009	$305,385	$432,900	$456,575	$153,300	$2,450	(9)	$1,350,610
	2008	$257,692		$222,485	$210,500			$690,677
	2007	$237,692		$1,755,449	$240,300			$2,233,441

(1)	Roger D. Linquist was President from the inception of the Company through June 2007 when he resigned as President and he was reappointed as President in December 2007.

(2)	J. Braxton Carter became Executive Vice President and Chief Financial Officer in February 2008, and was our Senior Vice President and Chief Financial Officer from March 2005 to February 2008.

(3)	Thomas C. Keys continues in his position as Chief Operating Officer in 2009 after becoming Chief Operating Officer and President in 2007. He resigned as President in December 2007. Mr. Keys held the position of Senior Vice President, Market Operations, West from January through June 2007 and during 2006 and 2005, he was Vice President, General Manager Dallas.

(4)	Mark A. Stachiw became Executive Vice President, General Counsel and Secretary in February 2008, and was our Senior Vice President, General Counsel and Secretary from January 2006 until February 2008.

(5)	Malcolm M. Lorang became Senior Vice President and Chief Technology Officer in January 2006.

(6)	The value of stock awards and option awards for 2009, 2008 and 2007 is determined using the aggregate grant date fair value computed in accordance with ASC 718.

(7)	The Company grants annual cash performance awards to executive officers pursuant to our 2004 Plan. The 2004 Plan provides annual cash performance awards based upon pre-established targets and maximum payouts set by the Board at the beginning of each fiscal year. See “Discussion of Summary Compensation and Plan-Based Awards Tables — Material Terms of Plan-Based Awards.” These amounts reflect the actual amount paid to each named executive officer pursuant to annual cash performance awards under the 2004 Plan for the fiscal year ended December 31, 2009.

(8)	The Company paid $70,810 to cover certain Hart-Scott-Rodino filing fees ($45,000) and the related tax gross up amount ($25,810) and the Company paid $1,115 in 2009 attributable to the Company’s 401(k) matching contribution. See “Comprehensive Benefits Package, Perquisites” for further discussion on the HSR related fees.

(9)	Amount paid in 2009 by the Company attributable to its 401(k) matching contribution for such executive.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2009 to the named executive officers:

Grants of Plan-Based Awards

	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value
Name & Principal Position		Threshold	Target	Maximum	(#)	(#)	($/Share)	(2)
Roger D. Linquist	3/4/2009	$0	$1,096,200	$2,192,400		570,000	$14.43	$3,717,825
	3/4/2009				245,000		—	$3,535,350

J. Braxton Carter	3/4/2009	$0	$345,000	$690,000		180,000	$14.43	$1,174,050
	3/4/2009				75,000		—	$1,082,250

Thomas C. Keys	3/4/2009	$0	$425,000	$850,000		295,000	$14.43	$1,924,138
	3/4/2009				125,000		—	$1,803,750

Mark A. Stachiw	3/4/2009	$0	$281,250	$562,500		115,000	$14.43	$750,088
	3/4/2009				50,000		—	$721,500

Malcolm M. Lorang	3/4/2009	$0	$195,000	$390,000		70,000	$14.43	$456,575
	3/4/2009				30,000		—	$432,900

(1)	The grants dated as of March 4, 2009 reflect the annual long-term equity incentive awards in the form of stock option grants and restricted stock awards to each named executive officer.

(2)	The grant date fair value of the restricted stock awards and the stock option awards for 2009 is determined using the fair value recognition provisions of ASC 718.

(3)	The Company grants annual cash performance awards to executive officers pursuant to our 2004 Plan. The 2004 Plan provides annual cash performance awards based upon pre-established targets and maximum award payouts set by the Board at the beginning of each fiscal year. See “Discussion of Summary Compensation and Plan-Based Awards Tables — Material Terms of Plan-Based Awards.” The actual amount paid to each named executive officer pursuant to annual cash performance awards under the 2004 Plan for the fiscal year ended December 31, 2009 is set forth in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation.”

Discussion of Summary Compensation and Plan-Based Awards Tables

 Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan Based Awards table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below.

Employment and Indemnification Arrangements

 In 2009, we did not have any employment contracts in effect with any of our named executive officers. However, we have entered into agreements with each director, each officer, and certain other employees which require us to indemnify and advance expenses to our directors, officers, and covered employees to the fullest extent permitted by applicable law if the person is or threatened to be made a party to any threatened, pending or completed action, suit, proceeding, investigation, administrative hearing whether formal or informal, governmental or non-governmental, civil, criminal, administrative, or investigative if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company or in a manner otherwise expressly permitted under our Certificate of Incorporation or the Bylaws.

Bonus and Salary

  Our Board has established a pay for performance approach for determining executive pay. Base salaries are targeted in a range centered at the median market pay levels while total annual cash compensation is targeted above the median of market pay levels for outstanding performance achievement. As a guide to setting our executive’s pay, we use a peer group of publicly traded companies in similar lines of business in similar geographies, as well as similar in size in terms of revenue and market capitalization, as well as well-established third-party surveys that are industry specific and focused on executive pay in the telecommunications and wireless industries. See “The Objectives of our Executive Compensation Program.”

Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc., as amended

  Our 1995 Plan, which was terminated in November 2005, provided for the grant of stock options to acquire shares of our Common Stock. Upon termination of the 1995 Plan, no stock options to acquire shares of our Common Stock may be granted. The options granted under the 1995 Plan have a term of 10 to 15 years and vested over time in accordance with schedules established by our Board. All options granted to date under the 1995 Plan have vested. The remaining number of shares issuable upon exercise under the outstanding options granted under the 1995 Plan as of March 31, 2010 is 4,168,531 and the maximum remaining term of the outstanding options granted under the 1995 Plan is six years. Option holders have the right to exercise these options immediately, even if the vesting criterion has not been met. If an option for unvested shares of our Common Stock is exercised, the option holder is restricted from selling the unvested restricted shares prior to their normal vesting and if the option holder’s service with is terminated, we may repurchase any and all of their unvested shares at a price equal to the aggregate exercise price paid for such shares. For a discussion regarding change in control provisions of our 1995 Plan, see “Employment Agreements, Severance Benefits and Change in Control Provisions.”

Amended and Restated MetroPCS Communications, Inc. 2004 Equity Incentive Compensation Plan

Our Board has adopted, and our stockholders have approved, our 2004 Plan. This description of the 2004 Plan below is merely a summary and should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the 2004 Plan, which was filed with the SEC as Exhibit 10.1(a) to our Amendment No. 2 to MetroPCS Communications, Inc.’s Registration Statement on Form S-1/A (SEC File No. 333-139793), filed on February 27, 2007.

 Administration.  Our 2004 Plan is administered by our Compensation Committee. As plan administrator, the Compensation Committee has full authority to (i) interpret the 2004 Plan and all awards thereunder, (ii) make, amend and rescind such rules as it deems necessary for the administration of the 2004 Plan, (iii) make all determinations necessary or advisable for the administration of the 2004 Plan, and (iv) make any corrections to the 2004 Plan or an award deemed necessary by our Compensation Committee to effectuate the 2004 Plan. All awards under the 2004 Plan are granted by our Compensation Committee in its discretion, but historically all awards to executive officers are approved by our Board (with the Chief Executive Officer recusing himself with respect to any awards to himself) based on the recommendations of our Compensation Committee.

 Eligibility.  All of our and our affiliates’ employees, consultants and non-employee directors are eligible to be granted awards by our Compensation Committee under the 2004 Plan. An employee, consultant or non-employee director granted an award is a participant under our 2004 Plan. Our Compensation Committee also has the authority to grant awards to a third party designated by a non-employee director provided that (i) our Board consents to such grant, (ii) such grant is made with respect to awards that otherwise would be granted to such non-employee director, and (iii) such grant and subsequent issuance of stock may be made upon reliance of an exemption from the Securities Act.

 Number of Shares Available for Issuance.  The maximum number of shares of our Common Stock that are authorized for issuance under our 2004 Plan currently is 40,500,000. Common Stock issued under the 2004 Plan may be treasury shares, authorized but unissued shares, shares previously subject to abandoned or terminated options, shares which have been cancelled, or, if applicable, shares acquired in the open market.

 In the event the number of shares of Common Stock to be delivered upon the exercise or payment of any award granted under the 2004 Plan is reduced for any reason or in the event that any award (or portion thereof) can no longer be exercised or paid, the number of shares no longer subject to such award shall be released from such award and shall thereafter be available under the 2004 Plan for the grant of additional awards.

 Upon the occurrence of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the administrator of the 2004 Plan may ratably adjust the aggregate number and affected class of securities available under the 2004 Plan.

 Types of Awards.  The Compensation Committee may grant the following types of awards under our 2004 Plan: stock options; purchased stock; bonus stock; stock appreciation rights; phantom stock; restricted stock; performance awards; or other stock or performance-based awards. Stock options awarded under our 2004 Plan may be nonqualified stock options or incentive stock options under Section 422 of the Code. With the exception of incentive stock options, our Compensation Committee may grant, from time to time, any of the types of awards under our 2004 Plan to our employees, consultants and non-employee directors. Incentive stock options may only be granted to our employees. Awards granted may be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other award or any award granted under another of our plans, or any business entity to be acquired by us, or any other right of a participant to receive payment from us.

 Stock Options.  A stock option is the right to acquire shares of our Common Stock at a fixed price for a fixed period of time and generally are subject to a vesting requirement. A stock option will be in the form of nonqualified stock options or incentive stock options. The exercise price is the closing price for the Company’s Common Stock on the date of grant. The term of a stock option may not exceed ten years or five years in the case of incentive stock options granted to a 10% owner. With stockholder approval, our Compensation Committee may grant to the holder of outstanding nonqualified stock options replacement options with a lower (or higher with consent) exercise price than the exercise price of the replaced options.

 Purchased Stock.  Purchase stock awards entitle the participant to purchase our Common Stock at a price per share that may be less than, but not greater than, the fair market value per share at the time of purchase.

 Bonus Stock.  Bonus stock grants are made in consideration of performance or services by the participant with no additional consideration except as may be required by our Compensation Committee or the 2004 Plan.

 Stock Appreciation Rights and Phantom Stock.  Stock appreciation rights are awards that entitle the participant to receive a payment equal to the excess, if any, of the fair market value on the exercise date of a specified number of shares of our Common Stock over a specified grant price. Phantom stock awards are rights to receive cash equal to the fair market value of a specified number of shares of our Common Stock at the end of a specified deferral period. Stock appreciation rights may be granted in tandem with options or any other awards under the 2004 Plan. All stock appreciation rights granted under our 2004 Plan must have a grant price per share that is not less than the fair market value of a share of our Common Stock on date of the grant.

 Restricted Stock.  Restricted stock awards are shares of our Common Stock that are subject to cancellation, restrictions and vesting conditions, as determined by our Compensation Committee and in accordance with the 2004 Plan. Restricted stock held by directors of the Company may be transferred to third parties. The Company may withhold shares of restricted stock at vesting to satisfy the withholding tax obligations of an awardee. The Company grants restricted stock based on the Company’s closing stock price on the date of grant. The restricted stock vests over four years with one quarter of the award vesting on the anniversary date of the award of restricted stock and the balance pro-rata vesting monthly or quarterly thereafter.

 Performance Awards.  Performance awards are awards granted based on business performance criteria measured over a period of not less than six months and not more than ten years. Performance awards may be payable in shares of our Common Stock, cash or any combination thereof as determined by our Compensation Committee. The Company has typically granted its annual cash performance awards to officers as performance awards based on business performance criteria measured over a fiscal year.

 Other Awards.  Our Compensation Committee also may grant other forms of awards that generally are based on the value of our Common Stock, or cash, as determined by our Compensation Committee to be consistent with the purposes of our 2004 Plan.

 Section 162(m) Performance-Based Awards.  The performance goals for annual cash performance awards under our 2004 Plan consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by our Compensation Committee. In the case of any award granted to our Chief Executive Officer or any one of our three most highly paid officers, other than our Chief Executive Officer and our Chief Financial Officer, performance goals are designed to be objective and meet the requirement that the level or levels of performance targeted by our Compensation Committee are such that the achievement of performance goals is “substantially uncertain” at the time of grant. Our Compensation Committee may determine that such annual cash performance awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant and/or settlement of such annual cash performance awards. Performance goals may differ among annual cash performance awards granted to any one participant or for annual cash performance awards granted to different participants. As a newly public company still in its reliance period, we should not be subject to any limitations of section 162(m) of the Code with respect to the compensation paid to our Chief Executive Officer and our three most highly paid officers.

 One or more of the following business criteria for us, on a consolidated basis, and/or for our specified subsidiaries, divisions or business or geographical units (except with respect to the total stockholder return and earnings per share criteria), may be used by our Compensation Committee in establishing performance goals for annual cash performance awards granted to a participant: (A) earnings per share; (B) increase in price per share; (C) increase in revenues; (D) increase in cash flow; (E) return on net assets; (F) return on assets; (G) return on investment; (H) return on equity; (I) economic value added; (J) gross margin; (K) net income; (L) pretax earnings; (M) pretax earnings before interest, depreciation and amortization; (N) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (O) operating income; (P) total stockholder return; (Q) debt reduction; (R) other company or industry specific measurements used in our management and internal or external reporting, including but not limited to, average revenue per user, cost per gross add, cash cost per user, adjusted earnings before interest, taxes, depreciation and amortization, capital expenditure per customer, etc., and (S) any of the above goals determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or components thereof, or a group of comparable companies. For a discussion of our equity incentive compensation for 2009, see “Long-term Equity Incentive Compensation.”

 Exercise of Options.  The exercise price is due upon the exercise of the option. The exercise price may be paid (1) in cash or by check, (2) with the consent of our Compensation Committee, in shares of our Common Stock held previously acquired by the optionee (that meet a holding period requirement) based on the shares fair market value as of the exercise date, or (3) with the consent and pursuant to the instructions of our Compensation Committee, by cashless exercise through a broker. Nonqualified stock options must be exercised within six months of an employee’s termination or within one year for employees who retire, are disabled, or die. Nonqualified stock options also may be exercised at any time before the expiration of the option period at the discretion of our Compensation Committee. Incentive stock options must not be exercised more than three months after termination of employment for any reason other than death or disability and no more than one year after the termination of employment due to death or disability in order to meet the Code section 422 requirements.

 Change of Control.  For a discussion of the change of control provisions under our 2004 Plan, please see “Employment Agreements, Severance Benefits and Change in Control Provisions.”

 Amendment and Discontinuance; Term.  Our Board may amend, suspend or terminate our 2004 Plan at any time, with or without prior notice to or consent of any person, except as would require the approval of our stockholders, be required by law or the requirements of the exchange on which our Common Stock is listed or would adversely affect a participant’s rights to outstanding awards without their consent. Unless terminated earlier, our 2004 Plan will expire on the tenth anniversary of its effective date.

Material Terms of Plan-Based Awards

 Annual Cash Performance Awards Under the 2004 Plan

 We have granted annual cash performance awards for 2009 for named executive officers pursuant to the 2004 Plan as annual cash performance awards. Employees who are hired before October 31st will have their annual cash performance award amount prorated for the year, calculated in whole month increments. Employees who are eligible for an annual cash performance award prior to the 15th of a month are credited with a whole month of service; those who are eligible for the annual cash performance award after the 15th begin accruing service under the award at the beginning of the next month. For a detailed discussion of our annual cash performance awards, see “Elements of Our Executive Compensation Programs – Annual Cash Performance Awards – Annual Cash Performance Awards under the 2004 Plan” and for detailed information on the awards made to our named executive officers for fiscal year ended December 31, 2009, see the column entitled “Non-Equity Incentive Plan Compensation” in the table entitled “Summary Compensation Table.”

 Annual cash performance awards are based upon targets and maximum payouts set by the Board at the beginning of each fiscal year. The performance period for the annual cash performance award is the fiscal year, and payouts under the award are typically during the first quarter following the award year.

 Target award levels set for the annual cash performance awards under the 2004 Plan are a percentage of base salary and are set based on each employee’s level. All officers (vice president and above) will have a target payment opportunity set for their position ranging in 2009 from 40% of base salary at the Vice President level to 140% of base salary for the Chief Executive Officer in 2009. The target payment level reflects 100% achievement of established performance goals. The maximum payout opportunity is 200% of target.

 Annual Long-Term Equity Incentive Awards Under the 2004 Plan

 We have granted, and expect in the future to grant, annual long-term equity incentive awards annually to executive officers to:

•	incentivize, reward, and retain individuals whose accountability, performance and potential are critical to our success;

•	encourage long-term focus and provide a strong link to stockholder interests and foster a shared commitment to move the business towards our long-range objectives;

•	deliver a competitive “total reward” package to attract and retain staff in a highly competitive industry;

•	provide additional incentives for executive officers to remain through any change of control event; and

•	create a direct link between Company results and employee rewards.

 In 2009, full time employees, other than retail sales associates, with two or more years of vested service during a year, were considered eligible for consideration for an annual long-term incentive equity incentive award. Beginning in 2011, full-time employees, other than retail sales associates, with one or more years of vested service during a year will be eligible for consideration for an annual long-term incentive equity award. An annual long-term equity incentive award is based on their prior year performance rating under the Company’s performance appraisal program and may require management recommendation, depending on the level of the position. For 2007 through 2009, we made long-term equity incentive grants exclusively in the form of stock option awards and for 2009, long-term equity incentive grants were in the form of 50% stock options and 50% restricted stock.

 Based on market analysis conducted by the compensation consultant of the Compensation Committee and management’s recommendations, guidelines for the annual long-term equity incentive awards are developed and presented to the Board for approval. Each year we evaluate the competitiveness of our annual long-term equity incentive award structure to ensure that our awards remain competitive in the market. Recommendations are reviewed by our Compensation Committee consultants, senior management, and the Compensation Committee, and presented to our Board for approval. Historically, annual long-term equity incentive awards have been reviewed and approved by the Board during the first quarter of each year. Long-term equity incentive award ranges have been established which are designed to result in total compensation levels ranging from median to above median of market pay levels. The annual long-term equity incentive award granted to a named executive officer is intended to reward prior year’s individual performance. The awarding of annual long-term equity incentive awards is discretionary and may be discontinued at any time. For a detailed listing of the annual long-term equity incentive awards made in 2009 for the named executive officers, see the table entitled “Grants of Plan-Based Awards.”

Outstanding Equity Awards

 The following table sets forth certain information with respect to outstanding equity awards at December 31, 2009 with respect to the named executive officers.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (23)	Market Value of Shares or Units of Stock That Have Not Vested ($) (24)
Roger D. Linquist	25,155(7)	—	—	$5.49	3/11/2014	245,000	$3,535,350
	520,800(8)	—	—	$7.13	8/3/2015	—	—
	2,418(9)	—	—	$7.15	12/30/2015	—	—
	481,781(13)	32,119(13)	—	$7.15	3/14/2016	—	—
	2,250,000(15)	—	—	$11.33	12/22/2016	—	—
	766,000(18)	383,000(18)	—	$23.00	4/18/2017	—	—
	544,687(20)	700,313(20)	—	$16.20	3/7/2018	—	—
		570,000(22)	—	$14.43	3/4/2019	—	—

J. Braxton Carter	6,969(7)	—	—	$5.49	3/11/2014	75,000	$1,082,250
	20,000(10)	—	—	$6.31	3/31/2015	—	—
	49,056(8)	—	—	$7.13	8/3/2015	—	—
	8,043(8)	—	—	$7.13	8/3/2015	—	—
	77,419(13)	8,550(13)	—	$7.15	3/14/2016	—	—
	450,000(16)	150,000(16)	—	$11.33	12/22/2016	—	—
	194,000(18)	97,000(18)	—	$23.00	4/18/2017	—	—
	109,375(20)	140,625(20)	—	$16.20	3/7/2018	—	—
		180,000(22)	—	$14.43	3/4/2019	—	—

Thomas C. Keys	117,490(8)	—	—	$7.13	8/3/2015	125,000	$1,803,750
	191,250(16)	63,750(16)	—	$11.33	12/22/2016	—	—
	43,750(17)	16,250(17)	—	$11.33	1/18/2017	—	—
	118,499(18)	59,251(18)	—	$23.00	4/18/2017	—	—
	233,333(19)	166,667(19)	—	$31.76	8/8/2017	—	—
	247,240(20)	317,880(20)	—	$16.20	3/7/2018	—	—
		295,000(22)	—	$14.43	3/4/2019	—	—

Mark A. Stachiw	120,000(11)	—	—	$5.47	10/12/2014	50,000	$721,500
	87,216(12)	—	—	$7.15	9/21/2015	—	—
	58,750(13)	1,250(13)	—	$7.15	3/14/2016	—	—
	17,718(13)	1,182(13)	—	$7.15	3/14/2016	—	—
	292,300(16)	112,500(16)	—	$11.33	12/22/2016	—	—
	138,000(18)	69,000(18)	—	$23.00	4/18/2017	—	—
	80,937(20)	104,063(20)	—	$16.20	3/7/2018	—	—
		115,000(22)	—	$14.43	3/4/2019	—	—

Malcolm M. Lorang	285,444(2)	—	—	$0.77	7/1/2014	30,000	$432,900
	36,792(3)	—	—	$1.57	7/1/2012	—	—
	21,093(5)	—	—	$1.57	10/30/2013	—	—
	23,061(7)	—	—	$5.49	3/11/2014	—	—
	24,108(4)	—	—	$1.92	7/1/2012	—	—
	46,407(6)	—	—	$3.13	10/30/2013	—	—
	68,700(8)	—	—	$7.13	8/3/2015	—	—
	17,181(9)	—	—	$7.15	12/30/2015	—	—
	58,750(13)	1,250(13)	—	$7.15	3/14/2016	—	—
	51,187(13)	3,413(13)	—	$7.15	3/14/2016	—	—
	150,000(14)	—	—	$11.33	12/22/2016	—	—
	112,000(18)	56,000(18)	—	$23.00	4/18/2017	—	—
	32,500(21)	—	—	$16.20	3/7/2018	—	—
		70,000(22)	—	$14.43	3/4/2019	—	—

(1)	Unless otherwise noted, options vest over a period of four years as follows: twenty-five percent (25%) of the option vests on the first anniversary of service beginning on the “Vesting Commencement Date” (as defined in the Employee Non-Qualified Option Grant Agreement). The remainder vests upon the optionee’s completion of each additional month of service, in a series of thirty-six (36) successive, equal monthly installments beginning with the first anniversary of the Vesting Commencement Date.

(2)	Options granted July 1, 1999 and vested ratably in a series of forty-eight (48) successive equal monthly installments ending July 1, 2003.

(3)	Options granted on July 1, 2002 and vested over a period of 4 years ending July 1, 2006.

(4)	Options granted on July 1, 2002 and vested over a period of 4 years ending July 1, 2006. Options repriced from $1.57 to $1.92 on December 28, 2005.

(5)	Options granted on October 30, 2003 and vested over a period of 4 years ending September 16, 2007.

(6)	Options granted on October 30, 2003 and vested over a period of 4 years ending September 16, 2007. Options repriced from $1.57 to $3.13 on December 28, 2005.

(7)	Options granted on March 11, 2004. Options repriced from $4.97 to $5.49 on December 28, 2005.

(8)	Options granted on August 3, 2005.

(9)	Options granted on December 30, 2005 and vest over a one-year period as follows: fifty percent (50%) of the underlying shares vest on January 1, 2006 and the remaining fifty percent (50%) of the shares vested on January 1, 2007.

(10)	Options granted on March 31, 2005.

(11)	Options granted on October 12, 2004. Options repriced from $3.97 to $5.47 on December 28, 2005.

(12)	Options granted on September 21, 2005.

(13)	Options granted on March 14, 2006.

(14)	Options granted on December 22, 2006 and vested over a period of two years ending December 6, 2008.

(15)	Options granted on December 22, 2006 and vested over a period of 3 years ending December 6, 2009.

(16)	Options granted on December 22, 2006.

(17)	Options granted on January 18, 2007.

(18)	Options granted on April 18, 2007.

(19)	Options granted on August 8, 2007.

(20)	Options granted on March 7, 2008.

(21)	Options granted on March 7, 2008 and vested over a period of one year ending March 7, 2009.

(22)	Options granted on March 4, 2009.

(23)	Restricted stock awards granted on March 4, 2009 and vest over a period of four years as follows: twenty-five percent (25%) of the awards vests on the first anniversary of service and the remainder vests upon the awardees’ completion of each additional month of service, in a series of thirty-six (36) successive, equal monthly installments beginning with the first anniversary of the Vesting Commencement Date.

(24)	Represents aggregate market value of restricted shares awarded on March 4, 2009, on which date the market value was $14.43 per share.

Option Exercises

 The following table sets forth certain information with respect to option and stock exercises during the fiscal year ended December 31, 2009 with respect to the named executive officers.

Option Exercises and Stock Vested

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
J. Braxton Carter(1)	137,000	$1,608,268

Thomas C. Keys(1)	6,800	$70,494

(1) All	shares were exercised and sold pursuant to a Rule 10b5-1 trading plan established by the officer.

Pension Benefits

 We do not have any plan that provides for payments or other benefits at, following, or in connection with, retirement, other than under our 1995 Plan or 2004 Plan, the Compensation Committee may deem a cessation of employment as a retirement and the affected officer or director would have one year to exercise all options vested on the date of retirement. The 1995 Plan and the 2004 Plan do not provide for a formal definition of what constitutes retirement under such plans.

Non-Qualified Deferred Compensation

 We do not have any plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Registration Rights Agreement

 In connection with our initial public offering in April 2007, we amended and restated our existing stockholder agreement and renamed it as a registration rights agreement. The stockholder parties to the registration rights agreement are entitled to certain rights with respect to the registration of the sale of such shares under the Securities Act. Under the terms of the registration rights agreement, if we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders exercising registration rights, holders who cannot otherwise sell our Common Stock without restriction are entitled to notice of such registration and are entitled to include shares in the registration. Stockholders benefiting from these rights may also require us to file a registration statement under the Securities Act at our expense with respect to their shares of Common Stock, and we will be required to use our best efforts to effect such registration. Further, these stockholders may require us to file additional registration statements on Form S-3 at our expense. These rights are subject to certain conditions and limitations, among them the rights of underwriters to limit the number of shares included in such registration.

Post-Employment and Change in Control Payments

 We have two equity plans under which we grant options to purchase our Common Stock: the 1995 Plan and the 2004 Plan, or collectively, our Equity Compensation Plans. Additionally, in 2007 we began granting annual cash performance awards under the 2004 Plan and starting in 2009, we granted restricted stock under the 2004 Plan. The 1995 Plan terminated in November 2005 and no further awards can be made under the 1995 Plan, but all options granted before November 2005 remain valid in accordance with their terms. Each of these plans contains certain change in control provisions. For a discussion of these changes in control provisions, please see “Employment Agreements, Severance Benefits and Change in Control Provisions.”

 Had a “corporate transaction” (as defined in our 1995 Plan) or certain events in the definition of a “change of control” (as defined in our 2004 Plan) occurred on December 31, 2009 with respect to each named executive officer, the value of the benefits for each such officer, based on the fair market value of our Common Stock on that date, would have been approximately as follows:

Name	Value of Change in Control Benefit(*)
Roger D. Linquist	$1,884,661

J. Braxton Carter	$576,326

Thomas C. Keys	$953,750

Mark A. Stachiw	$382,659

Malcolm M. Lorang	$231,123

*These amounts reflect the value of the unvested awards of each named executive officer upon an occurrence of a Change in Control. Additionally, any annual cash performance awards attributable to each named executive officer would, upon an occurrence of a Change in Control, immediately vest and be deemed earned in full at the target level as of the date of the Change in Control without regard to any applicable performance cycle, restriction or condition being completed or satisfied. For an example of the nature and amounts of the annual cash performance awards granted to our named executive officers in 2009, see the column entitled “Non-Equity Incentive Plan Compensation” in the table entitled “Summary Compensation Table.”

Security Ownership of Principal Stockholders

 The following table sets forth information as of March 31, 2010 regarding the beneficial ownership of each class of MetroPCS Communications outstanding capital stock by:

•	each of our directors;

•	each named executive officer;

•	all of our directors and executive officers as a group; and

•	each person known by us to beneficially own more than 5% of the outstanding shares of our Common Stock.

 The beneficial ownership information has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below and except to the extent authority is shared by spouses under applicable law, to our knowledge, each of the persons set forth below has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock used to calculate each listed person’s percentage ownership of each such class includes the shares of Common Stock underlying options or other convertible securities held by such person that are exercisable within 60 days after March 31, 2010.

	Common Stock Beneficially Owned
	Number	Percentage
Directors and Named Executive Officers(1)(17):

Roger D. Linquist(2)	12,359,340	3.43%
J. Braxton Carter(3)	1,289,766	*
Thomas C. Keys(4)	1,526,198	*
Mark A. Stachiw(5)	1,035,295	*
Malcolm M. Lorang (6)	1,196,018	*
Richard A. Anderson(7)	18,133	*
W. Michael Barnes(8)	292,630	*
Jack F. Callahan, Jr. (9)	30,266	*
C. Kevin Landry(10)(14)	29,538,894	8.30%
Arthur C. Patterson(11)	15,503,756	4.36%
James N. Perry, Jr.(12)(13)	38,801,911	10.90%
All directors and executive officers as a group (11 persons)	101,592,207	27.76%

Beneficial Owners of More Than 5%:
M/C Venture Partners, et al(15)	25,670,847	7.21%
75 State Street
Boston, MA 02109

Madison Dearborn Capital Partners IV, L.P.(12)(13)	38,576,812	10.84%
Three First National Plaza, Suite 4600
Chicago, IL 60602

TA Associates, et al(10)(14)	29,538,894	8.30%
John Hancock Tower — 56th Floor
200 Clarendon Street
Boston, MA 02116

T. Rowe Price Associates, Inc.(16)	21,808,835	6.13%
100 East Pratt Street
Baltimore, MD 21202

*	Represents less than 1%

(1)	Unless otherwise indicated, the address of each person is c/o MetroPCS Communications, Inc., 2250 Lakeside Blvd., Richardson, Texas 75082.

(2)	Includes 5,038,585 shares of Common Stock issuable upon exercise of options, 428,750 shares of restricted stock subject to vesting as granted under our Equity Compensation Plans, 5,362,005 shares of Common Stock held directly by Mr. Linquist, and 1,530,000 shares of Common Stock held by THCT Partners, LTD, a partnership with which Mr. Linquist is affiliated and may be deemed to be a member of a “group” under Section 13d-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and may be deemed to share voting and/or investment power with respect to the shares owned by such entities. Mr. Linquist disclaims beneficial ownership of such shares, except to the extent of his interest in such shares arising from his interests in THCT Partners, LTD. Mr. Linquist has dispositive power with respect to the Common Stock held by THCT Partners, LTD.

(3)	Includes 1,094,765 shares of Common Stock issuable upon exercise of options and 166,250 shares of restricted stock subject to vesting as granted under our Equity Compensation Plans.

(4)	Includes 1,189,464 shares of Common Stock issuable upon exercise of options and 313,750 shares of restricted stock subject to vesting as granted under our Equity Compensation Plans.

(5)	Includes 918,602 shares of Common Stock issuable upon exercise of options and 107,500 shares of restricted stock subject to vesting as granted under our Equity Compensation Plans.

(6)	Includes 969,802 shares of Common Stock issuable upon exercise of options and 42,500 shares of restricted stock subject to vesting as granted under our Equity Compensation Plans.

(7)	Includes 12,133 shares of Common Stock issuable upon exercise of options and 6,000 shares of restricted stock subject to vesting as granted under our Equity Compensation Plans.

(8)	Includes 262,086 shares of Common Stock issuable upon exercise of and 6,000 shares of restricted stock subject to vesting as granted under our Equity Compensation Plans.

(9)	Includes 24,266 shares of Common Stock issuable upon exercise of options and 6,000 shares of restricted stock subject to vesting as granted under our Equity Compensation Plans.

(10)	Includes 199,599 shares of Common Stock issuable upon exercise of stock options and 6,000 shares of restricted stock subject to vesting as granted to Mr. Landry under our Equity Compensation Plans and 3,969 shares of Common Stock held directly by Mr. Landry. All other shares attributed to Mr. Landry are owned directly by TA Atlantic and Pacific V L.P., TA Investors II L.P., TA IX L.P., TA Strategic Partners Fund A L.P., TA Strategic Partners Fund B L.P. and TA/Atlantic and Pacific IV L.P., with which Mr. Landry is affiliated and may be deemed to be a member of a “group” (hereinafter referred to as TA Associates, et al) under Section 13d-3 of the Exchange Act and may be deemed to share voting and/or investment power with respect to the shares owned by such entities. Mr. Landry disclaims beneficial ownership of such shares, except to the extent of his interest in such shares arising from his interests in TA Associates, et al.

(11)	Includes 161,223 shares of Common Stock issuable upon exercise of options and 6,000 shares of restricted stock subject to vesting as granted to Mr. Patterson under our Equity Compensation Plans and 290,899 shares of Common Stock held directly by Mr. Patterson. All other shares attributed to Mr. Patterson are owned directly by Accel Internet Fund III L.P., Accel Investors ‘99 L.P., Accel IV L.P., Accel VII L.P., ACP Family Partnership L.P., Ellmore C. Patterson Partners, ACP 2007 Accel-7 GRAT U/A/D 4/2/07 and ACP 2007 Accel-10 GRAT U/A/D 4/2/07, with which Mr. Patterson may be deemed to share voting and/or investment power with respect to the shares owned by such entities. Mr. Patterson disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(12)	Includes 214,599 shares of Common Stock issuable upon exercise of options and 6,000 shares of restricted stock subject to vesting as granted to Mr. Perry under our Equity Compensation Plans and 4,500 shares of Common Stock held directly by Mr. Perry. All other shares attributed to Mr. Perry are owned directly by Madison Dearborn Capital Partners IV, L.P. (“MDCP IV”) and Madison Dearborn Partners IV, L.P. (“MDP IV”). Mr. Perry is a Managing Director of the general partner of MDP IV and a limited partner of MDP IV, and therefore may be deemed to share voting and investment power over such shares and therefore to beneficially own such shares. Mr. Perry disclaims any beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares arising from his interests in MDP IV.

(13)	MDCP IV and MDP IV may be deemed to be a “group” under Section 13d-3 of the Exchange Act and the shares held by MDCP IV may be deemed to be beneficially owned by MDP IV, the general partner of MDCP IV. As the sole members of a limited partner committee of MDP IV that has the power, acting by majority vote, to vote or dispose of the shares held by MDCP IV, John A. Canning, Paul J. Finnegan and Samuel M. Mencoff have shared voting and investment power over such shares. Messrs. Canning, Finnegan and Mencoff, and MDP IV each disclaims any beneficial ownership of any shares held by MDCP IV, except to the extent of their respective pecuniary interests therein.

(14)	TA Associates, et al (consisting of TA Atlantic and Pacific V L.P., TA Investors II L.P., TA IX L.P., TA Strategic Partners Fund A L.P., TA Strategic Partners Fund B L.P. and TA/Atlantic and Pacific IV L.P.) may be deemed to be a “group” under Section 13d-3 of the Exchange Act. Includes 3,969 shares of Common Stock and 199,599 shares of Common Stock issuable upon exercise of options and 6,000 shares of restricted stock subject to vesting as granted to Mr. Landry under our Equity Compensation Plans, which are held directly by Mr. Landry.

(15)	M/C Venture Partners, et al (consisting of M/C Venture Investors, LLC, M/C Venture Partners IV, LP, M/C Venture Partners V, LP, M/C Venture Partners VI, L.P. and Chestnut Venture Partners LP) may be deemed to be a “group” under Section 13d-3 of the Exchange Act.

(16)	Based on a Schedule 13G filed as of December 31, 2009 by T. Rowe Price Associates, Inc. and its affiliates (“Price Associates”), in its capacity as investment manager of T. Rowe Price Mutual Funds, has sole dispositive power over 21,706,891 shares of Common Stock and has sole voting power over 6,633,267 shares of Common Stock. These securities are owned by various individual and institutional investors which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(17)

The shares of Common Stock issued under Restricted Stock Awards are subject to certain vesting requirements and restrictions on transfer. The holders of such shares have all the rights of a stockholder with respect to such shares, including all voting and dividend rights, and other rights and privileges available under the 2004 Plan. However, the Restricted Stock Awards granted in March 2010 include a provision for proportionate voting requirements and dividend forfeitures, which lapse immediately upon the vesting of the Restricted Stock Award. The number of outstanding Restricted Stock Awards granted in March 2010 for each executive officer and director, which is included in the beneficial ownership information presented above, is as follows:

Directors and Named Executive Officers:	Outstanding Restricted Stock Awards (#)
Roger D. Linquist	245,000
J. Braxton Carter	110,000
Thomas C. Keys	220,000
Mark A. Stachiw	70,000
Malcolm M. Lorang	20,000
Richard A. Anderson	6,000
W. Michael Barnes	6,000
Jack F. Callahan, Jr.	6,000
C. Kevin Landry	6,000
Arthur C. Patterson	6,000
James N. Perry, Jr.	6,000

TRANSACTIONS WITH RELATED PERSONS AND APPROVAL

Under the rules of the SEC, we must disclose certain “Related Persons Transactions” in which (1) the Company is a participant in a transaction exceeding $120,000 and (2) a director, executive officer, employee or a holder of greater than 5% of our Common Stock has a direct or indirect material interest. The following are the Related Persons Transactions for fiscal year 2009:

Corey A. Linquist co-founded the Company and is the son of our Chief Executive Officer, President and Chairman of our Board, Roger D. Linquist, and has served as our Vice President and General Manager, Sacramento since January 2001. In 2009, we paid Mr. Corey Linquist $274,692 in base salary and a performance based bonus for 2009 of $120,300, and we granted him options to purchase up to 35,000 shares of our Common Stock at an exercise price of $14.43 per share. These options expire on March 4, 2019. Additionally, we awarded Mr. Linquist 15,000 shares of restricted stock in 2009.

Todd C. Linquist, the son of our Chief Executive Officer, President and Chairman of our Board, Roger D. Linquist, has held several positions with us since July 1996, and since December 2008 has been our Vice President Product Management and previously served as our Staff Vice President, Wireless Data Services from September 2006 to November 2008. In 2009, we paid Mr. Todd C. Linquist a salary of $204,980 and a performance based bonus for 2009 of $62,900, and we granted him options to purchase 45,000 shares to acquire our Common Stock at an exercise price of $14.43 per share and expiring on March 4, 2019. Additionally, we awarded Mr. Linquist 20,000 shares of restricted stock in 2009.

Phillip R. Terry, the son-in-law of our Chief Executive Officer, President and Chairman of our Board, Roger D. Linquist, since March 2009 has been our Senior Vice President, Corporate Marketing and previously served as our Vice President of Corporate Marketing from December 2003 to February 2009. In 2009, we paid Mr. Terry $252,961 in base salary, and a performance based bonus for 2009 of $120,800, and we granted him options to purchase 65,000 shares to acquire our Common Stock at an exercise price of $14.43 per share. These options will expire on March 4, 2019. Additionally, we awarded Mr. Terry 20,000 shares of restricted stock in 2009.

James N. Perry, Jr., a director of the Company, is a general partner of various investment funds affiliated with Madison Dearborn Partners, LLC, a private equity firm, or Madison Dearborn, one of our greater than 5% stockholders. These funds owned in the aggregate an approximate 17% interest in Asurion Insurance Services, Inc., or Asurion, a company that provides services to our customers, including handset insurance programs. Mr. Perry also serves on Asurion’s Board of Directors. Pursuant to our agreement with Asurion, we bill our customers directly for these services and we remit the fees collected from our customers for these services to Asurion. As compensation for providing this billing and collection service, we received a fee from Asurion of approximately $7.6 million for the year ended December 31, 2009. We also sell replacement handsets to Asurion through our third party distributor. For the year ended December 31, 2009, we sold approximately $16.4 million in handsets to Asurion. Our arrangements with Asurion were negotiated at arms-length, and we believe they represent market terms. Our Audit Committee reviewed and recommended to our Board that this relationship be approved and ratified and our Board has approved and ratified this relationship. Additionally, an affiliate of Madison Dearborn holds an approximate 16% equity interest in Univision Communications, Inc., or Univision, a company that provides advertising services to us. Mr. Perry also serves on Univision’s Board of Directors. As compensation for providing advertising services, we paid Univision approximately $5.4 million for the year ended December 31, 2009. Our agreement with Univision was negotiated at arms-length and we believe represents market terms. Our Audit Committee and Nominating and Corporate Governance Committee reviewed and recommended to our Board that this relationship be approved and ratified and that such relationship did not cause Mr. Perry to cease being independent. Our Board has approved and ratified this transaction and determined that such relationship did not cause Mr. Perry to cease being independent.

Moreover, the funds affiliated with Madison Dearborn, owned in the aggregate an approximate 62% interest in NextG Networks, or NextG, and appoints four out of seven directors on the NextG board of directors. Arthur C. Patterson, a director of the Company, is a general partner of various investment funds that own in the aggregate an approximate 13% interest in NextG and appoint one of the seven directors on the NextG board of directors. NextG provides DAS leases and maintenance of the DAS operations to us and other wireless carriers. DAS leases are accounted for as capital or operating leases in the Company’s financial statements. Transactions associated with these DAS leases are included in various line items in the Company’s financial statements for the fiscal year ended December 31, 2009 as follows (dollars in millions):

2009

Network service fees included in prepaid charges	$2.3
DAS equipment included in property and equipment, net	257.0
Deferred network service fees included in other assets	22.1
Lease payments and related fees included in accounts payable and accrued expenses	4.9
Current portion of capital lease obligations included in current maturities of long-term debt	2.8
Non-current portion of capital lease obligations included in long-term debt, net	146.0
Deferred DAS service fees included in other long-term liabilities	1.3

Our agreement with NextG was negotiated at arms-length and we believe represents market terms. Our Audit Committee and Nominating and Corporate Governance Committee reviewed and recommended to our Board that this relationship be approved and ratified and that such relationship did not cause Mr. Perry and Mr. Patterson to cease being independent. Our Board has approved and ratified this transaction and determined that such relationship did not cause Mr. Perry or Mr. Patterson to cease being independent.

C. Kevin Landry, a director of the Company, is the chairman of an equity firm, TA Associates that holds various investment funds affiliated with one of the Company’s greater than 5% stockholders. A member of TA Associates is a current director of TARGUS Information Corporation, or TARGUS, a company that provides wireless caller ID services to the Company for the benefit of our customers. For the year ended December 31, 2009, we paid approximately $3.0 million to TARGUS for services. Our arrangements with TARGUS were negotiated at arms-length, and we believe they represent market terms. Our Audit Committee reviewed and recommended to our Board that this relationship be approved and ratified and our Board has approved and ratified this relationship. Additionally, an affiliate of TA Associates holds an approximate 38% interest in TEOCO Corporation, or TEOCO, and appoints two of seven directors on the TEOCO board of directors. TEOCO provides network cost management solutions to the Company. As compensation for services, we paid TEOCO approximately $0.3 million for the year ended December 31, 2009. Our agreement with TEOCO was negotiated at arms-length and we believe represents market terms. Our Audit Committee and Nominating and Corporate Governance Committee reviewed and recommended to our Board that this relationship be approved and ratified and that such relationship did not cause Mr. Landry to cease being independent. Our Board has approved and ratified this transaction and determined that such relationship did not cause Mr. Landry to cease being independent.

One of our greater than 5% stockholders, M/C Venture Partners, through various investment funds, owns in the aggregate an approximate 21% interest in Zayo Bandwidth LLC, or Zayo, and appoints one and one-third directors on the five member board of directors for Zayo. Zayo provides cell/tower site and switch interconnect transport services to the Company. We paid approximately $0.5 million to Zayo for these services during the year ended December 31, 2009. Our agreement with Zayo was negotiated at arms-length and we believe represents market terms. Our Audit Committee and Nominating and Corporate Governance Committee reviewed and recommended to our Board that this relationship be approved and ratified and our Board has approved and ratified this transaction.

Procedures for Approval of Related Person Transactions

In fiscal year 2009, the Company implemented a new Related Person Transaction Policy. Our policy requires that each director, officer and employee involved in a Related Persons Transaction notify the Company’s legal department and the Audit Committee, and that each such transaction be approved or ratified by the Audit Committee, except with respect to any “Material Related Person Transaction” (defined below) which will be recommended for approval or disapproval by the Audit Committee to the Board. Additionally, all Material Related Person Transactions involving a director shall be reviewed and recommended by the Nominating and Corporate Governance Committee to the Board as to whether such transaction will cause such director to cease being independent. A “Material Related Person Transaction” is a Related Person Transaction determined by the Audit Committee to be potentially or actually material to the Company or to any director or officer of the Company, including whether such transaction might impact the independence of any outside director.

In determining whether to approve a Related Person Transaction, the Audit Committee will consider the following factors, among others, to the extent relevant to the Related Person Transaction:

•	whether the terms of the Related Person Transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related person;

•	whether there are business reasons and benefits for the Company to enter into the Related Person Transaction;

•

whether the Related Person Transaction would impair the independence of an outside director, and whether such transaction is with immediate family members or an entity which is owned or controlled in substantial part by a director; and

•

whether the Related Person Transaction would present an improper conflict of interest for any of our directors or executive officers, taking into account the size of the transaction, the overall financial position of the director, executive officer or other related person, the direct or indirect nature of the director’s, executive officer’s or other related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

PROPOSAL TO

ADOPT THE 2010 EQUITY PLAN

(Proposal 2)

Introduction

On March 29, 2010, the Compensation Committee of the Board, pursuant to authority delegated by our Board, subject to the approval of our stockholders as required under the NYSE’s rules, approved the adoption of the MetroPCS Communications, Inc. 2010 Equity Incentive Compensation Plan, or the 2010 Equity Plan, which would authorize us to reserve up to 18,075,825 shares of our common stock, par value $0.0001 per share, or our Common Stock, for issuance under the 2010 Equity Plan, subject to certain limitations described further below. If our stockholders approve this proposal, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the shares available for issuance under the 2010 Equity Plan.

The following description is a summary of the 2010 Equity Plan. It does not restate the 2010 Equity Plan in its entirety. The summary below should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the 2010 Equity Plan. The 2010 Equity Plan document is attached hereto as Appendix A.

Purpose of the 2010 Equity Plan

The purpose of the 2010 Equity Plan is to provide a means to enhance our profitable growth by attracting and retaining employees, directors, and consultants through affording such individuals a means to acquire and maintain stock ownership or awards the value of which is tied to the performance of our Common Stock. The 2010 Equity Plan also provides additional incentives and reward opportunities designed to strengthen such individuals’ concern for the welfare of our Company and their desire to remain in our employ. The 2010 Equity Plan also permits the Company to continue its existing performance based compensation program, which ties employee compensation to performance by the Company and achievement of individual goals. We intend to achieve the 2010 Equity Plan’s purpose by primarily providing grants of (i) incentive stock options qualified as such under U.S. federal income tax laws, or Incentive Options, (ii) stock options that do not qualify as incentive stock options, or Nonstatutory Options, and together with Incentive Options, or Options, (iii) restricted stock awards, or Restricted Stock Awards, (iv) restricted stock units, or Restricted Stock Units, (v) stock appreciation rights, or SARs, (vi) bonus stock and other stock-based awards, (vii) dividend equivalents, either as stand-along awards or in connection with other awards, (viii) phantom stock, (ix) performance units or shares, or Performance Awards, which include annual incentive awards, (x) or any combination of such awards, or collectively Awards.

The 2010 Equity Plan, in part, is intended to qualify under the provisions of section 422 of the Internal Revenue Code of 1986, as amended, or the Code. The 2010 Equity Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or ERISA.

Administration. The Board has appointed the Compensation Committee of the Board, which consists of two or more directors who qualify as “outside directors” with the meaning of section 162(m) of the Code (unless determined otherwise by the Board) to administer the 2010 Equity Plan pursuant to its terms and all applicable state, federal, or other rules or laws, except in the event the Board chooses to administer the 2010 Equity Plan or, in either case, the Committee. Unless otherwise limited by the 2010 Equity Plan, Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any provisions of the Code, the Committee has broad discretion to administer the 2010 Equity Plan, interpret its provisions, and adopt policies for implementing the 2010 Equity Plan. This discretion includes the power to determine when and to whom Awards will be granted, determine the amount of such Awards (measured in cash, shares of Common Stock or as otherwise designated), prescribe and interpret the terms and provisions of each Award agreement (the terms of which may vary), make determinations of the fair market value of Common Stock under the 2010 Equity Plan, correct any defects or reconcile any inconsistency in the 2010 Equity Plan or in any award under the 2010 Equity Plan, determine under what circumstances the termination of service of a non-employee director qualifies as retirement under the definition for the same under the 2010 Equity Plan, delegate duties under the 2010 Equity Plan, terminate, modify or amend the 2010 Equity Plan (subject to ratification by the Board), and to execute all other responsibilities permitted or required under the 2010 Equity Plan. The Compensation Committee in making its determinations is entitled to rely in good faith on information furnished to it and no member of the Compensation Committee nor any officers and employees of the Company shall be personally liable for any action under taken in good faith to the fullest extent permitted under applicable law and shall be reimbursed and indemnified to the fullest extent permitted under applicable law.

Eligibility and Individual Award Limitations. Any individual who provides services to us including officers, employees, consultants and our non-employee directors, each, an Eligible Person, is eligible to participate in the 2010 Equity Plan. An employee on leave of absence may be considered still employed by us for purposes of determining eligibility for participation under the 2010 Equity Plan. The Company currently has 6 non-employee directors, 0 consultants, 30 officers and approximately 2400 other employees who are eligible to participate in the 2010 Equity Plan, if approved. Eligible Persons to whom Awards are granted under the 2010 Equity Plan are referred to as Participants.

In any fiscal year during any part of which the 2010 Equity Plan is in effect, a covered employee for purposes of section 162(m) of the Code (discussed below), or Covered Employee, may not be granted (i) Awards (other than Awards designated to be paid only in cash) relating to more than 3,000,000 shares of Common Stock, subject to adjustment in a manner consistent with the other provisions of the 2010 Equity Plan, and (ii) Awards designated to be paid only in cash having a value determined on the date of grant in excess of $10,000,000. The aggregate fair market value of shares of Common Stock which may, for the first time become exercisable by a Participant as Incentive Stock Options during any one calendar year, shall not exceed the sum of $100,000.

With respect to a grant of Incentive Options, a Participant must be an employee of ours or an employee of a corporate subsidiary of ours and, immediately before the time the Incentive Option is granted, the Participant may not own stock possessing more than 10% of the total combined voting power or value of all classes of our stock of or the stock of any of our subsidiaries, or a 10% Participant, unless, at the time the Incentive Option is granted, the exercise price of the Incentive Option is at least 110% of the fair market value of the Common Stock underlying the Incentive Option.

Shares subject to the 2010 Equity Plan. Common Stock issued under the 2010 Equity Plan may come from authorized but unissued shares of our Common Stock, from Common Stock held in our company treasury, or Common Stock acquired in the open market. The maximum aggregate number of shares of Common Stock that may be issued pursuant to any and all Awards under the 2010 Equity Plan shall not exceed 18,075,825 shares, subject to adjustment due to recapitalization or reorganization, or related to forfeitures or the expiration of Awards, as provided under the 2010 Equity Plan. On April 12, 2010, the closing price of a share of our Common Stock was $7.52. The Committee will also adopt counting procedures that will ensure that for Awards which are designated at the time of grant to be settled in Common Stock, in whole or in part, shall be counted such that (1) the underlying shares subject to a grant of an Option or SAR will equal one share of Common Stock, and (2) the underlying shares subject to the grant of an Award other than Options or SARs will equal one and thirty-six hundreds (1.36) shares of Common Stock. However, Awards that are designated to be paid, in whole or in part, in cash at the time of grant shall not count towards Common Stock under the 2010 Equity Plan to the extent such Award is paid in cash. Any discretion the Committee retains to adopt other counting procedures are limited to those that ensure accuracy for purposes of our book-keeping and are in no way intended to allow the Committee to utilize a liberal counting procedure.

If Common Stock subject to any Award is not issued or transferred, or ceases to be issuable or transferable for any reason, including (but not exclusively) because shares are withheld or surrendered in payment of taxes or any exercise or purchase price relating to an Award or because an Award is forfeited, terminated, expires unexercised, is settled in cash in lieu of Common Stock or is otherwise terminated without a delivery of shares, those shares of Common Stock will not be available for issue, transfer or exercise pursuant to Awards under the 2010 Equity Plan.

The fair market value of the Common Stock on a given date will be the closing price per share of Common Stock as reported on the principal securities exchange, association or quotation system on which the shares of Common Stock are trading on the determination date, or, if there are no trades on such day, on day immediately preceding a trading day during which a trade occurred. In the event that shares of Common Stock are not listed or admitted to trading as of the determination date, the fair market value shall be determined by the Committee in a manner as it deems appropriate. There are no fees, commissions or other charges applicable to a purchase of Common Stock under the 2010 Equity Plan. The closing price shall be the last reported sales price on the determination date, or, if no reported sale, for the most recent trade prior to the determination date if the shares of Common Stock are listed or admitted for trading on a national securities exchange, or, if not admitted as listed for trading on a national securities exchange, the average of the closing bid and asked prices for the shares of Common Stock on the determination date in the over-the-counter market.

Recapitalization Adjustments. If any change is made to our capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of Common Stock, appropriate adjustments will be made by the Committee as to the number and price of shares subject to an Award, but without a change in the total price applicable to the Option and with any necessary corresponding adjustment in exercise price per share.

Term of the 2010 Equity Plan: Unless sooner terminated pursuant to its terms, no awards may be made under the 2010 Equity Plan after the tenth anniversary following its approval by the stockholders, provided, however, that Awards outstanding under the 2010 Equity Plan shall continue to vest and be exercisable in accordance with their terms.

Options. Under the 2010 Equity Plan, the Committee may grant Options to eligible persons, including (i) Incentive Options (only to our employees or the employees of our corporate subsidiaries) which comply with section 422 of the Code and (ii) Nonstatutory Options. The exercise price of each Option granted under the 2010 Equity Plan will be stated in the Option agreement and may vary; provided, however, that, the exercise price for an Option must not be less than 100% of the fair market value per share of the Common Stock as of the date of grant of the Option. Options may be exercised as the Committee determines, but not later than 10 years from the date of grant (or in the case of a 10% Participant who has received an Incentive Option, only five years). Incentive Options will not be granted after June 1, 2020. The Committee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the Committee, payment in Common Stock, other Awards, or other property) and the methods and forms in which Common Stock will be delivered to a Participant.

The Committee will determine at the time of a grant of an Option whether to require forfeiture of the Options upon a termination of employment for any reason, or upon other events such as a “Change in Control” (as defined below).

Stock Appreciation Rights. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price of the SAR, as determined by the Committee, or the Spread, which may be paid in cash or shares of Common Stock or a combination at the discretion of the Committee. SARs may be awarded in connection with or separate from an Option. SARs awarded in connection with an Option will entitle the holder, upon exercise, to surrender the related Option or portion thereof relating to the number of shares for which the SAR is exercised and to receive payment for the Spread. The surrendered Option or portion thereof will then cease to be exercisable. However, a SAR awarded in connection with an Option is exercisable only to the extent that the related Option is exercisable. SARs granted independently of an Option will be exercisable as the Committee determines. The term of an SAR will be for a period determined by the Committee, but the term will not exceed 10 years.

Phantom Stock Awards. A phantom stock Award gives a Participant the right to receive (i) shares of Common Stock issued at the end of a specified restricted period, (ii) the fair market value of such shares paid in cash at the end of the specified restricted period, or (iii) a combination of shares and cash as determined by the Committee. The Committee will establish the restricted period, and any applicable acceleration provisions applicable to the phantom stock within the individual Award agreement.

Restricted Stock Awards. A Restricted Stock Award is a grant of shares of Common Stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Committee in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Committee. The Committee will determine at the time of grant whether the holder of a Restricted Stock Award may have rights as a stockholder, including the right to vote the Common Stock subject to the Restricted Stock Award or to receive dividends on the Common Stock subject to the Restricted Stock Award. Unless otherwise determined by the Committee, Common Stock distributed to a holder of a Restricted Stock Award in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such Common Stock or other property has been distributed. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant. The Company shall have the right to repurchase or recover any Restricted Stock if the Participant shall terminate employment before the end of the restrictive period or the Restricted Stock is forfeited.

Restricted Stock Units. Restricted Stock Units are rights to receive Common Stock, cash, or a combination of both at the end of a specified period. The Committee may subject Restricted Stock Units to restrictions (which may include a risk of forfeiture) to be specified in the Award agreement and those restrictions may lapse at such times determined by the Committee. Restricted Stock Units may be settled by delivery of Common Stock, cash equal to the fair market value of the specified number of shares of Common Stock covered by the Restricted Stock Units, or any combination thereof determined by the Committee at the date of grant or thereafter. Dividend equivalents on the specified number of shares of Common Stock covered by Restricted Stock Units may be paid on a current, deferred or contingent basis, as determined by the Committee on or following the date of grant.

Bonus Stock and Other Stock-Based Awards. The Committee is authorized to grant Common Stock as a bonus, or to grant Common Stock or other Awards in consideration of performance of services as full or partial consideration or in lieu of obligations to pay cash or deliver other property under the 2010 Equity Plan or under other plans or compensatory arrangements, subject to any applicable provision under section 16 of the Exchange Act. The Committee will determine any terms and conditions applicable to grants of Common Stock or other Awards, including performance criteria associated with an Award. Any grant of Common Stock to one of our officers or to an officer of one of our subsidiaries in lieu of salary or other cash compensation will be reasonable, as determined by the Committee.

The Committee may also grant Awards that may be denominated or payable in, valued in reference to or otherwise based or related to the Common Stock. Such Awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with a value and payment contingent on the performance of the Common Stock, or Awards valued by reference to the book value of the Common Stock.

Dividend Equivalents. Dividend equivalents may be granted in connection with other Awards, or they may be granted on a stand alone basis, and would entitle a Participant to receive cash, Common Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments at the discretion of the Committee. The Committee may provide that dividend equivalents will be payable or distributed when accrued, deferred, or that they will be deemed reinvested in additional Common Stock, Awards, or other investment vehicles. The Committee will specify any restrictions on transferability and risks of forfeiture that are imposed upon dividend equivalents.

Performance Awards and Annual Incentive Awards. Under the 2010 Equity Plan, performance awards may be designed as performance-based awards that may or may not also be designed to qualify as “performance-based compensation” as defined in section 162(m) of the Code. Awards to Covered Employees also are subject to additional limitations. See “—Eligibility and Individual Award Limitations.” The Committee may also grant annual incentive awards based on performance criteria.

Following the approval of our stockholders of the adoption of the 2010 Equity Plan, the Committee may use any measures of performance it deems appropriate in establishing performance conditions, and may exercise its discretion, to the extent such discretion does not violate applicable law, to adjust the amounts payable under any Award based on such conditions. Further, if the Committee determines that an eligible person is a Covered Employee and the contemplated Award should qualify as “performance-based compensation” under section 162(m) of the Code, then the grant and/or settlement of such Award will be contingent upon achievement of one or more pre-established performance goals based on business criteria set forth below.

In the case of an Award that is contemplated to qualify as “performance-based compensation” under section 162(m) of the Code to a person who is a Covered Employee, performance goals will consist of one or more of the business criteria described below and targeted levels of performance with respect to each of such criteria as specified by the Committee. Performance goals will be designed to be objective, “substantially uncertain” of achievement at the date of grant and will otherwise meet the requirements of section 162(m) of the Code and regulations thereunder. Performance goals may vary among Award recipients or among Awards to the same recipient. Performance goals will be established not later than 90 days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code. One or more of the following business criteria, on a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units (except with respect to stock price and earnings per share criteria), will be used by the Committee in establishing performance goals: (i) earnings per share; (ii) revenues; (iii) increase in price per share; (iv) increase in revenues; (v) increase in cash flow; (vi) increase in cash flow return; (vii) return on net assets; (viii) return on assets; (ix) return on investment; (x) return on capital; (xi) return on equity; (xii) economic value added; (xiii) operating margin; (xiv) contribution margin; (xv) gross margin; (xvi) net income; (xvii) net income before taxes; (xviii) net income after taxes; (xix) pretax earnings; (xx) pretax earnings before interest, depreciation and amortization; (xxi) pretax earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xxii) operating income; (xxiii) total stockholder return; (xxiv) debt reduction; (xxv) market share; (xxvi) change in Fair Market Value of Common Stock; (xxvii) adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) per average monthly subscriber; (xxviii) gross subscriber additions; (xxix) net subscriber additions; (xxx) capital expenditures per ending subscriber; (xxxi) construction/market readiness; (xxxii) gross churn; (xxxiii) net churn; (xxxiv) other company or industry specific measurements used in the management and internal or external reporting, including but not limited to, average revenue per user (ARPU), cost per gross add (CPGA), cash cost per user (CCPU), adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA); and (xxxv) individual performance measures. Any of the above goals may be determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or components thereof or a group of comparable companies. The imposition of individual performance criteria on the Awards will, if required for compliance with section 162(m) of the Code, be approved by our stockholders. Any business criteria may include or exclude extraordinary, unusual and/or non-recurring items of gain or loss, gains or losses on the disposition of a business, changes in tax or accounting regulations or laws, or the effect of a merger or acquisition, as identified in our quarterly and annual earnings releases.

We feel that many of the business criteria noted above are generally applicable to many businesses, but we realize that certain of the business criteria above are industry-specific standards. For purposes of the Performance Awards under the 2010 Equity Plan, the following terms are defined or determined as follows:

•	Gross margin is defined as the Company gross revenues less Enhanced 911 revenues, Federal Universal Service Fund revenues and the total cost of equipment;

•	Adjusted EBITDA per average monthly subscriber is determined by dividing the Company’s Adjusted EBITDA by the sum of the average monthly number of customers during the year;

•	Net subscriber additions are determined by subtracting the number of customers on our system at the beginning of the year from the number of customers on our system at the end of the year; and

•

Capital expenditures per ending subscriber is determined by dividing the total balance of property, plant and equipment and microwave relocation costs at the end of the year by the total number of customers at the end of the year.

The purpose of including “construction/market readiness” in our criteria is to provide a way to show our goals and readiness to enter new markets. The term “churn” used in two of the criteria above refer to turnover in our customer base.

The Committee may also establish an unfunded pool for purposes of measuring performance against performance goals. Settlement of performance pool awards may be in Common Stock, cash, or a combination of Common Stock and cash at the discretion of the Committee. The performance criteria shall be one of the business criteria set forth above. The Committee may not increase the amount payable to a Covered Employee for purposes of section 162(m) of the Code, which is intended to be “performance-based compensation” under section 162(m) of the Code.

The Committee may also grant annual incentive awards to individuals who are designated by the Committee as likely to be Covered Employees under section 162(m) of the Code. The amounts payable under the annual incentive award may be under a performance pool award as an individual incentive. The Committee may not increase the amount payable to a Covered Employee for purposes of section 162(m) of the Code, which is intended to be “performance-based compensation” under section 162(m) of the Code.

All determinations by the Committee as to the establishment, amount and achievement of performance goals will be made in writing and the Committee may not delegate any responsibility relating to such Awards granted to Covered Employees under section 162(m) of the Code. The Committee will specify the circumstances under which Awards will be paid or forfeited if an Award holder is terminated before settlement.

Change of Control. Unless otherwise provided by the Committee, upon a change in control: (i) all outstanding Options, SARs and RSUs shall immediately become fully vested and exercisable in full; (ii) the restriction period of any Restricted Stock or Phantom Stock then outstanding shall immediately be deemed satisfied and the restrictions shall expire; and (iii) the performance goals established under any Performance Award will be deemed to have been met in full for all performance periods. The Committee also has the authority and the discretion to cash out Awards in the forty-five day period following a change of control; the 2010 Equity Plan provides for various methods of calculating the fair market value of an Award prior to cash out depending on the type of change of control that has occurred.

The 2010 Equity Plan defines a change of control to include: (i) a “change in the ownership of the Company,” which shall occur on the date that any person or group acquires more than 50% of our Common Stock, other than transactions by us or by one of our affiliates, our employee benefit plans, acquisitions by current investors or by an underwriter; (ii) a “merger of the Company,” which shall occur on the date a merger, reorganization, or other similar business combination results in our current equity holders owning less than 50% of the combined voting power of our equity securities following the transaction; (iii) the “change in the effective control of the Company,” which shall occur on the date that either (a) any person or group acquires ownership of the Common Stock possessing more than 35% of the total voting power of our Common Stock, unless such an acquisition was conducted by one of our employee benefit plans, our investors for financing purposes, any merger or acquisition with a company-controlled entity, or an underwriter, or (b) the majority of the members of our board of directors are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of directors prior to such appointment or election; or (iv) a “change in the ownership of a substantial portion of the Company’s assets,” which shall occur on the date that any person or group acquires 40% or more of the fair market value of our assets. If payment of an Award needs to comply with Section 409A of the Code in order to prevent a 20% excise tax from being imposed on such an Award, however, a “Change of Control” shall be defined as an event specifically noted within Section 409A of the Code or the regulations thereto.

Termination of Employment. Participants are generally required to be providing services to us in order for an Award to vest. Unless otherwise noted within the Award agreement, in the event an employee’s service is terminated other than in connection with death, disability or retirement, or a director’s service is terminated for any reason other than death, the nonvested parties’ Awards will be forfeited. The Committee has the discretion to continue the vesting of any Awards, other than Performance Awards, following the termination of service to us. A Participant has six months from the date of termination to exercise any vested Awards and one year if the Participant retires, is disabled, or dies while employed. A Participant who is an employee will be deemed to have retired if such Participant’s age plus total number of years of cumulative service with the Company is 55 and such Employee has at least 10 years of service with the Company.

Discontinuance or Amendment of the 2010 Equity Plan. Without stockholder or Participant approval, the Board may amend, alter, suspend, discontinue or terminate the 2010 Equity Plan or the Committee’s authority to grant Awards under the 2010 Equity Plan, except that any amendment or alteration to the 2010 Equity Plan, including any increase in any share limitation, shall be subject to the approval of the stockholders not later than the next annual meeting if stockholder approval is required by any state or federal law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. The Board may otherwise, in its discretion, determine to submit other such changes to the 2010 Equity Plan to stockholders for approval. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the 2010 Equity Plan. The Board may not revise or alter the Award of an affected Participant materially and adversely without the consent of the affected Participant.

Tax Withholding. At the discretion of the Committee and subject to conditions that the Committee may impose, a Participant’s minimum statutory tax withholding with respect to an Award may be satisfied by withholding from any payment related to an Award or by the withholding of shares of Common Stock issuable pursuant to the Award based on the fair market value of the shares.

United States Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences of certain transactions contemplated under the 2010 Equity Plan based on federal income tax laws in effect on April 12, 2010. This summary applies to the 2010 Equity Plan as normally operated and is not intended to provide or supplement tax advice to eligible participants. The summary contains general statements based on current United States federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.

Tax Consequences to Grantees under the 2010 Equity Plan.

Incentive Options; Nonstatutory Options; SARs. Participants will not realize taxable income upon the grant of a Nonstatutory Option or an SAR. Upon the exercise of a Nonstatutory Option or SAR, a Participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Common Stock received, over (ii) the exercise price (if any) paid therefor. A Participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of an SAR, or pursuant to the cash exercise of a Nonstatutory Option, that equals the fair market value of such shares on the date of exercise. We will generally be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Participants eligible to receive an Incentive Option will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the Incentive Option, or ISO Stock, over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period, or a Disqualifying Disposition, the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

Generally, we will not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, we will then generally be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of Common Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Nonstatutory Option or Incentive Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or Incentive Option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of an Nonstatutory Option in the manner described above). Moreover, that number of shares of Common Stock received upon exercise which equals the number of shares of previously held Common Stock surrendered therefor in satisfaction of the Nonstatutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Common Stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above. If a reload option is issued in connection with a Participant’s transfer of previously held Common Stock in full or partial satisfaction of the exercise price of an Incentive Option or Nonstatutory Option, the tax consequences of the reload option will be as provided above for an Incentive Option or Nonstatutory Option, depending on whether the reload option itself is an Incentive Option or Nonstatutory Option.

The 2010 Equity Plan generally provides that the Awards (other than fully vested Bonus or Restricted Stock) may only be transferred according to the laws of decent and distribution; the 2010 Equity Plan allows the Committee to permit the transfer of Awards only in limited circumstances, such as a qualified domestic relations order or for estate planning purposes.

The Internal Revenue Service, or the IRS, has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the IRS has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options. If Nonstatutory Options are transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $13,000 per donee, (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deduction rules. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition. The IRS has not specifically addressed the tax consequences of a transfer of SARs.

Restricted Stock Awards; Restricted Stock Units; Phantom Stock; Performance Awards; Cash Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. A Participant will not have taxable income at the time of grant of a stock Award in the form of Restricted Stock Units, Phantom Units or Performance Units denominated in Common Stock, but rather, will generally recognize ordinary compensation income at the time he receives cash or Common Stock in settlement of the Awards in an amount equal to the cash or the fair market value of the Common Stock received. In general, a Participant will recognize ordinary compensation income as a result of the receipt of Common Stock pursuant to a Restricted Stock Award, Phantom Stock, Performance Share Award or Bonus Stock Award in an amount equal to the fair market value of the Common Stock when such stock is received; provided that, if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock (i) when the Common Stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make an valid election under section 83(b) of the Code or (ii) when the Common Stock is received, in cases where a Participant makes a valid election under section 83(b) of the Code.

A Participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to Common Stock or cash received. Dividends that are received by a Participant, if any, prior to the time that the Common Stock is taxed to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the Common Stock received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

Subject to the discussion immediately below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Consequences to our Company. In order for the amounts described above to be deductible, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Our ability (or the ability of one of the company’s subsidiaries, as applicable) to obtain a deduction for future payments under the 2010 Equity Plan could also be limited by the golden parachute payment rules of section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, our ability (or the ability of one of the company’s subsidiaries, as applicable) to obtain a deduction for amounts paid under the 2010 Equity Plan could be limited by section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain performance-based compensation. In order to exempt performance-based compensation from the $1,000,000 deductibility limitation, the grant or vesting of the Award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the Committee. Performance-based Awards intended to comply with section 162(m) of the Code may not be granted in a given period if such Awards relate to shares of Common Stock which exceed a specified limitation or, alternatively, the performance-based Awards may not result in compensation, for a Participant, in a given period which exceeds a specified limitation. As previously noted, under the 2010 Equity Plan, a Participant who receives an Award or Awards intended to satisfy the performance-based exception to the $1,000,000 deductibility limitation may not receive performance-based Awards relating to more than 3,000,000 shares of Common Stock or, with respect to Awards not related to shares of Common Stock, $10,000,000 in any given fiscal year. Although the 2010 Equity Plan has been drafted to satisfy the requirements for the performance-based compensation exception, the Committee may determine that it is in our best interests not to satisfy the requirements for the exception.

New Plan Awards

No Awards have been made to date under the 2010 Equity Plan, as we had sufficient shares under our existing 2004 Plan. The Awards, if any, that will be made to eligible participants under the 2010 Equity Plan are subject to the discretion of the Committee, and thus we cannot currently determine the benefits or number of shares subject to Awards that may be granted in the future to its executive officers, employees or directors under the 2010 Equity Plan. If we had made Awards for fiscal year 2009 under the 2010 Equity Plan rather than under the 2004 Plan, all amounts and benefits allocated and received by each named executive officer for fiscal year 2009 would have been the same.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes information about each of our equity compensation plans as of March 31, 2010:

	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders:

1995 Plan(1)	4,168,531	$ 3.84	0
2004 Plan	30,367,094	$14.25	4,677,415

All plans approved by stockholders	34,535,625		4,677,415

Equity compensation plans not approved by security holders:

2010 Equity Plan	—	—	18,075,825

Total	—	—	22,753,240

(1)	We no longer grant equity awards under this plan, although stock options remain outstanding under such plan.

Required Vote

Approval of the proposed adoption of the 2010 Equity Plan requires the affirmative “FOR” vote of a majority of the votes present and entitled to vote on the Proposal. Unless marked to the contrary, proxies received will be voted “FOR” the approval of the adoption of the 2010 Equity Plan.

Recommendation

The Board of Directors believes strongly that the approval of the 2010 Equity Plan is essential to the Company’s continued success. The Company’s employees are one of the Company’s most valuable assets. Equity-based awards such as those provided under the 2010 Equity Plan are vital to the Company’s ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to the Company’s ability to motivate employees to achieve its goals. For the reasons stated above the stockholders are being asked to approve adoption of the 2010 Equity Plan.

The Board of Directors recommends you vote

FOR

approval of the adoption of the 2010 Equity Plan

Ratification of the Appointment of Deloitte & Touche LLP

As Independent Auditors

(Proposal 3)

The Audit Committee appointed Deloitte & Touche LLP to serve as independent auditors for the fiscal year ending December 31, 2010. Deloitte & Touche LLP has served as the Company’s independent auditors for the last five years and is considered by management to be well qualified.

One or more representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

Audit and All Other Fees

Deloitte & Touche LLP acts as the Company’s principal auditor and also provides certain audit-related services and other services. The billed fees for services provided by Deloitte & Touche LLP during the years ended December 31, 2009 and 2008 were as follows (dollars in thousands):

	2009	2008
Audit Fees (1)	$4,565	$4,621
Audit-Related Fees (2)	185	—
Tax Fees (3)	—	—
All Other Fees (4)	2	2

Total Fees	$4,752	$4,623

(1)	Consists of fees for the audits of our consolidated financial statements for the years ended December 31, 2009 and 2008, reviews of our interim financial statements, and evaluates our compliance with Section 404 of the Sarbanes-Oxley Act.
(2)

Consists of fees for assurance and related services, other than those included in Audit Fees, and includes charges in 2009 for review and support for our private placement of $550 million in 9 1/4% Senior Notes due 2014, or Senior Notes, and registration of our Senior Notes.

(3)	No fees were billed to us by Deloitte & Touche LLP for tax services in 2009 and 2008.
(4)	Consists of subscription fees for the Deloitte Accounting Research Tool in 2009 and 2008.

Audit Committee Pre-Approval of Independent Auditor Services

In order to assure continued independence of our independent auditors, the Audit Committee has adopted a policy requiring pre-approval of audit and non-audit services performed by our independent auditor. The Committee pre-approves a list of audit, audit-related and permitted non-audit services that may be provided by the independent auditor without obtaining pre-approval from the Audit Committee. During 2009, the Audit Committee approved Deloitte & Touche LLP providing certain services relating to the impact of the International Financial Reporting Standards, or IFRS, on the Company.

Required Vote

Ratification of the appointment of independent auditors requires the affirmative vote of a majority of the votes present and entitled to vote in person or by proxy at the Annual Meeting. If the stockholders should not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment.

The Board of Directors recommends you vote

FOR

the ratification of the appointment of Deloitte & Touche LLP as independent auditors

Other Information and Business

Company Information

The Company’s website contains the Company’s current Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, Committee Charters, the Code of Ethics and the Company’s SEC filings. You may view any of these documents at www.metropcs.com and click on the Investor Relations tab. You will also find a copy of this Proxy Statement, a copy of the Company’s Annual Report to Stockholders for 2009, or Annual Report, and a copy of the Company’s annual report on Form 10-K for fiscal year ended December 31, 2009 as filed with the SEC. You may obtain a copy of any of the above-listed documents, including the Company’s annual report on Form 10-K upon request, free of charge, by sending a request in writing to the Company’s Investor Relations department at MetroPCS Communications, Inc., 2250 Lakeside Blvd., Richardson, Texas 75082.

Duplicate Mailings (Householding)

The Company is required to provide an Annual Report and Proxy Statement to all stockholders of record on the Record Date. If you have more than one account in your name or another person at the same address has an account, the Company or your broker may deliver only one copy of this Proxy Statement and the Annual Report as permitted by the Securities Act, unless you notify the Company of your desire to receive multiple copies.

The Company will promptly deliver, upon oral or written request, additional copies of the Proxy Statement and the Annual Report to any stockholder residing at the same address to which only one copy was mailed at no charge. Requests for additional copies for the current year or future years should be directed to the Investor Relations department at MetroPCS Communications, Inc., 2250 Lakeside Blvd., Richardson, Texas 75082, or by calling the Investor Relations department at 214-570-4641.

Stockholders of record residing at the same address and currently receiving multiple copies of the Proxy Statement and Annual Report may contact our Investor Relations department at the address and phone above or our transfer agent, AST, to request that only a single copy of the Proxy Statement and the Annual Report be mailed in the future. You may contact AST at 800-937-5449 or by mail at American Stock Transfer & Trust Co., 59 Maiden Lane, New York, New York 10038.

Stockholder Proposals for the 2010 and 2011 Annual Meetings of Stockholders

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2011 Annual Meeting of Stockholders, or Annual Meeting. To be eligible for inclusion in our 2011 proxy statement under Rule 14a-8, your proposal must be received by us no later than December 20, 2011, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8. The Company did not receive any proposals from stockholders for inclusion in our proxy statement and for consideration at our Annual Meeting.

Business Proposals and Nominations Pursuant to our Bylaws. Under our Bylaws, in order to nominate a director or bring any other business before the stockholders at the 2011 Annual Meeting of Stockholders that will not be included in our proxy statement pursuant to Rule 14a-8, you must comply with the procedures and timing specifically described in our Bylaws. In addition, assuming the date of the 2011 Annual Meeting of Stockholders is not more than 30 days before and not more than 60 days after the anniversary date of the 2010 Annual Meeting, you must notify us in writing and such written notice must be delivered to our Secretary no earlier than February 1, 2011, and no later than March 3, 2011.

A copy of our Bylaws setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained free of charge from the Company’s Secretary at the address indicated on the first page of this proxy statement or on our website at www.metropcs.com under the Investor Relations tab, Corporate Governance. A nomination or proposal that does not comply with the above procedures will be disregarded. Compliance with the above procedures does not require the Company to include the proposed nominee or proposal in the Company’s proxy solicitation material.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of 10% or more of the Company’s outstanding Common Stock to file reports concerning their ownership (Form 3) and changes in ownership (Form 4 and Form 5) of Company equity securities with the SEC. Based solely upon our review of such reports, the Company believes that all persons filed on a timely basis all reports required by Section 16(a).

Other Business

Management does not know of any other items or business, other than those in the accompanying Notice of Annual Meeting of Stockholders, which may properly come before the Annual Meeting or other matters incident to the conduct of the Annual Meeting.

As to any other item or proposal that may properly come before the Annual Meeting, including voting on a proposal omitted from this proxy statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

The form of proxy, the inclusion of the Compensation Discussion and Analysis in this proxy, and this Proxy Statement have been approved by the Board and are being provided to stockholders by its authority.

By Order of the Board of Directors

Roger D. Linquist

Chairman of the Board of Directors, President and Chief Executive Officer

ANNEX A

THE METROPCS COMMUNICATIONS, INC. 2010

EQUITY INCENTIVE COMPENSATION PLAN

METROPCS COMMUNICATIONS, INC.

2010 EQUITY INCENTIVE COMPENSATION PLAN

ARTICLE I INTRODUCTION		1
1.1	Purpose	1
1.2	Definitions	1
1.3	Shares Subject to the Plan	8
1.4	Administration of the Plan	9
1.5	Granting of Awards to Participants	10
1.6	Leave of Absence	11
1.7	Term of Plan	11
1.8	Amendment and Discontinuance of the Plan	11

ARTICLE II NON-QUALIFIED OPTIONS		12
2.1	Eligibility	12
2.2	Exercise Price	12
2.3	Terms and Conditions of Non-Qualified Options	12
2.4	Option Repricing	13
2.5	Vesting	13
2.6	Unvested Shares	14

ARTICLE III INCENTIVE OPTIONS		14
3.1	Eligibility	14
3.2	Exercise Price	14
3.3	Dollar Limitation	14
3.4	10% Stockholder	14
3.5	Incentive Options Transferability	15
3.6	Compliance with Section 422 of the Code	15

ARTICLE IV BONUS STOCK		15

ARTICLE V STOCK APPRECIATION RIGHTS AND PHANTOM STOCK		15
5.1	Stock Appreciation Rights	15
5.2	Phantom Stock Awards	17

ARTICLE VI RESTRICTED STOCK		18
6.1	Eligibility	18
6.2	Restrictions, Restricted Period and Vesting	18
6.3	Dividends and Splits	19
6.4	Voting	19
6.5	Forfeiture of Restricted Stock	19
6.6	Delivery of Shares of Common Stock	19

ARTICLE VII RESTRICTED STOCK UNITS		19
7.1	Eligibility	19
7.2	Delivery of Shares of Common Stock	20

ARTICLE VIII PERFORMANCE AWARDS; ANNUAL INCENTIVE AWARDS		20
8.1	Performance and Annual Incentive Awards	20

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8.2	Performance Awards	20
8.3	Annual Incentive Awards Granted to Designated Covered Employees	22
8.4	Written Determinations	23
8.5	Status of Performance Awards under Section 162(m) of the Code	24

ARTICLE IX OTHER STOCK OR PERFORMANCE-BASED AWARDS		24
9.1	Other Stock Based Awards	24
9.2	Other Performance Based Awards	24

ARTICLE X CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS		25
10.1	General	25
10.2	Stand-Alone, Additional, Tandem, and Substitute Awards	25
10.3	Term of Awards	26
10.4	Form and Timing of Payment under Awards; Deferrals	26
10.5	Vested and Unvested Awards	26
10.6	Exemptions from Section 16(b) Liability	27
10.7	Securities Requirements	27
10.8	Transferability	27
10.9	Rights as a Stockholder	28
10.10	Listing and Registration of Shares of Common Stock; Conditions to Delivery of Common Stock	28
10.11	Termination of Employment, Death, Disability and Retirement	29
10.12	Change in Control, Recapitalizations, Reorganizations and Subdivisions or Consolidations	30

ARTICLE XI WITHHOLDING FOR TAXES		33

ARTICLE XII MISCELLANEOUS		33
12.1	No Rights to Awards or Uniformity Among Awards	33
12.2	Conflicts with Plan	34
12.3	Limitation on Rights Conferred under the Plan	34
12.4	Nonexclusivity of Plan	34
12.5	Fractional Shares	34
12.6	Governing Law	34
12.7	Gender, Tense and Headings	35
12.8	Severability	35
12.9	Other Laws	35
12.10	Shareholder Agreements	35
12.11	Funding	35
12.12	No Guarantee of Tax Consequences	35

ii

METROPCS COMMUNICATIONS, INC.

2010 EQUITY INCENTIVE COMPENSATION PLAN

ARTICLE I

INTRODUCTION

1.1    Purpose.    The MetroPCS Communications, Inc. 2010 Equity Incentive Compensation Plan (the “Plan”) is intended to promote the interests of MetroPCS Communications, Inc., a Delaware corporation, (the “Company”) and its stockholders by encouraging Employees, Consultants and Non-Employee Directors of the Company or its Affiliates (as defined below) to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors of the Company (the “Board”) also contemplates that through the Plan, the Company and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company. A further purpose of this Plan is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. The Plan provides for payment of various forms of incentive compensation and accordingly is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, and shall be administered accordingly.

1.2    Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

“Adoption Date” means the date that the Plan is adopted by the Board, although the Effective Date shall not occur prior to approval by the shareholders of the Company.

“Affiliate” means (i) any entity in which the Company, directly or indirectly, owns, possesses, controls, or has the ability to exercise, 10% or more of the combined voting power, as determined by the Committee, (ii) any “parent corporation” of the Company (as defined in Section 424(e) of the Code), (iii) any “subsidiary corporation” of any such parent corporation (as defined in Section 424(f) of the Code) of the Company and (iv) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company.

“Annual Incentive Award” means an Award granted pursuant to Article VIII of the Plan, which shall be based upon a performance period no longer than a twelve (12) month period.

“Awards” means Options, Bonus Stock, Dividend Equivalents, Stock Appreciation Rights, Phantom Stock, Restricted Stock, Restricted Stock Units, Performance Awards, Annual Incentive Awards, or Other Stock or Performance-Based Awards, in combination or tandem, and together with any right or interest granted to a Participant under this Plan.

“Board” means the board of directors described in Section 1.1 of the Plan.

“Bonus Stock” means Common Stock described in Article IV of the Plan.

“Change of Control” shall be deemed to have occurred upon any of the following events:

(i) A “change in the ownership of the Company” which shall occur on the date that any one person, or more than one person acting as a group, acquires beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of stock in the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, however, if any one person or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not be considered a “change in the ownership of the Company” (or to cause a “change in the effective control of the Company” within the meaning of clause (ii) below) and an increase of the effective percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph; provided, further, however, that for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (B) any acquisition by investors (immediately prior to such acquisition) in the Company for financing purposes, as determined by the Committee in its sole discretion, (C) any acquisition or merger with an entity owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (D) an underwriter temporarily holding securities pursuant to an offering of such securities. This clause (i) applies only when there is a transfer of the stock of the Company (or issuance of stock) and stock in the Company remains outstanding after the transaction;

(ii) A “merger of the Company” which shall occur on the date any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company is consummated, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(iii) A “change in the effective control of the Company” which shall occur on the date that either (A) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company, except for (1) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (2) any acquisition by investors (immediately prior to such acquisition) in the Company for financing purposes, as determined by the Committee in its sole discretion, (3) any acquisition or merger with an entity owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (4) an underwriter temporarily holding securities pursuant to an offering of such securities; or (B) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, but excludes, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board. For purposes of a “change in the effective control of the Company,” if any one person, or more than one person acting as a group, is considered to effectively control the Company within the meaning of this clause (ii), the acquisition of additional control of the Company by the same person or persons is not considered a “change in the effective control of the Company,” or to cause a “change in the ownership of the Company” within the meaning of clause (i) above; or

2

(iv) A “change in the ownership of a substantial portion of the Company’s assets” which shall occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Any transfer of assets to an entity that is controlled by the shareholders of the Company immediately after the transfer, as provided in guidance issued pursuant to the Non-Qualified Deferred Compensation Rules, shall not constitute a Change in Control;

provided, however, that in the event any payment due to Participants under this Plan would also constitute “deferred compensation” within the meaning of the Treasury Regulation § 1.409A-1(b)(1), either by design or due to a subsequent modification in the terms of such payment or as a result in a change in the law occurring after the Effective Date, then to the extent such payment is not exempt from Section 409A of the Code by an applicable exemption, the term “Change of Control,” shall mean an event that constitutes not only one of the Change in Control events described in subsections (i) through (iv) above, but also constitutes a “change in control” within the meaning of Section 409A of the Code and any Internal Revenue Service guidance promulgated with respect to Section 409A of the Code. For purposes of the definition of a “Change of Control” under this Plan, the provisions of Section 318(a) of the Code regarding the constructive ownership of stock will apply to determine stock ownership; provided, that, stock underlying unvested Options (including options exercisable for stock that is not substantially vested) will not be treated as owned by the individual who holds the Option. In addition, for purposes of the definition of a “Change of Control” under this Plan and except as otherwise provided in an Award agreement, “Company” includes (x) the Company, (y) the entity for whom a Participant performs the services for which an Award is granted, and (z) an entity that is a stockholder owning more than 50% of the total fair market value and total voting power (a “Majority Shareholder”) of the Company or the entity identified in (y) above, or any entity in a chain of entities in which each entity is a Majority Shareholder of another entity in the chain, ending in the Company or the entity identified in (y) above.

3

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” means the compensation committee of the Board which shall consist of not less than two members of the Board, each of whom shall qualify as a “non-employee director” (as that term is defined in Rule 16b-3 of the General Rules and Regulations under the Exchange Act) appointed by and serving at the pleasure of the Board to administer the Plan or, if none, the Board; provided, however, that with respect to any Award granted to a Covered Employee which is intended to be “performance-based compensation” as described in Treasury Regulation § 1.162-27(e) under Section 162(m) of the Code, the Committee shall consist solely of two or more “outside directors” as described in Treasury Regulation § 1.162-27(e) under Section 162(m) of the Code, as further described in Section 1.4(b) below, unless the administration of this Plan by “outside directors” is not then required to preserve tax deductibility under Section 162(m) of the Code.

“Common Stock” means the Company’s common stock, par value $0.0001 per share and such securities as may be substituted (or resubstituted) for Common Stock pursuant to Section 1.3 of the Plan.

“Company” means the corporation described in Section 1.1 of the Plan or any successor thereto which assumes and continues the Plan.

“Consultant” means any individual, other than a Director or an Employee, who renders consulting or advisory services to the Company or an Affiliate, provided such services are not in connection with the offer or sale of securities in a capital-raising transaction.

“Covered Employee” means a Participant who is a Covered Employee as described in Section 8.5 of this Plan.

“Director” shall mean a duly elected or appointed member of the Board.

“Disability” means an inability to perform the Employee’s or Non-Employee Director’s material services for the Company for a period of 90 consecutive days or a total of 180 days, during any 365-day period, in either case as a result of incapacity due to mental or physical illness, which is determined to be total and permanent. A determination of Disability shall be made by a physician satisfactory to both the Participant (or his guardian) and the Company, provided that the Employee or Non-Employee Director (or his guardian) and the Company do not agree on a physician, the Employee or Non-Employee Director and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be final, binding and conclusive with respect to all parties. Notwithstanding the above, eligibility for disability benefits under any policy for long-term disability benefits provided to the Participant by the Company shall conclusively establish the Participant’s disability.

4

“Dividend Equivalent” means a right to receive cash, Common Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments granted to a Participant under Section 7.1(b) of the Plan.

“Effective Date” means the date that the Plan is both (i) adopted by the Board and (ii) approved by shareholders of the Company; provided, that, such shareholder approval occurs not more than one year after the date of adoption of the Plan by the Board. The provisions of the Plan are applicable to all Awards granted on or after the Effective Date.

“Eligible Person” means all officers and employees of the Company or of any Affiliate, and other persons who provide services to the Company or any of its Affiliates, including directors of the Company. An Employee on leave of absence may be considered as still in the employ of the Company or an Affiliate for purposes of eligibility for participation in this Plan.

“Employee” means any Employee of the Company or an Affiliate.

“Employment” includes any period in which a Participant is an Employee of the Company or an Affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in this Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value or FMV Per Share” The Fair Market Value or FMV Per Share of the Common Stock as of any determination date shall be the closing price on the principal exchange or over-the-counter market on which such shares are trading, if any, or as reported on any composite index which includes such principal exchange, for the date of the determination, or if no trade of the Common Stock shall have been reported for such date, the closing price quoted on such exchange or market for the most recent trade prior to the determination date. The term “closing price” shall mean (i) if the shares of Common Stock are listed or admitted for trading on a national securities exchange, the last reported sales price on the determination date, or, in case no such reported sale takes place on such day or days, the last reported sales price for the most recent trade prior to the determination date, in either case on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading, or (ii) if the shares of Common Stock are not listed or admitted for trading on a national securities exchange, the average of the closing bid and asked prices of the shares of Common Stock on the determination date in the over-the-counter market, as reported by The National Quotation Bureau, Inc., or an equivalent generally accepted reporting service. If shares of the Common Stock are not listed or admitted to trading on any exchange, over-the-counter market or any similar organization as of the determination date, the Fair Market Value or FMV Per Share shall be determined by the Committee in good faith using any fair and reasonable means selected in its discretion.

5

“Full Value Award” shall mean any Award with a net benefit to the Participant, without regard to any restrictions similar to those described in Section 6.2, equal to the aggregate Fair Market Value of the total shares of Common Stock subject to the Award; Full Value Awards under this Plan include Bonus Stock, Dividend Equivalents, Phantom Stock, Restricted Stock and Restricted Stock Units, but do not include Options and Stock Appreciation Rights.

“Incentive Option” means any option to acquire Common Stock pursuant to the Provisions of the Plan that satisfies the requirements of Section 422 of the Code and is granted pursuant to Article III of the Plan.

“Non-Employee Director” means a Director of the Company who is neither an Employee nor a Consultant of the Company or any Affiliate.

“Non-Qualified Deferred Compensation Rules” means the limitations or requirements of Section 409A of the Code and the regulations promulgated thereunder.

“Non-Qualified Option” shall mean an option to acquire Common Stock pursuant to the provisions of Article II of the Plan and that is not intended to satisfy the requirements of Section 422 of the Code.

“Option” means an option to acquire Common Stock granted pursuant to the provisions of the Plan, and refers to either an Incentive Option or a Non-Qualified Stock Option, or both, as applicable.

“Option Expiration Date” means the date determined by Committee, which shall not be more than ten (10) years after the date of grant of an Option, on which an Award shall terminate and no longer be in effect.

“Optionee” means a Participant who has received or will receive an Option.

“Other Stock or Performance-Based Award” means an Award, granted pursuant to Article IX of the Plan that is not otherwise specifically provided for in another Article of the Plan, the value of which is based in whole or in part upon the value of a share of Common Stock or other performance criterion selected by the Committee which is denominated or payable in Common Stock, cash, or combination thereof.

“Parent” means a “parent corporation” of the Company as defined in Section 424(e) of the Code.

“Participant” means any Non-Employee Director, Employee or Consultant granted an Award under the Plan.

6

“Performance Award” means an Award granted pursuant to Article VIII of the Plan, which, if earned, shall be payable in shares of Common Stock, cash, other Awards or property, or any combination thereof as determined by the Committee.

“Plan” means the plan described in Section 1.1 of the Plan and set forth in this document, as amended from time to time.

“Phantom Stock” means an Award granted pursuant to Article V of the Plan of the right to receive (i) shares of Common Stock issued at the end of a Restricted Period, (ii) the Fair Market Value of such shares paid in cash at the end of the Restriction Period or (iii) a combination of shares and cash as determined by the Committee.

“Qualified Member” means a member of the Committee that is a “non-employee director” (as defined in Rule 16b-3 of the General Rules and Regulations under the Exchange Act) and an “outside director” as defined in Treasury Regulation § 1.162-27(e) under Section 162(m) of the Code.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

“Restricted Stock” means one or more shares of Common Stock, prior to the lapse of restrictions thereon, granted under Article VI of the Plan.

“Restricted Stock Unit” means an Award granted pursuant to Article VII of the Plan, of the right to receive Common Stock, cash or a combination thereof after the lapse of restrictions thereon.

“Retirement” means termination of Employment of an Employee when the total number of years of cumulative service of such Employee with the Company and its Affiliates and number of years of age of such Employee equals 55, but in no event shall an Employee be considered eligible for Retirement if he has less than 10 years of service, or, if determined by the Committee, termination of service of a Non-Employee Director under circumstances as shall constitute retirement as determined by the Committee.

“Securities Act” means the Securities Act of 1933, as amended.

“Spread” means the amount determined pursuant to Section 5.1(a) of the Plan,

“Stock Appreciation Rights or SAR” means an Award granted pursuant to Article V of the Plan that gives a Participant the right to receive Common Stock, cash, or a combination thereof, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the Stock Appreciation Right is exercised over the exercise price for such shares.

“Subsidiary” means a “subsidiary corporation” as defined in Section 424(f) of the Code.

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1.3    Shares Subject to the Plan.

(a)    Shares Subject to the Plan.  The maximum number of shares of Common Stock that may be issued under the Plan is equal to 18,075,825 shares. The Committee will adopt a counting procedure which ensures that each underlying share of Common Stock subject to the grant of an Option or SAR Award will equal one (1) share of Common Stock, while the underlying Common Stock subject to the grant of an Award other than an Option or SAR Award will be counted as one and thirty-six hundreds (1.36) shares of Common Stock for each share of Common Stock underlying the Award; provided, however, that Awards that are granted with a designation to be settled in whole or in part in cash shall not be subject to the counting procedure noted above for that portion of the Award that is designated at the time of grant to be settled in cash; and provided, further, however, that the Committee may adopt reasonable counting procedures in addition to the counting procedure noted above to ensure appropriate counting and avoid double counting (as, for example, in the case of tandem or substitute awards), although the Committee’s discretion with regard to counting procedures shall be limited solely to making adjustments necessary to ensure accuracy in the Company’s counting procedures, and is in no way intended to allow the Committee to utilize liberal share counting procedures. Notwithstanding the number of shares noted as available for issuance pursuant to this Section 1.3, in the event that at any time after the Adoption Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend (extraordinary or otherwise, as appropriate), combination of shares or the like, the aggregate number and affected class of securities available under the Plan shall be ratably adjusted by the Committee. Upon the occurrence of any of the events described in the immediately preceding sentence, in order to ensure that after such event the shares of Common Stock subject to the Plan and each Participant’s proportionate interest shall be maintained substantially as before the occurrence of such event, the Committee shall, in such manner as it may deem equitable, adjust (i) the number of shares of Common Stock with respect to which Awards may be granted, (ii) the number of shares of Common Stock subject to outstanding Awards, and (iii) the grant or exercise price with respect to an Award. Such adjustment in an outstanding Option shall be made (i) without change in the total price applicable to the Option or any unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and (ii) with any necessary corresponding adjustment in exercise price per share. No Award may be granted if the number of shares of Common Stock to be delivered in connection with such Award exceeds the number of shares of Common Stock remaining available under this Plan minus the number of shares of Common Stock issuable in settlement of or relating to then-outstanding Awards. Shares of Common Stock subject to an Award under this Plan that expire or are canceled, forfeited, settled in cash or otherwise terminated without an issuance of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award, will not be available for issuance again with respect to Awards under this Plan. Shares that cease to be subject to an Award because of the exercise of the Award, or the vesting of a Restricted Stock Award or similar Award, shall no longer be subject to any further grant under the Plan. In no event shall any Award which may be payable in Common Stock or cash be considered an Award of Common Stock until such Award is paid in Common Stock. Shares issued pursuant to the Plan (i) may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable. All Committee’s determinations shall be final, binding and conclusive with respect to the Company and all other interested persons.

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1.4    Administration of the Plan.

(a)    Committee, Meetings, Rule Making and Interpretations.  The Plan shall be administered by the Committee. Subject to the provisions of the Plan and Rule 16b-3 of the Exchange Act, the Committee shall have the authority, in its sole and absolute discretion, to: (i) interpret the Plan and all Awards under the Plan; (ii) make, amend and rescind such rules as it deems necessary for the proper administration of the Plan; (iii) determine the Participants to whom, and the time or times at which, Awards shall be granted; (iv) determine the amount of cash and the number of share of Common Stock, or any combination thereof, that shall be the subject of the Awards; (v) determine the terms and provisions of each individual Award agreement (which need not be identical between Awards or Participants), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of Non-Qualified Stock Options, (B) the extent to which any Award is restricted, including the extent to which the transferability of shares of Common Stock issued or transferred pursuant to any Award is restricted, (C) except otherwise provided herein, the effect of termination of employment, or the service relationship with the Company, of a Participant on the Award, or (D) the effect of approved leaves of absence (but to be consistent with any applicable regulations promulgated by the Internal Revenue Service on this subject); (vi) accelerate the time of exercisability of any Award that has been granted; (vii) make determinations of the Fair Market Value of Common Stock pursuant to the Plan; (ix) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to, or otherwise with respect to Awards granted to, Participants who are subject to Section 16(b) of the Exchange Act or Section 162(m) of the Code; (x) terminate, modify or amend the Plan; (xi) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate; and (xii) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that the Committee deems desirable to effectuate the Plan. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 1.8), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant’s service relationship with the Company, and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award (including, but not limited to, exercising discretion to increase the amount of the Award) that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code if such discretion would cause the Award to not so qualify. Any action taken or determination made by the Committee pursuant to this and the other paragraphs of the Plan shall be final, binding and conclusive on all affected persons, including the Company; any Affiliate; any grantee, holder or beneficiary of an Award; any stockholder and any Employee, Consultant or Non-Employee Director. Subject to Rule 16b-3 and Section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability.

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(b)    Manner of Exercise of Committee Authority.  At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Affiliates, shareholders, Participants, beneficiaries, and transferees or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate of the Company, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering this Plan.

(c)    Limitation of Liability.  The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or an Affiliate, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified, reimbursed and held harmless by the Company and its Affiliates with respect to any claim, loss, damage or expense (including legal fees) arising out of, relating to, or in connection with such action or determination.

1.5    Granting of Awards to Participants.  The Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Employees, Consultants and Non-Employee Directors who are eligible and as may be selected by it subject to the terms and conditions hereinafter set forth in the Plan. In selecting the persons to receive Awards, including the type and size of the Award, the Committee may consider, among other things, the contribution the recipient has made and/or may make to the growth of the Company or its Affiliates, the position of such Employee in the Company, the length of service of such employee, consultant or Non-Employee Director, and any other factors that it may deem relevant. No member of the Committee shall vote or act upon any matter relating solely to himself. Grants of Awards to members of the Committee must be ratified by the Board. In no event shall any Employee, Consultant or Non-Employee Director, nor his or its legal representatives, heirs, legatees, distributees or successors have any right to participate in the Plan or receive benefits under the Plan except to such extent, if any, as permitted under the Plan and as the Committee may determine.

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1.6    Leave of Absence.  If an Employee is on military, sick leave or other bona fide leave of absence, such person shall be considered an “Employee” for purposes of an outstanding Award during the period of such leave provided it does not exceed 180 days (or such longer period as may be determined by the Committee in its sole discretion), or, if longer, so long as the person’s right to reemployment is guaranteed either by statute or by contract. If the period of leave exceeds 180 days (or such longer period as may be determined by the Committee in its sole discretion), the employment relationship shall be deemed to have terminated on the 181st day (or the first day immediately following any period of leave in excess of 180 days as approved by the Committee) of such leave, unless the person’s right to reemployment is guaranteed by statute or contract.

1.7    Term of Plan.  If not sooner terminated under the provisions of Section 1.8, the Plan shall terminate upon, and no further Awards shall be made, after the tenth (10th) anniversary of the Effective Date; provided, however, that unless the Committee otherwise provides for alternative treatment for the Award in compliance with the terms of this Plan, any Awards made prior to the termination of the Plan shall remain in effect and Awards shall continue to vest in accordance with such Awards and such termination shall not affect the rights of any holder of an Award granted prior to termination without the consent of the holder.

1.8    Amendment and Discontinuance of the Plan.    The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding the foregoing, the Board may amend the Plan in such manner as it deems necessary in order to permit Awards to meet the requirements of the Code or other applicable laws.

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ARTICLE II

NON-QUALIFIED OPTIONS

The terms specified in this Article II shall be applicable to all Non-Qualified Options. Options which are specifically designated as Incentive Options shall also be subject to the terms of this Article II except where specifically modified by Article III.

2.1    Eligibility.  The Committee may grant Non-Qualified Options to purchase the Common Stock to any Employee, Consultant and Non-Employee Directors according to the terms set forth below. Each Non-Qualified Option granted under the Plan shall be evidenced by a written agreement between the Company and the individual to whom Non-Qualified Options were granted in such form as the Committee shall provide.

2.2    Exercise Price.  The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Non-Qualified Option granted under this Article II shall not be less than one hundred percent (100%) of the FMV Per Share on the date of grant of such Non-Qualified Option. The exercise price for each Non-Qualified Option granted under Article II shall be subject to adjustment as provided in Section 1.3 of the Plan.

2.3    Terms and Conditions of Non-Qualified Options.  Non-Qualified Options shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with this Article II, as the Committee shall deem desirable in its sole discretion:

(a)    Option Period and Conditions and Limitations on Exercise.    No Non-Qualified Option shall be exercisable later than the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each Non-Qualified Option shall be exercisable by the Participant at such time or times as the Committee in its discretion may determine at the time such Non-Qualified Option is granted, but in no event later than the Option Expiration Date.

(b)    Manner of Exercise.    In order to exercise a Non-Qualified Option, the Participant shall deliver to the Company (or its delegate) payment in full for the shares being purchased and any required withholding taxes. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Common Stock, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Common Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock. In addition, the payment of the exercise price for each Non-Qualified Option may be (i) in cash or by check payable and acceptable to the Company, (ii) with the consent of the Committee and in compliance with such instructions as the Committee may specify, by tendering to the Company shares of Common Stock owned by the holder having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the shares with respect to which the Non-Qualified Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above, (iii) with the consent of the Committee and in compliance with such instructions as the Committee may specify, at the person’s written request the Company may deliver certificates for the shares of Common Stock for which the Non-Qualified Option is being exercised to a broker for sale on behalf of the person, provided that the person has irrevocably instructed such broker to remit directly to the Company on the person’s behalf from the proceeds of such sale the full amount of the exercise price plus all required withholding taxes, or (iv) with the consent of the Committee and in compliance with such instructions as the Committee may specify, by net issue exercise, pursuant to which the Company will issue to the Participant a number of shares of Common Stock as to which the Non-Qualified Option is exercised, less a number of shares with a Fair Market Value as of the date of exercise equal to the exercise price. In the event that the Participant elects to make payment as allowed under clauses (ii) or (iii) above, the Committee may authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Non-Qualified Option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise. If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

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(c)    Non-Qualified Options Not Transferable.  See Section 10.8 of the Plan for provisions of transfer of Non-Qualified Options.

(d)    Listing and Registration of Shares.  Each Non-Qualified Option shall be subject to the requirement that if at any time the Committee determines in its discretion, that the listing, registration, or qualification of the shares subject to such Non-Qualified Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Non-Qualified Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee; provided, however, that in such event, the Option Expiration Date for such Award shall extend on a day to day basis until such listing, registration, qualification, consent or approval shall have been obtained; provided, further, that in the event such listing, registration, qualification, consent or approval is not obtained within twelve (12) months after such Committee determination, any affected Non-Qualified Option may be terminated by the Committee without the consent of the holder of the Non-Qualified Option.

2.4    Option Repricing.    Only with shareholder approval, the Committee, in its absolute discretion, may grant to holders of outstanding Non-Qualified Options, in exchange for the surrender and cancellation of such Non-Qualified Options, new Non-Qualified Options having exercise prices lower (or higher with any required consent) than the exercise price provided in the Non-Qualified Options so surrendered and canceled and containing such other terms and conditions as the Committee may deem appropriate.

2.5    Vesting.  See Section 10.11 of the Plan for provisions on vesting in connection with termination of Employment or service. Also, see Section 10.12 of the Plan relating to vesting in connection with a Change of Control.

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2.6    Unvested Shares.    The Committee shall have the discretion to grant Non-Qualified Options which are exercisable for unvested shares of Common Stock. Should the Participant cease Employment or service while holding such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, all or, at the discretion of the Company, any, of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee in its sole discretion and set forth in the Award agreement governing the applicable Award. Any unvested shares of Common Stock purchased incident to the exercise of a Non-Qualified Option, shall not be assignable or transferable except as provided in the Award agreement governing the applicable Award.

ARTICLE III

INCENTIVE OPTIONS

The terms specified in this Article III shall be applicable to all Incentive Options. Except as modified by the provisions of this Article III, all the provisions of Article II shall also be applicable to Incentive Options. Options which are specifically designated as Non-Qualified Options shall not be subject to the terms of this Article III.

3.1    Eligibility.  Incentive Options may only be granted to Employees.

3.2    Exercise Price.    Subject to Section 3.4, the exercise price per Share of an Incentive Option shall not be less than one hundred percent (100%) of the FMV Per Share on the date of grant of such Incentive Option.

3.3    Dollar Limitation.    The aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares of Common Stock for which one or more Options granted to any Employee under the Plan (or any other option plan of the Company, the Company’s Parent or a Subsidiary, as applicable) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000), or such other amount as may be prescribed under Section 422 of the Code, any successor statute, or any applicable regulations or rulings regarding incentive stock options which may be established from time to time. To the extent the Employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Incentive Options as Incentive Options shall be applied on the basis of the order in which such Options are granted, with the Options unavailable for exercise as Incentive Options for that year becoming exercisable as Non-Qualified Options.

3.4    10% Stockholder.  If any Employee to whom an Incentive Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary corporation of the Company, then the exercise price per share for any Incentive Option shall not be less than one hundred ten percent (110%) of the FMV Per Share on the date of grant and the option term for any Incentive Option shall not exceed five (5) years measured from the date of grant. For purposes of the immediately preceding sentence, the attribution rules under Section 424(d) of the Code shall apply for purposes of determining an Employee’s ownership.

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3.5    Incentive Options Transferability.    See Section 10.8(c) of the Plan for provisions on transferability of Incentive Options.

3.6    Compliance with Section 422 of the Code.  All Options that are intended to be Incentive Options described in Section 422 of the Code shall be designated as such in the Option grant and in all respects shall be issued in compliance with Section 422 of the Code. The terms of any Incentive Option granted under this Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Options (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any Incentive Option under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. Incentive Options shall not be granted more than ten (10) years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. To the extent any Option granted under this Plan which is designated as an Incentive Option exceeds the dollar limitation in Section 3.3 above or otherwise fails to qualify as an Incentive Option, such Option (or any portion thereof) shall be a Non-Qualified Stock Option. In such case, the Committee shall designate which Common Stock will be treated as Common Stock issued in connection with an Incentive Option Award by causing the issuance of a separate stock certificate and identifying such Common Stock as Incentive Option stock on the Company’s stock transfer records. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

ARTICLE IV

BONUS STOCK

The Committee may, from time to time and subject to the provisions of the Plan, grant shares of Bonus Stock to Employees, Consultants and Non-Employee Directors. Such grants of Bonus Stock shall be in consideration of performance of services by the Participant without additional consideration except as may be required by the Committee or pursuant to Article IX, or may be granted to Participants in lieu of the Company’s obligation to pay cash or deliver other property to the Participant under the Plan or under other Company plans or compensatory arrangements. Bonus Stock shall be shares of Common Stock that are not subject to a Restricted Period under Article VI.

ARTICLE V

STOCK APPRECIATION RIGHTS AND PHANTOM STOCK

5.1    Stock Appreciation Rights.    The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions.

(a)    Right to Payment.    A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (i) the FMV Per Share on the date of exercise over (ii) the exercise price of the Stock Appreciation Right as determined by the Committee (the “Spread”). The Spread may be paid in cash or shares of Common Stock, or a combination of cash and Common Stock, at the sole discretion of the Committee, to the extent not prohibited by the applicable Award agreement. Notwithstanding the foregoing, the Committee may provide, in its sole discretion, that the Spread covered by a Stock Appreciation Right may not exceed a specified amount.

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(b)    Rights Related to Options.    A Stock Appreciation Right granted in connection with an Option shall entitle a Participant, upon exercise thereof, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of the amount of the Spread as computed pursuant to Subsection 5.1(a) hereof. That Option shall then cease to be exercisable to the extent surrendered. Such grant may be made at the time of the grant of the Option or at any time thereafter, but prior to expiration of the underlying Option. A Stock Appreciation Right granted in connection with an Option shall provide for an exercise price that is not less than one hundred percent (100%) of the FMV Per Share on the date the Stock Appreciation Right is granted and shall be subject to the terms of the Award agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

(i)    A Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable.

(ii)   Upon the exercise of a Stock Appreciation Right related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying:

(A)    the difference obtained by subtracting the exercise price of a share of Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

(B)    the number of shares as to which that Stock Appreciation Right has been exercised.

(c)    Right Without Option.  A Stock Appreciation Right granted independent of an Option shall provide for an exercise price per share of Common Stock that is not less than one hundred percent (100%) of the FMV Per Share on the date of award of the Stock Appreciation Right and shall be exercisable as determined by the Committee and set forth in the Award agreement, which Award agreement shall comply with the following provisions:

(i)     Each Award agreement shall state the total number of shares of Common Stock to which the Stock Appreciation Right relates.

(ii)    Each Award agreement shall state the time or periods in which the right to exercise the Stock Appreciation Right or a portion thereof shall vest and the number of shares of Common Stock for which the right to exercise the Stock Appreciation Right shall vest at each such time or period.

(iii)   Each Award agreement shall state the date at which the Stock Appreciation Rights shall expire if not previously exercised.

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(iv)   Each Stock Appreciation Right shall entitle a participant, upon exercise thereof, to receive payment of an amount determined by multiplying:

(A)    the difference obtained by subtracting the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right from the Fair Market Value of a share of Common Stock on the date of exercise of that Stock Appreciation Right, by

(B)    the number of shares as to which the Stock Appreciation Right has been exercised.

(d)    Terms.    Except as otherwise provided herein, the Committee shall determine at the date of grant the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Common Stock will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right. Stock Appreciation Rights may be either freestanding or in tandem with other Awards.

5.2    Phantom Stock Awards.  Subject to Section 10.5 of the Plan, the Committee is authorized to grant Phantom Stock Awards to Employees, Consultants and Non-Employee Directors, which are rights to receive cash equal to the Fair Market Value of a specified number of shares of Common Stock at the end of a specified deferral period, to receive a specified number of shares of Common Stock, or a combination of cash and Common Stock, to the extent provided in the applicable Award agreement and subject to the following terms and conditions:

(a)    Award and Restrictions.  Satisfaction of a Phantom Stock Award shall occur upon expiration of the deferral period specified for such Phantom Stock Award by the Committee or, if permitted by the Committee and in accordance with the terms of this Plan and all applicable federal laws and regulations, as elected by the Participant. In addition, Phantom Stock Awards shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Committee may impose in its sole discretion, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including times based on achievement of performance goals and/or future service requirements), separately or in combination, as the Committee may determine in its sole discretion to be appropriate or advisable for any Award.

(b)    Forfeiture.  Except as otherwise determined by the Committee or as may be set forth in any Award, employment or other agreement pertaining to a Phantom Stock Award, upon termination of employment or services during the applicable deferral period or portion thereof to which forfeiture conditions apply, all Phantom Stock Awards that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases which it determines appropriate or advisable waive in whole or in part the forfeiture of Phantom Stock Awards.

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(c)    Performance Goals.    To the extent the Committee determines that any Award granted pursuant to this Article V shall constitute performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of the Award shall, in the Committee’s discretion, be subject to the achievement of performance goals determined and applied in a manner consistent with Section 8.2.

ARTICLE VI

RESTRICTED STOCK

6.1    Eligibility.  All Employees, Consultants and Non-Employee Directors shall be eligible for grants of Restricted Stock.

6.2    Restrictions, Restricted Period and Vesting.    The Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the Restricted Period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant. Prior to the lapse of such restrictions the Participant shall not be permitted to sell or transfer such shares. The Company shall have the right to repurchase or recover such shares for the amount of cash paid therefore, if any, if (i) the Participant shall terminate Employment from or services to the Company prior to the lapse of such restrictions or (ii) the Restricted Stock is forfeited by the Participant pursuant to the terms of the Award.

(a)    Vesting.  See Section 10.11 of the Plan for provisions on vesting in connection with termination of Employment or service. Also, see Section 10.12 of the Plan relating to vesting in connection with a Change of Control.

(b)    Immediate Transfer Without Immediate Delivery of Restricted Stock.  Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left on deposit with the Company, or in trust or escrow pursuant to an agreement satisfactory to the Committee, along with a stock power endorsed in blank until such time as the restrictions on transfer have lapsed. Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:

The shares represented by this certificate have been issued pursuant to the terms of the MetroPCS Communications, Inc. 2010 Equity Incentive Compensation Plan and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such award dated                     , 200    .

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6.3    Dividends and Splits.  Except as otherwise provided herein, the Committee shall determine at the date of grant whether dividends are payable and, if such dividends are payable, the form of payment of such dividends (e.g., in cash, Common Stock, or a combination thereof) to a Participant with respect to any Restricted Stock prior to the end of the Restricted Period. If the Committee elects to have dividends payable with respect to Restricted Stock prior to the end of the Restricted Period, as a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan. Unless otherwise determined by the Committee, Common Stock distributed in connection with a Common Stock split or Common Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Common Stock or other property has been distributed.

6.4    Voting.  Except as otherwise provided herein, the Committee shall determine at the date of grant whether a Participant shall have the right to vote Restricted Stock prior to the end of the Restricted Period.

6.5    Forfeiture of Restricted Stock.  If, for any reason, the restrictions imposed by the Committee upon Restricted Stock are not satisfied at the end of the Restricted Period, any Restricted Stock remaining subject to such restrictions shall thereupon be forfeited by the Participant and reacquired by the Company.

6.6    Delivery of Shares of Common Stock.  Pursuant to Section 10.5 of the Plan and subject to withholding requirements of Article X of the Plan, at the expiration of the Restricted Period, the Restricted Stock shall be shown in book entry form (to the nearest full share) with respect to which the Restriction Period has expired held by the Participant free and clear of any restrictions relative to the Plan. In addition, if requested by the Participant, the Company will deliver to the Participant a stock certificate evidencing the Restricted Stock (to the nearest full share) with respect to which the Restricted Period has expired without charge to the Participant, or his personal representative free of all restrictions under the Plan.

ARTICLE VII

RESTRICTED STOCK UNITS

7.1    Eligibility.  All Employees, Consultants and Non-Employee Directors shall be eligible for grants of Restricted Stock Units which are rights to receive Common Stock or cash, as determined by the Committee, at the end of a specified deferral period, subject to the following terms and conditions:

(a)    Award and Restrictions.  Settlement of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units shall be satisfied by the delivery of cash or Common Stock in the amount equal to the Fair Market Value of the specified number of shares of Common Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

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(b)    Dividend Equivalents.  Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Common Stock covered by an Award of Restricted Stock Units shall be either (A) paid with respect to such Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted Common Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

7.2    Delivery of Shares of Common Stock.  Pursuant to Section 10.5 of the Plan and subject to withholding requirements of Article X of the Plan, at the expiration of the deferral period, any Restricted Stock Units payable in Common Stock shall be shown in book entry form (to the nearest full share) with respect to which the deferral period has expired held by the Participant free and clear of any restrictions relative to the Plan. In addition, if requested by the Participant, the Company will deliver to the Participant a stock certificate evidencing the Common Stock (to the nearest full share) without charge to the Participant, or his personal representative free of all restrictions under the Plan.

ARTICLE VIII

PERFORMANCE AWARDS; ANNUAL INCENTIVE AWARDS

8.1    Performance and Annual Incentive Awards.   The Committee may grant Awards subject to such performance conditions and criteria as determined appropriate by the Committee, and measured on any such performance period as the Committee has determined appropriate for the particular Award. In addition, Awards shall not be granted under this Plan in any calendar year during any part of which this Plan is in effect, to a Covered Employee (a) relating to more than 3,000,000 shares of Common Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Article X (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Common Stock), and (b) Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Common Stock, having a value determined on the date of grant in excess of $10,000,000.

8.2    Performance Awards.  The grant and/or settlement of a Performance Award shall be contingent upon terms set forth in this Section 8.2.

(a)    General.  The right of a Participant to exercise or receive a grant or settlement of any Performance Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions except as limited under Section 8.2(b) in the case of a Performance Award granted to a Covered Employee.

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(b)    Performance Awards Granted to Designated Covered Employees.  If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award may be contingent upon achievement of pre-established performance goals and other terms set forth in this Subsection 8.2(b).

(i)    Performance Goals Generally.   The performance goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Subsection 8.2(b). Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain” at the time the performance goal is established for the Award. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)   Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards granted to a Participant: (A) earnings per share; (B) revenues; (C) increase in price per share; (D) increase in revenues; (E) increase in cash flow; (F) increase in cash flow return; (G) return on net assets; (H) return on assets; (I) return on investment; (J) return on capital; (K) return on equity; (L) economic value added; (M) operating margin; (N) contribution margin; (O) gross margin; (P) net income; (Q) net income before taxes; (R) net income after taxes; (S) pretax earnings; (T) pretax earnings before interest, depreciation and amortization; (U) pretax earnings after interest expense and before incentives, service fees, and extraordinary or special items; (V) operating income; (W) total stockholder return; (X) debt reduction; (Y) market share; (Z) change in Fair Market Value of Common Stock; (AA) adjusted earnings before interest, taxes, depreciation and amortization per average subscriber; (BB) gross subscriber additions; (CC) net subscriber additions; (DD) capital expenditures per ending subscriber; (EE) construction/market readiness; (FF) gross churn; (GG) net churn; (HH) other Company or industry specific measurements used in the management and internal or external reporting of the Company, including but not limited to, average revenue per user (ARPU), cost per gross add (CPGA), cash cost per user (CCPU), adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA); and (II) any of the above goals determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or components thereof or a group of comparable companies. Any business criteria may include or exclude extraordinary, unusual and/or non-recurring items of gain or loss, gains or losses on the disposition of a business, changes in tax or accounting regulations or laws, or the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases.

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(iii)  Individual Performance Criteria.   The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with Section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

(c)    Performance Period; Timing for Establishing Performance Goals.  Performance goals in the case of any Award granted to a Participant shall be established not later than the first to occur of (i) ninety (90) days after the beginning of any performance period applicable to such Performance Awards, (ii) the day that would constitute the end of twenty-five percent (25%) of the performance period applicable to such Performance Awards, or (iii) at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d)    Performance Award Pool.  The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Subsection 8.2(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Subsection 8.2(c) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(e)    Settlement of Performance Awards; Other Terms.  After the end of each performance period, the Committee shall determine the amount, if any, of (i) the Performance Award pool, and the maximum amount of the potential Performance Award payable to each Participant in the Performance Award pool, or (ii) the amount of the potential Performance Award otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Common Stock, other Awards or other property, in the discretion of the Committee. The Committee may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award which is intended to comply with Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

8.3    Annual Incentive Awards Granted to Designated Covered Employees.  If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 8.3.

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(a)    Potential Annual Incentive Awards.  Not later than the end of the ninetieth (90th) day of each applicable year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under Section 162(m) of the Code, the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Subsection 8.3(a) hereof or as individual Annual Incentive Awards. The amount potentially payable, with respect to Annual Incentive Awards, shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Subsection 8.2(b)(ii) hereof in the given performance year, as specified by the Committee.

(b)    Annual Incentive Award Pool.  The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Subsection 8.2(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Subsection 8.2(c) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(c)    Payout of Annual Incentive Awards.  After the end of each applicable year, the Committee shall determine the amount, if any, of (i) the Annual Incentive Award pool, and the maximum amount of the potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (ii) the amount of the potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Section 162(m) of the Code. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of the applicable year or settlement of such Annual Incentive Award.

8.4    Written Determinations.    All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards, the achievement of performance goals relating to Performance Awards under Subsection 8.2(b), the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards, or the achievement of performance goals relating to Annual Incentive Awards under Section 8.3 shall be made in writing in the case of any Award intended to qualify under Section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

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8.5    Status of Performance Awards under Section 162(m) of the Code.  It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 8.2 and 8.3 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of Sections 8.2, 8.3, 8.4 and 8.5, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of this Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

ARTICLE IX

OTHER STOCK OR PERFORMANCE-BASED AWARDS

9.1    Other Stock Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards. Common Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 9.1 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Stock, other Awards, or other property, as the Committee shall determine.

9.2    Other Performance Based Awards.  The Committee is hereby authorized to grant to Employees, Non-Employee Directors and Consultants of the Company or its Affiliates, Other Performance-Based Awards, which shall consist of a right which (a) is not an Award described in any other Article of this Plan and (b) is denominated or payable in, valued in whole or in part by reference to, based on performance criteria, or otherwise based on or related to, shares of Common Stock (including, without limitation, units or securities convertible into shares of Common Stock) or cash as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Performance-Based Awards which shall be contained in a written agreement or other document covering such Awards. Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 9.2.

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ARTICLE X

CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS

10.1    General.  Awards shall be evidenced by a written agreement or other document and may be granted on the terms and conditions set forth herein. In addition, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The terms, conditions and/or restrictions contained in an Award may differ from the terms, conditions and restrictions contained in any other Award. The Committee may amend an Award; provided, however, subject to Section 10.12, no amendment of an Award may, without the consent of the holder of the Award, adversely affect such person’s rights with respect to such Award in any material respect. The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that, subject to Section 10.12, the Committee shall not have the discretion to accelerate or waive any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code if such discretion would cause the Award not to so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware Corporation Law, no consideration other than services may be required for the grant of any Award.

10.2    Stand-Alone, Additional, Tandem, and Substitute Awards.  Subject to Section 2.4 of the Plan, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award for cancellation in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Common Stock subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Common Stock minus the value of the cash compensation surrendered. Any such action contemplated under this Section 10.2 shall be effective only to the extent that such action will not cause (a) the holder of the Award to lose the protection of Section 16(b) of the Exchange Act and rules and regulations promulgated thereunder, or (b) any Award that is designed to qualify payments thereunder as performance-based compensation as defined in Section 162(m) of the Code to fail to qualify as such performance-based compensation.

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10.3    Term of Awards.  Except as may be specified herein, the term or Restricted Period of each Award shall be for such period as may be determined by the Committee in its sole discretion; provided, however, that in no event shall the term of any Option, Stock Appreciation Right or Performance Award exceed a period of ten (10) years (or such shorter terms as may be required in respect of an Incentive Option under Section 422 of the Code).

10.4    Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Common Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Except as otherwise provided herein, the settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated and paid in cash in lieu of shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events. In the sole discretion of the Committee, Awards granted pursuant to Article V or VII of the Plan may be payable in shares of Common Stock to the extent permitted by the terms of the applicable Award agreement. Installment or deferred payments may be required by the Committee (subject to Section 1.8 of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of amounts in respect of installment or deferred payments denominated in shares. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. The Plan shall not constitute any “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

10.5    Vested and Unvested Awards.  After the satisfaction of all of the terms and conditions set by the Committee with respect to an Award of (a) Restricted Stock, the Company shall enter in book entry the number of shares of Common Stock not subject to a Restricted Period and, at the request of the Participant, deliver a certificate, without the legend set forth in Section 6.2(c), for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Employee, (b) Phantom Stock, to the extent not paid in cash, the Company shall enter in book entry the number of shares of Common Stock not subject to a Restricted Period and, at the request of the Participant, deliver a certificate for the number of shares equal to the number of shares of Phantom Stock earned, and (c) Stock Appreciation Rights, Restricted Stock Units, Performance Awards, Annual Incentive Awards, to the extent not paid in cash, the Company shall enter in book entry the number of shares of Common Stock not subject to a Restricted Period and, at the request of the Participant, deliver a certificate for the number of shares equal in value to the number of Stock Appreciation Rights, Restricted Stock Units, Performance Awards, Annual Incentive Awards vested shall be delivered to the person. The number of shares of Common Stock which shall be issuable upon exercise of a Stock Appreciation Right or earning of a Performance Award or Annual Incentive Award shall be determined by dividing (i) by (ii) where (i) is the number of shares of Common Stock as to which the Stock Appreciation Right is exercised multiplied by the Spread or the amount of Performance Award or Annual Incentive Award that is earned and payable, as applicable, and (ii) is the FMV Per Share of Common Stock on the date of exercise of the Stock Appreciation Right or the date the Performance Award or Annual Incentive Award is earned and payable, as applicable. Upon termination, resignation or removal of a Participant under circumstances that do not cause such Participant to become fully vested, any remaining unvested Options, shares of Restricted Stock, Phantom Stock, Stock Appreciation Rights, Restricted Stock Units, Performance Awards, or Annual Incentive Award as the case may be, shall either be forfeited back to the Company or, if appropriate under the terms of the Award, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.

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10.6    Exemptions from Section 16(b) Liability.  It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

10.7    Securities Requirements.  No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirement imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock market or exchange upon which the Common Stock may be listed, have been fully met as a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the grantee to take any reasonable action to meet such requirements. The Company shall not be obligated to take any affirmative action to cause the issuance or transfer of shares pursuant to an Award to comply with any law or regulation described in the preceding sentence.

10.8    Transferability.

(a)    Non-Transferable Awards and Options.  Except as otherwise specifically provided in the Plan, no Award and no right under the Plan, contingent or otherwise, other than Bonus Stock or Restricted Stock as to which restrictions have lapsed, will be (i) assignable, saleable, or otherwise transferable by a Participant except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order entered or approved by a court of competent jurisdiction, or (ii) subject to any encumbrance, pledge or charge of any nature. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with a copy of the deceased Participant’s will or such other evidence as the Committee may deem necessary to establish the validity of the transfer. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Award, other than Bonus Stock or Restricted Stock as to which restrictions have lapsed, granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the Award with respect to the portion of the Award involved in such attempt. With respect to a specific Non-Qualified Option, in accordance with rules and procedures established by the Committee from time to time, the Participant (or his guardian) may transfer, for estate planning purposes, all or part of such Non-Qualified Option to one or more immediate family members or related family trusts or partnerships or similar entities as determined by the Committee. Any Non-Qualified Option that is transferred in accordance with the provisions of this section may only be exercised by the person or persons who acquire a proprietary interest in the Non-Qualified Options pursuant to the transfer.

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(b)    Ability to Exercise Rights.  Except as otherwise specifically provided under the Plan, only the Participant or his guardian (if the Participant becomes Disabled), or in the event of his death, his legal representative or beneficiary, may exercise Options, receive cash payments and deliveries of shares, or otherwise exercise rights under the Plan. The executor or administrator of the Participant’s estate, or the person or persons to whom the Participant’s rights under any Award will pass by will or the laws of descent and distribution, shall be deemed to be the Participant’s beneficiary or beneficiaries of the rights of the Participant hereunder and shall be entitled to exercise such rights as are provided hereunder.

(c)    Incentive Options Not Transferable.  No Incentive Option granted hereunder (i) shall be transferable other than by will or by the laws of descent and distribution and (ii) except as permitted in regulations or other guidance issued under Section 422 of the Code, shall be exercisable during the Participant’s lifetime by any person other than the Participant (or his guardian).

10.9    Rights as a Stockholder.  Except as otherwise provided in Sections 6.3 and 6.4 of the Plan, a Participant who has received a grant of an Award or a transferee of such Participant shall have no rights as a stockholder with respect to any shares of Common Stock until such person becomes the holder of record.

10.10  Listing and Registration of Shares of Common Stock; Conditions to Delivery of Common Stock.

(a)    Listing and Registration of Shares.  The Company, in its discretion, may postpone the issuance and/or delivery of shares of Common Stock upon any exercise of an Award until completion of such stock exchange listing, registration, or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

(b)    Conditions to Delivery of Common Stock.  Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of a Restricted Stock Award, Restricted Stock Unit, or other Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any Restricted Stock Award, Restricted Stock Unit or other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Common Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

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10.11  Termination of Employment, Death, Disability and Retirement.

(a)    Termination of Employment.  Unless otherwise provided in an applicable Award agreement, if Employment of an Employee or service of a Non-Employee Director is terminated for any reason whatsoever other than death, Disability or Retirement, or if service of a Consultant is terminated for any reason whatsoever other than death, any nonvested Award granted pursuant to the Plan outstanding at the time of such termination and all rights thereunder shall wholly and completely terminate and no further vesting shall occur, and the Employee, Consultant or Non-Employee Director shall be entitled to exercise his or her rights with respect to the portion of the Award vested as of the date of termination for a period that shall end on the earlier of (i) the expiration date set forth in the Award with respect to the vested portion of such Award or (ii) the date that occurs six (6) months after such termination date (three (3) months after the date of termination in the case of an Incentive Option).

(b)    Retirement.  Unless otherwise provided in the Award, upon the Retirement of an Employee or, if applicable, Non-Employee Director:

(i)    any non vested portion of any outstanding Award shall immediately terminate and no further vesting shall occur; and

(ii)   any vested Award shall expire on the earlier of (A) the expiration date set forth in the Award; or (B) the expiration of (x) twelve (12) months after the date of Retirement in the case of any Award other than an Incentive Option or (y) three (3) months after the date of Retirement in the ease of an Incentive Option.

(c)    Disability or Death.  Unless otherwise provided in an applicable Award agreement, upon termination of Employment or service from the Company, the Company’s Parent or a Subsidiary as a result of Disability of an Employee or Non-Employee Director or death of an Employee, Non-Employee Director or Consultant, or with respect to a Participant who is either a retired former Employee or Non-Employee Director who dies during the period described in Section 10.11(b), hereinafter the “Applicable Retirement Period,” or a disabled former Employee or Non-Employee Director who dies during the period that expires on the earlier of the expiration date set forth in any applicable outstanding Award or the first anniversary of the person’s termination of Employment or service due to Disability, hereinafter the “Applicable Disability Period,”

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   (i)    any nonvested portion of any outstanding Award that has not already terminated shall immediately terminate and no further vesting shall occur; and

   (ii)   any vested Award shall expire upon the earlier of (A) the expiration date set forth in the Award or (B) the later of (1) the first anniversary of such termination of Employment as a result of Disability or death, or (2) the first anniversary of such person’s death during the Applicable Retirement Period or the Applicable Disability Period.

   (d)    Continuation.  Notwithstanding any other provision of the Plan, the Committee, in its discretion, may provide for the continuation of any Award for such period and upon such terms and conditions as are determined by the Committee in the event that a Participant ceases to be an Employee, Consultant or Non-Employee Director; provided, however, that the Committee shall not provide for the continuation of any Performance Awards or Annual Incentive Awards granted to persons who are designated by the Committee as likely to be Covered Employees that would cause such an Award to fail to comply with Section 162(m) of the Code and the regulations thereunder.

10.12   Change in Control, Recapitalizations, Reorganizations and Subdivisions or Consolidations.

   (a)    Change in Control.  Unless otherwise provided in an applicable Award agreement, in the event of a Change in Control:

   (i)    All Options, Stock Appreciation Rights and Restricted Stock Units then outstanding held by such Participant shall become immediately vested and fully exercisable, notwithstanding any provision therein for exercise in installments;

   (ii)   All restrictions and conditions of all Restricted Stock and Phantom Stock then outstanding held by such Participant shall be deemed satisfied, and the Restriction Period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the Change in Control; and

   (iii)  All outstanding Performance Awards, Annual Incentive Awards and any Other Stock or Performance-Based Awards held by such Participant shall become fully vested, deemed earned in full and promptly paid to such Participant as of the date of the Change of Control, without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions shall not have been completed or satisfied.

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(b)    Right of Cash-Out in Connection with a Change in Control.  If approved by the Board prior to or within thirty (30) days after such time as a Change in Control shall be deemed to have occurred, the Board shall have the right for a forty-five (45) day period beginning on the date the Change in Control is deemed to have occurred to require all, but not less than all, Participants to transfer and deliver to the Company all Awards previously granted to the Participants in exchange for an amount equal to the “cash value” (defined below) of the Awards. Such right shall be exercised by written notice to all Participants. For purposes of this Subsection 10.12(b), the cash value of an Award shall equal the sum of (i) all cash to which the Participant would be entitled upon settlement or exercise of any Award which is a Full Value Award (determined by reference to the applicable transactions described below in this Subsection 10.12(b)) and (ii) in the case of any Award that is not a Full Value Award, the excess of the “market value” (determined by reference to the applicable transactions described below in this Subsection 10.12(b)) per share over the exercise price, if any, multiplied by the number of shares subject to such Award. For purposes of the preceding sentence, the cash value due to a Participant or the “market value” per share shall be determined according to one of the following clauses, whichever is determined by the Committee to be most applicable to the Change in Control in question: (A) the price per share of Common Stock offered to holders of Common Stock in any merger or consolidation; (B) the per share Fair Market Value of the Common Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets; (C) the average of the Fair Market Value per share of Common Stock on each of the five (5) trading days immediately following the date a Change in Control is deemed to have occurred, (D) the price per share offered to holders of Common Stock in any tender offer or exchange offer whereby a Change in Control takes place; or (E) if such Change in Control occurs other than pursuant to a transaction described in clauses (A), (B), (C), or (D) of this Subsection 10.12(b), the Fair Market Value per share of the shares that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. The amount payable to each Participant by the Company pursuant to this Subsection 10.12(b) shall be in cash or by certified check and shall be reduced by any taxes required to be withheld. In the event that the consideration offered to holders of the Company’s Common Stock in any transaction described in this Subsection 10.12(b) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(c)    Recapitalization.  If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”) without the occurrence of a Change in Control, the number and class of shares of Common Stock covered by an Option or Stock Appreciation Right theretofore granted shall be adjusted so that such Option or Stock Appreciation Right shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option or Stock Appreciation Right and the share limitations provided in Section 1.3 shall be adjusted in a manner consistent with the recapitalization.

(d)    Subdivision or Consolidation.  The terms of an Award and the number of shares of Common Stock authorized pursuant to Section 1.3 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(i)    If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Common Stock split, by the issuance of a distribution on Common Stock payable in Common Stock, or otherwise) the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock, then (A) the maximum number of shares of Common Stock available for the Plan or in connection with Awards as provided in Section 1.3 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Common Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the exercise price) for each share of Common Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

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(ii)   If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Common Stock split, or otherwise) the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock, (A) the maximum number of shares of Common Stock for the Plan or available in connection with Awards as provided in Section 1.3 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Common Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Common Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii)  Whenever the number of shares of Common Stock subject to outstanding Awards and the price for each share of Common Stock subject to outstanding Awards are required to be adjusted as provided in this Subsection 10.12(d), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Common Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.

(iv)  No fractional interest shall be issued under the Plan on account of any such adjustments described in this Subsection 10.12(d).

(e)    Additional Issuances.  Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

(f)    Impact of Company events on Awards Generally.  In the event of changes in the outstanding Common Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange, dividend, extraordinary dividend or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Article X, in addition to the Committee’s authority described in Section 1.3 of this Plan, any outstanding Awards and any Award agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award agreement and may include, but not be limited to, adjustments as to the number and price of shares of Common Stock or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor person or entity, or the cash settlement of such Awards in exchange for the cancellation thereof.

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ARTICLE XI

WITHHOLDING FOR TAXES

Any issuance of Common Stock pursuant to the exercise of an Option or in payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. The Company and any Affiliate is authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Common Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. The Committee’s authority to make withholding arrangements with a Participant shall also include the authority to receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee. Such arrangements may, at the discretion of the Committee, include allowing the person to tender to the Company shares of Common Stock owned by the person, or to request the Company to withhold shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company; provided, that, in the instance of fractional shares, such Participant shall either make a cash payment for such fractional amount or the Company or its Affiliates may withhold the entire the entire share and provide a cash payment for the fraction not due for taxes.

Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the person is an officer or individual subject to Rule 16b-3, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of Common Stock (at the tax rate required by the Code) from such Award payment or exercise.

ARTICLE XII

MISCELLANEOUS

12.1    No Rights to Awards or Uniformity Among Awards.    No Participant or other person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

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12.2    Conflicts with Plan.    In the event of any inconsistency or conflict between the terms of the Plan and an Award, the terms of the Plan shall govern.

12.3    Limitation on Rights Conferred under the Plan.    Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary, (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants or employees or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Common Stock in accordance with the terms of an Award. Further, the Company or any Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award.

12.4    Nonexclusivity of Plan.    Neither the adoption of this Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under Section 162(m) of the Code. Nothing contained in this Plan shall be construed to prevent the Company or any Affiliate thereof from taking any corporate action which is deemed by the Company or any such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any Affiliate thereof as a result of any such action.

12.5    Fractional Shares.    No fractional shares of Common Stock shall be issued or delivered pursuant to this Plan or any Award; if any Award shall vest such that fractional shares would be issued, until such award is exercised, such fractional shares shall vest; provided, however, that if a Participant requests such fractional shares the Company shall pay for such fractional shares in cash. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated. No fractional shares shall be issued under the Plan Any fractional shares paid in cash shall not be deemed issued or exercised pursuant to the Plan.

12.6    Governing Law.    The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Delaware, without regard to any principles of conflicts of law except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock.

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12.7    Gender, Tense and Headings.    Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Article, section, subsection, or clause headings as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

12.8    Severability.    If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16(b) of the Exchange Act) or Section 422 of the Code (with respect to Incentive Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code. With respect to Incentive Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to Section 422 of the Code for all purposes of the Plan.

12.9    Other Laws.    The Committee may refuse to issue or transfer any shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such shares or such other consideration might violate any applicable law.

12.10  Shareholder Agreements.    The Committee may condition the grant, exercise or payment of any Award upon such person entering into a stockholders’ or repurchase agreement in such form as approved from time to time by the Board.

12.11  Funding.    This Plan is intended to constitute an “unfunded” plan for certain incentive awards. Except as provided under Article VI of the Plan, no provision of the Plan shall require or permit the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other Employees, Consultants or Non-Employee Directors under general law.

12.12  No Guarantee of Tax Consequences.    None of the Board, the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

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2010 ANNUAL MEETING ADMISSION TICKET ANNUAL MEETING OF STOCKHOLDERS OF Tuesday, June 1, 2010 10:00 A.M., CDT Bank of America Theater at the Eisemann Center 2351 Performance Drive Richardson, TX 75082

At the Annual Meeting, stockholders will vote upon the proposals outlined in the Notice of Annual Meeting of Stockholders, including the election of directors, the ratification of the appointment of MetroPCS’ independent auditors, the approval of the MetroPCS Communications, the 2010 Equity Incentive Compensation Plan and any other business as may properly come before the Annual Meeting.

Upon arrival please present this Admission Ticket, together with a valid government issued photo identification to enter the Annual Meeting. This Admission Ticket only admits the stockholder identified on the reverse side and is non-transferable.

iDETACH ADMISSION TICKET HEREi

2010 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

As an alternative to completing this form, you may enter your vote by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and date and return this card.

The undersigned stockholder of MetroPCS Communications, Inc. (MetroPCS) hereby appoints Mssrs. J. Braxton Carter, EVP and CFO, and Thomas C. Keys, COO, as proxies, with full authority, which may be exercised by either one or both of them, with power of substitution, to vote all shares of common stock of MetroPCS (the “Common Stock”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of MetroPCS, and any adjournment(s) or postponement(s) thereof, as indicated on the reverse side, and in their discretion on all other matters as may properly come before the Annual Meeting, which shall be held in the Bank of America Theater at the Eisemann Center located at 2351 Performance Drive, Richardson, Texas 75082 at 10:00 a.m. (CDT) on June 1, 2010 (the “Annual Meeting”).

(Continued and to be marked, signed and dated on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

June 1, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EDT the day before the meeting.	COMPANY NUMBER

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	ACCOUNT NUMBER

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://investor.metropcs.com/phoenix.zhtml?c=177745&p=proxy

i   Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends a vote "FOR" the election of directors			The Board of Directors recommends a vote "FOR" Proposals 2 and 3.	FOR	AGAINST	ABSTAIN

1. Election of Class III Directors:			2. To Ratify the appointment of Deloitte & Touche LLP as the MetroPCS Communications, Inc. independent auditor for fiscal year ending December 31, 2010.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES	¡ C. Kevin Landry ¡ Arthur C. Patterson ¡ James N. Perry, Jr.

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES			3. To Approve the MetroPCS Communications, Inc. 2010 Equity Incentive Compensation Plan.	☐	☐	☐
☐ FOR ALL EXCEPT (See instructions below)			4. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
The shares will be voted as recommended by the Board of Directors unless otherwise indicated in which case they will be voted as marked.
INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.